Exhibit 10.1

RECAPITALIZATION AGREEMENT

BY AND AMONG

KIMBELL ROYALTY PARTNERS, LP

KIMBELL ROYALTY GP, LLC

KIMBELL ROYALTY OPERATING, LLC

HAYMAKER MINERALS & ROYALTIES, LLC

EIGF AGGREGATOR III LLC

TE DRILLING AGGREGATOR LLC

HAYMAKER MANAGEMENT, LLC

KIMBELL ART FOUNDATION

AND

HAYMAKER RESOURCES, LP

Dated as of July 24, 2018

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RECAPITALIZATION AGREEMENT

        This Recapitalization Agreement (this "Agreement"), dated as of July 24, 2018 (the "Effective Date"), is by and among Haymaker Minerals & Royalties, LLC, a Delaware limited liability company ("Haymaker Minerals"), EIGF Aggregator III LLC, a Delaware limited liability company ("EIGF"), TE Drilling Aggregator LLC, a Delaware limited liability company ("TE Drilling"), Haymaker Management, LLC, a Texas limited liability company ("Haymaker Management"), the Kimbell Art Foundation, a Texas non-profit corporation (each a "Transferor," and collectively, the "Transferors"), solely for the purpose of Section 2.2(b) of this Agreement, Haymaker Resources, LP, a Delaware limited partnership ("Haymaker Resources"), and Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"), Kimbell Royalty GP, LLC, a Delaware limited liability company (the "General Partner"), and Kimbell Royalty Operating, LLC, a Delaware limited liability company (the "Operating Company"). The Transferors, Haymaker Resources, the Partnership, the General Partner and the Operating Company are hereinafter sometimes referred to individually as a "Party" and together as the "Parties."

RECITALS

        WHEREAS, as of May 28, 2018, the Partnership entered into a Securities Purchase Agreement among Haymaker Resources, Haymaker Services, LLC (solely for the purpose of Section 6.20 therein) and the Partnership (the "Haymaker Resources Purchase Agreement"), and a Securities Purchase Agreement among Haymaker Minerals, Haymaker Services, LLC (solely for the purpose of Section 6.20 therein) and the Partnership (the "Haymaker Minerals Purchase Agreement," and together with the Haymaker Resources Purchase Agreement, the "Haymaker Purchase Agreements"), pursuant to which the Partnership issued a total of 10,000,000 Common Units, consisting of (a) 6,000,000 Common Units issued pursuant to the Haymaker Resources Purchase Agreement (the "Haymaker Resources Common Units") and (b) 4,000,000 Common Units issued pursuant to the Haymaker Minerals Purchase Agreement (the "Haymaker Minerals Common Units");

        WHEREAS, prior to the Effective Date, the Haymaker Resources Common Units (other than any Escrowed Common Units (as defined below)) were distributed to EIGF, TE Drilling and Haymaker Management pursuant to the terms of the Haymaker Resources Purchase Agreement;

        WHEREAS, in order to provide a source of recovery with respect to the Partnership's rights to indemnification, if any, as described in the Haymaker Purchase Agreements, the Partnership deposited (a) 600,000 Haymaker Resources Common Units to the Haymaker Resources Escrow Account and (b) 400,000 Haymaker Minerals Common Units to the Haymaker Minerals Escrow Account;

        WHEREAS, in connection with the Transactions (as defined below), the Partnership will effect an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(c) (the "Tax Election"), which shall be effective on the day immediately following the Closing, upon the terms and conditions hereinafter set forth;

        WHEREAS, as of the Effective Date, (a) each Transferor owns the number of Non-Escrowed Common Units and (b) with respect to each Transferor other than the Kimbell Art Foundation, holds, subject to the terms of the Haymaker Purchase Agreements, the Escrowed Common Units set forth next to such Transferor's name on Schedule A hereto;

        WHEREAS, prior to the Tax Election and in order to retain an economic interest in an entity that is taxed on a pass-through basis for federal income tax purposes, each Transferor desires to deliver and assign, or to cause to be delivered and assigned, the Non-Escrowed Common Units and Escrowed Common Units to the Partnership in exchange for the number of newly issued Class B Units and OpCo Common Units set forth next to such Transferor's name on Schedule A hereto, in each case upon the terms and conditions hereinafter set forth;

        WHEREAS, as of the Effective Date, (a) the Partnership has 26,839,462 Common Units and 110,000 Series A Preferred Units outstanding and (b) the Operating Company is a wholly owned subsidiary of the Partnership; and

        WHEREAS, certain capitalized terms are defined in Section 1.1 of this Agreement.

        NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.    For the purposes of this Agreement, the following terms have the meanings set forth below.

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person through one or more intermediaries or otherwise. For the purposes of this definition, "control" means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have correlative meanings.

        "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

        "Business Day" means any day that is not a Saturday, Sunday or legal holiday in the State of Texas and that is not otherwise a federal holiday in the United States.

        "Class B Cash Contribution" has the meaning set forth in Section 2.5(c).

        "Class B Units" has the meaning set forth in the Restated Partnership Agreement.

        "Closing" has the meaning set forth in Section 7.2.

        "Closing Date" has the meaning set forth in Section 7.2.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Common Unit" has the meaning set forth in the Partnership Agreement.

        "Contract" means any legally binding contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder.

        "Contribution Agreement" means the Contribution, Conveyance, Assignment and Assumption Agreement, dated as of December 20, 2016, by and among the Partnership, the General Partner, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell Royalty Holdings, LLC and the other parties thereto.

        "Conversion" has the meaning set forth in Section 2.1.

        "Damages" means all losses (including diminution in value), damages and other costs and expenses of any kind or nature whatsoever, whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims, including costs (including reasonable fees and expenses of attorneys, other professional advisors and expert witnesses and the allocable portion of the relevant Person's internal costs) of investigation, preparation and litigation in connection with any action or threatened action.

        "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act.

        "Effective Date" has the meaning set forth in the introductory paragraph of this Agreement.

        "EIGF" has the meaning set forth in the introductory paragraph of this Agreement.

        "Escrow Agent" means Citibank, National Association.

        "Escrowed Common Units" means the aggregate number of Common Units held by each Transferor, excluding any Non-Escrowed Common Units, as set forth next to the name of each such Transferor under the "Escrowed Common Units" column in the table on Schedule A hereto.

        "Exchange Agreement" means that certain Exchange Agreement, to be dated as of the Closing Date, among the Partnership, the General Partner, the Operating Company, the Kimbell Art Foundation, Haymaker Minerals, EIGF, TE Drilling and Haymaker Management, substantially in the form attached as Exhibit C hereto, as it may be amended from time to time in accordance with its terms.

        "General Partner" has the meaning set forth in the introductory paragraph of this Agreement.

        "Governmental Authority" means any federal, state, municipal, local or similar governmental authority, legislature, court, regulatory or administrative agency or arbitral body.

        "Haymaker Management" has the meaning set forth in the introductory paragraph of this Agreement.

        "Haymaker Minerals" has the meaning set forth in the introductory paragraph of this Agreement.

        "Haymaker Minerals Common Units" has the meaning set forth in the recitals of this Agreement.

        "Haymaker Minerals Escrow Account" means the escrow account created pursuant to the Haymaker Minerals Escrow Agreement.

        "Haymaker Minerals Escrow Agreement" means the Escrow Agreement, dated as of May 28, 2018, by and among the Partnership, Haymaker Minerals and the Escrow Agent.

        "Haymaker Minerals Joint Instruction Letter" means written instructions that are jointly signed by the Partnership and Haymaker Minerals, substantially in the form attached as Exhibit D hereto.

        "Haymaker Minerals Purchase Agreement" has the meaning set forth in the recitals of this Agreement.

        "Haymaker Purchase Agreements" has the meaning set forth in the recitals of this Agreement.

        "Haymaker Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 12, 2018, by and among the Partnership, Haymaker Minerals, EIGF, TE Drilling, Haymaker Management and the other parties thereto.

        "Haymaker Resources" has the meaning set forth in the introductory paragraph of this Agreement.

        "Haymaker Resources Common Units" has the meaning set forth in the recitals of this Agreement.

        "Haymaker Resources Escrow Account" means the escrow account created pursuant to the Haymaker Resources Escrow Agreement.

        "Haymaker Resources Escrow Agreement" means the Escrow Agreement, dated as of May 28, 2018, by and among the Partnership, Haymaker Resources and the Escrow Agent.

        "Haymaker Resources Joint Instruction Letter" means written instructions that are jointly signed by the Partnership and Haymaker Resources, substantially in the form attached as Exhibit E hereto.

        "Haymaker Resources Purchase Agreement" has the meaning set forth in the recitals of this Agreement.

        "Indemnification Claim" has the meaning set forth in Section 9.3(a).

        "Indemnified Party" has the meaning set forth in Section 9.3(a).

        "Indemnitor" has the meaning set forth in Section 9.3(a).

        "Information Statement" means, collectively, the preliminary and definitive Information Statements pursuant to Section 14(c) of the Securities Exchange Act and Rule 14c-2 thereunder to be filed by the Partnership in connection with, among other things, the Transactions.

        "Law" means any applicable constitutional provision, statute, code, writ, law, rule, regulation, ordinance, principle of common law, Order, judgment, decision, holding, injunction, award, determination or decree of a Governmental Authority.

        "Lien" means any lien, pledge, claim, charge, mortgage, security interest, option or other similar right of any Person with respect to the applicable property.

        "Non-Escrowed Common Units" means the aggregate number of Common Units held by each Transferor, excluding any Escrowed Common Units, as set forth next to the name of each such Transferor under the "Non-Escrowed Common Units" column in the table on Schedule A hereto.

        "Non-Recourse Party" has the meaning set forth in Section 10.12.

        "OpCo Closing Consideration" has the meaning set forth in Section 2.3(b).

        "OpCo Common Unit" has the meaning set forth in the Restated Partnership Agreement.

        "OpCo Escrowed Closing Consideration" has the meaning set forth in Section 2.4(b).

        "OpCo Limited Liability Company Agreement" means the First Amended and Restated Limited Liability Company Agreement of the Operating Company, to be dated as of the Closing Date, substantially in the form attached as Exhibit B hereto, as it may be amended from time to time in accordance with its terms.

        "OpCo Series A Preferred Unit" has the meaning set forth in the Restated Partnership Agreement.

        "Operating Company" has the meaning set forth in the introductory paragraph of this Agreement.

        "Order" means any order, decision, holding, judgment, injunction, ruling, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any administrative law judge or arbitrator.

        "Organizational Documents" means with respect to any entity, the certificate of formation, limited liability company agreement or operating agreement, participating agreement, certificate of incorporation, bylaws, certificate of limited partnership, limited partnership agreement and any other governing instrument, as applicable.

        "Original OpCo Limited Liability Company Agreement" means the Limited Liability Company Agreement of the Operating Company, dated as of July 9, 2018.

        "Partnership" has the meaning set forth in the introductory paragraph of this Agreement.

        "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 12, 2018.

        "Partnership Closing Consideration" has the meaning set forth in Section 2.3(a).

        "Partnership Escrowed Closing Consideration" has the meaning set forth in Section 2.4(a).

        "Party" or "Parties" has the meaning set forth in the introductory paragraph of this Agreement.

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        "Restated Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, to be dated as of the Closing Date, substantially in the form attached as Exhibit A hereto, as it may be amended from time to time in accordance with its terms.

        "SEC Documents" means all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by the Partnership with the Commission since February 7, 2017 under the Securities Act or the Securities Exchange Act.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Series A Preferred Units" has the meaning set forth in the Partnership Agreement.

        "Tax Election" has the meaning set forth in the recitals of this Agreement.

        "TE Drilling" has the meaning set forth in the introductory paragraph of this Agreement.

        "Transaction Documents" has the meaning set forth in Section 3.2.

        "Transactions" has the meaning set forth in Section 3.2.

        "Transfer" means the Transferors' transfer of the Transferor Common Units to the Partnership in exchange for Class B Units and OpCo Common Units pursuant to this Agreement.

        "Transfer Agent" means American Stock Transfer & Trust Company, LLC.

        "Transferor" or "Transferors" has the meaning set forth in the introductory paragraph of this Agreement.

        "Transferor Common Units" means the aggregate number of Common Units owned by each Transferor, as set forth next to the name of each such Transferor under the "Transferor Common Units" column in the table on Schedule A hereto.

ARTICLE II
CONVERSION AND TRANSFER

        Section 2.1    Conversion of OpCo Equity Interest.    At the Closing and immediately prior to the Transfer, the Partnership's equity interest in the Operating Company shall be converted into 13,886,204 newly issued OpCo Common Units and 110,000 newly issued OpCo Series A Preferred Units (the "Conversion").

        Section 2.2    Transfer of Interests.    At the Closing and immediately following the Conversion, subject to the terms and conditions contained in this Agreement:

          (a)   Each Transferor shall transfer, exchange, assign, convey and deliver to the Partnership, and the Partnership shall acquire and accept all of such Transferor's right, title and interest in, the number of Non-Escrowed Common Units set forth next to such Transferor's name on Schedule A hereto;

          (b)   The Partnership and Haymaker Resources shall execute a Haymaker Resources Joint Instruction Letter instructing the Escrow Agent to release the Escrowed Common Units that were previously deposited in the Haymaker Resources Escrow Account to the Partnership; and

          (c)   The Partnership and Haymaker Minerals shall execute a Haymaker Minerals Joint Instruction Letter instructing the Escrow Agent to release the Escrowed Common Units that were previously deposited in the Haymaker Minerals Escrow Account to the Partnership.

        Section 2.3    Non-Escrowed Closing Consideration.    At the Closing, in exchange for the transfer, exchange, assignment, conveyance and delivery of the Non-Escrowed Common Units to the Partnership:

          (a)   The Partnership shall issue to each Transferor the number of Class B Units set forth next to such Transferor's name under the column titled "Partnership Closing Consideration" in the table on Schedule A hereto (such Class B Units collectively, the "Partnership Closing Consideration"); and

          (b)   The Operating Company shall issue to each Transferor the number of OpCo Common Units set forth next to such Transferor's name under the column titled "OpCo Closing Consideration" in the table on Schedule A hereto (such OpCo Common Units collectively, the "OpCo Closing Consideration").

        Section 2.4    Escrowed Closing Consideration.    At the Closing, in exchange for the transfer, exchange, assignment, conveyance and delivery of the Escrowed Common Units to the Partnership:

          (a)   The Partnership shall issue the number of Class B Units set forth next to such Transferor's name under the column titled "Partnership Escrowed Closing Consideration" in the table on Schedule A hereto, with such Class B Units to be issued in certificated form and delivered to the Escrow Agent for deposit in the Haymaker Resources Escrow Account or Haymaker Minerals Escrow Account, as appropriate (such Class B Units collectively, the "Partnership Escrowed Closing Consideration"); and

          (b)   The Operating Company shall issue the number of OpCo Common Units set forth next to such Transferor's name under the column titled "OpCo Escrowed Closing Consideration" in the table on Schedule A hereto, with such OpCo Common Units to be issued in certificated form and delivered to the Escrow Agent for deposit in the Haymaker Resources Escrow Account or Haymaker Minerals Escrow Account, as appropriate (such OpCo Common Units collectively, the "OpCo Escrowed Closing Consideration").

        Section 2.5    Tax Election; Class B Cash Contribution.

          (a)   The Closing shall occur following the effectiveness of the Restated Partnership Agreement and the OpCo Limited Liability Company Agreement and on the day immediately before the effective date of the Partnership's Tax Election.

          (b)   The Partnership shall make the Tax Election to be effective on the day immediately following the Closing and immediately before the effectiveness of the Class B Cash Contribution.

          (c)   Following the Closing and on the effective date of the Tax Election, each Transferor shall make a cash contribution to the Partnership in the amount set forth next to such Transferor's name on Schedule A hereto (the "Class B Cash Contribution") on account of the Tax Election and as additional consideration for the Partnership Closing Consideration and, other than with respect to the Kimbell Art Foundation, the Partnership Escrowed Closing Consideration.

        Section 2.6    Tax Treatment.    After the Transactions are completed, the Parties intend for the Operating Company to be treated as a continuation of the Partnership pursuant to Section 708 of the Code for U.S. federal income tax purposes. Accordingly, at the Closing and after giving effect to the

Transactions, the capital account balance of each Transferor in the Operating Company will be the same as it was with respect to the Partnership, and such capital account balance, as of July 12, 2018, is set forth next to such Transferor's name under the column titled "Capital Account Balance" in the table on Schedule A hereto. The Parties shall report, act and file all required tax returns in all respects and for all purposes consistent with the tax treatment described in this Section 2.6. No Party shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with the tax treatment described in this Section 2.6, unless required to do so by applicable Law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE
GENERAL PARTNER

        Each of the Partnership and the General Partner, jointly and severally, hereby represents and warrants to each Transferor as follows:

        Section 3.1    Organization of the Partnership.    The Partnership and the General Partner are a limited partnership and a limited liability company, respectively, duly formed, validly existing and in good standing under the Laws of the jurisdiction of their respective formation and have the requisite organizational power and authority to own their respective properties and to conduct their respective businesses as they are now being conducted.

        Section 3.2    Authorization; Enforceability.    Each of the Partnership and the General Partner has all requisite capacity, power and authority to execute and deliver this Agreement and each such other document contemplated hereby or in connection herewith and any amendments or supplements to any of the foregoing (collectively, the "Transaction Documents") to which either the Partnership or the General Partner is a party, as applicable, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The execution and delivery of this Agreement and the other Transaction Documents to which the Partnership and the General Partner is a party, the performance of the Transactions and the consummation of the Transactions shall, at the Closing, have been duly and validly authorized on the part of the Partnership and the General Partner. This Agreement has been duly and validly executed and delivered by the Partnership and the General Partner, and, assuming due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes a valid and binding obligation of the Partnership and the General Partner, enforceable against the Partnership and the General Partner in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. Each other Transaction Document to which either the Partnership or the General Partner, as applicable, is a party has been or shall be duly and validly executed and delivered by the Partnership or the General Partner, as applicable, and, assuming due authorization, execution and delivery by the other parties thereto, each such other Transaction Document constitutes or shall constitute a valid and binding obligation of the Partnership or the General Partner, as applicable, enforceable against the Partnership or the General Partner, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

        Section 3.3    No Conflicts; Consents.    The execution and delivery by the Partnership and the General Partner of this Agreement and the other Transaction Documents to which either the Partnership or the General Partner, as applicable, is a party and the consummation of the Transactions by the Partnership and the General Partner do not and shall not:

          (a)   violate any Law applicable to the Partnership or the General Partner or require any filing with, or declaration to, registration with, or notice to, any Governmental Authority, except for the Information Statement and any such filing declaration, registration or notice as does not require approval of any Governmental Authority as a condition to the validity of the Transactions;

          (b)   conflict with or violate any Organizational Document of the Partnership, assuming the Restated Partnership Agreement is then in effect, or of the General Partner;

          (c)   require any consent or approval of any Person, except for approval of the Restated Partnership Agreement by a Unit Majority (as such term is defined in the Partnership Agreement) and any other such consents or approvals as have been or shall be obtained at or prior to the Closing; or

          (d)   conflict with or result in any violation of, cause a breach of any provision of, or constitute a default (with or without the giving of notice, the passage of time or both) under, or give rise (with or without the giving of notice, the passage of time or both) to the termination, amendment, cancellation or acceleration of any obligation (or the right of any Person to so terminate, amend, cancel or accelerate) or the loss of a benefit or in increased, additional, accelerated or guaranteed rights or entitlements of any Person, or create any obligation to make a payment to any other Person, or result in the creation of a Lien on any assets of the Partnership or the General Partner, in each case under the terms, conditions or provisions of any Contract to which the Partnership or the General Partner is a party or by which the Partnership may be bound.

        Section 3.4    Brokers' Fees.    Neither the Partnership, the General Partner nor their respective Affiliates have entered into any Contract with any Person that would require the payment by any Transferor or such Transferor's Affiliates of any brokerage fee, finders' fee, or other commission in connection with the transactions contemplated by this Agreement.

        Section 3.5    Capitalization.

          (a)   The Partnership has 26,839,462 Common Units and 110,000 Series A Preferred Units issued and outstanding as of the Effective Date. The Common Units and the Series A Preferred Units that are issued and outstanding are duly authorized, validly issued, and fully paid (to the extent required under the Partnership Agreement), non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act) and free of preemptive rights (except as set forth in the Partnership Agreement or disclosed in the Partnership's SEC Documents). The issued and outstanding Common Units and Series A Preferred Units were issued in compliance with applicable Laws.

        Section 3.6    General Partner Status.    On the Effective Date, the General Partner is, and as of the Closing Date, shall be, the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership.

        Section 3.7    Issuance of Class B Units.    The Class B Units comprising the Partnership Closing Consideration and the Partnership Escrowed Closing Consideration, when issued and delivered to the Transferors in accordance with the terms of this Agreement and the Restated Partnership Agreement for the consideration described in this Agreement, shall have been validly issued and fully paid (to the extent required under the Restated Partnership Agreement), non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act) and free of preemptive rights (except as set forth in the Restated Partnership Agreement or disclosed in the Partnership's SEC Documents) and any and all Liens and restrictions on transfer, other than restrictions on transfer disclosed in the Partnership's SEC Documents, under this Agreement, the Restated Partnership Agreement, the Haymaker Purchase Agreements or applicable state and federal securities Laws.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE OPERATING COMPANY

        The Operating Company hereby represents and warrants to each Transferor as follows:

        Section 4.1    Organization of the Operating Company.    The Operating Company is a limited liability company, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation and has the requisite organizational power and authority to own its properties and to conduct its business as it is now being conducted.

        Section 4.2    Authorization; Enforceability.    The Operating Company has all requisite capacity, power and authority to execute and deliver this Agreement and each such other Transaction Document to which the Operating Company is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the other Transaction Documents to which the Operating Company is a party, the performance of the Transactions and the consummation of the Transactions shall, at the Closing, have been duly and validly authorized on the part of the Operating Company. This Agreement has been duly and validly executed and delivered by the Operating Company, and, assuming due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes a valid and binding obligation of the Operating Company, enforceable against the Operating Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. Each other Transaction Document to which the Operating Company is a party has been or shall be duly and validly executed and delivered by the Operating Company, and, assuming due authorization, execution and delivery by the other parties thereto, each such other Transaction Document constitutes or shall constitute a valid and binding obligation of the Operating Company, enforceable against the Operating Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

        Section 4.3    No Conflicts; Consents.    The execution and delivery by the Operating Company of this Agreement and the other Transaction Documents to which the Operating Company is a party and the consummation of the Transactions by the Operating Company do not and shall not:

          (a)   violate any Law applicable to the Operating Company or require any filing with, or declaration to, registration with, or notice to, any Governmental Authority, except for the Information Statement and any such filing, declaration, registration or notice as does not require approval of any Governmental Authority as a condition to the validity of the Transactions;

          (b)   conflict with or violate any Organizational Document of the Operating Company, assuming the OpCo Limited Liability Company Agreement is then in effect;

          (c)   require any consent or approval of any Person, except for such consents or approvals as have been or shall be obtained at or prior to the Closing; or

          (d)   conflict with or result in any violation of, cause a breach of any provision of, or constitute a default (with or without the giving of notice, the passage of time or both) under, or give rise (with or without the giving of notice, the passage of time or both) to the termination, amendment, cancellation or acceleration of any obligation (or the right of any Person to so terminate, amend, cancel or accelerate) or the loss of a benefit or in increased, additional, accelerated or guaranteed rights or entitlements of any Person, or create any obligation to make a payment to any other Person, or result in the creation of a Lien on any assets of the Operating Company, in each case under the terms, conditions or provisions of any Contract to which the Operating Company is a party or by which the Operating Company may be bound.

        Section 4.4    Brokers' Fees.    The Operating Company and its Affiliates have not entered into any Contract with any Person that would require the payment by any Transferor or such Transferor's Affiliates of any brokerage fee, finders' fee, or other commission in connection with the transactions contemplated by this Agreement.

        Section 4.5    Capitalization.    On the Effective Date, the Partnership owns, and immediately before Closing the Partnership shall own, 100% of the outstanding equity interests of the Operating Company, in each case free of any and all Liens and restrictions on transfer, other than restrictions on transfer disclosed in the Partnership's SEC Documents, under this Agreement, the Original OpCo Limited Liability Company Agreement or applicable state and federal securities Laws.

        Section 4.6    Issuance of OpCo Common Units.    The OpCo Common Units comprising the OpCo Closing Consideration and the OpCo Escrowed Closing Consideration, when issued and delivered to the Transferors in accordance with the terms of this Agreement and the OpCo Limited Liability Company Agreement for the consideration described in this Agreement, shall have been validly issued and fully paid (to the extent required under the OpCo Limited Liability Company Agreement), non-assessable (except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware Limited Liability Company Act) and free of preemptive rights (except as set forth in the OpCo Limited Liability Company Agreement or disclosed in the Partnership's SEC Documents) and any and all Liens and restrictions on transfer, other than restrictions on transfer disclosed in the Partnership's SEC Documents, under this Agreement, the OpCo Limited Liability Company Agreement, the Haymaker Purchase Agreements or applicable state and federal securities Laws.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS

        Each of the Transferors, severally and not jointly, hereby represents and warrants to the Partnership, the General Partner and the Operating Company as follows:

        Section 5.1    Organization of the Transferors.    Such Transferor is a limited liability company or non-profit corporation, as appropriate, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation and has the requisite organizational power and authority to own, lease and otherwise hold its properties and to conduct its business as it is now being conducted.

        Section 5.2    Authorization; Enforceability.    Such Transferor has all requisite capacity, power and authority to execute and deliver this Agreement and each such other Transaction Document to which such Transferor is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Transferor is a party, the performance of the Transactions and the consummation of the Transactions shall, at the Closing, have been duly and validly authorized on the part of such Transferor. This Agreement has been duly and validly executed and delivered by such Transferor, and, assuming due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes a valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. Each other Transaction Document to which such Transferor is a party has been or shall be duly and validly executed and delivered by such Transferor, and, assuming due authorization, execution and delivery by the other parties thereto, each such other Transaction Document constitutes or shall constitute a valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

        Section 5.3    No Conflicts; Consents.    The execution and delivery by such Transferor of this Agreement and the other Transaction Documents to which such Transferor is a party and the consummation of the Transactions by such Transferor do not and shall not:

          (a)   violate any Law applicable to such Transferor or require any filing with, or declaration to, registration with, or notice to, any Governmental Authority, except for such filing, declaration, registration or notice as does not require approval of any Governmental Authority as a condition to the validity of the Transactions;

          (b)   conflict with or violate any Organizational Document of such Transferor;

          (c)   require any consent or approval of any Person, except for such consents or approvals as have been or shall be obtained at or prior to the Closing; or

          (d)   conflict with or result in any violation of, cause a breach of any provision of, or constitute a default (with or without the giving of notice, the passage of time or both) under, or give rise (with or without the giving of notice, the passage of time or both) to the termination, amendment, cancellation or acceleration of any obligation (or the right of any Person to so terminate, amend, cancel or accelerate) or the loss of a benefit or in increased, additional, accelerated or guaranteed rights or entitlements of any Person, or create any obligation to make a payment to any other Person, or result in the creation of a Lien, in each case under the terms, conditions or provisions of any Contract to which such Transferor is a party or by which such Transferor may be bound.

        Section 5.4    Title to Interests.

          (a)   Such Transferor (i) holds of record and owns beneficially its respective Transferor Common Units and (ii) has good and valid title to its respective Non-Escrowed Common Units, free and clear of all Liens (other than restrictions on transfer arising under state and federal securities Laws or the Partnership Agreement), and, upon consummation of the Transactions, the Partnership shall acquire good and valid title to such Transferor's respective Transferor Common Units.

          (b)   Neither such Transferor nor any of its Affiliates is a party to any option, warrant, purchase right or other Contract or commitment (other than this Agreement) that would require such Transferor to sell, transfer, provide notice to a Person or otherwise dispose of such Transferor's respective Transferor Common Units. Neither such Transferor nor any of its Affiliates is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of such Transferor's respective Transferor Common Units (except as disclosed in the Partnership's SEC Documents).

        Section 5.5    Securities Law Compliance.

          (a)   Such Transferor is an accredited investor as defined in Regulation D under the Securities Act. Such Transferor (i) shall acquire the Class B Units and the OpCo Common Units for its own account and not with a view to distribution, (ii) has sufficient knowledge and experience in financial and business matters so as to be able to evaluate the merits and risk of an investment in the Class B Units and the OpCo Common Units and is able financially to bear the risks thereof, and (iii) understands that the Class B Units and the OpCo Common Units shall, upon the Transfer, be characterized as "restricted securities" under state and federal securities Laws and that under such Laws and applicable regulations the Class B Units and the OpCo Common Units may be resold without registration under such Laws only in certain limited circumstances.

          (b)   Such Transferor has experience in analyzing and investing in companies similar to the Partnership and the Operating Company and is capable of evaluating the merits and risks of its decisions with respect to such matters and has the capacity to protect its own interests;

          (c)   To the extent necessary, such Transferor has retained and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of the Transactions contemplated by this Agreement; and

          (d)   Such Transferor has had an opportunity to discuss the Partnership's and the Operating Company's businesses, management and financial affairs with the members of the General Partner's and the Operating Company's management and has had an opportunity to ask questions of the officers and other representatives of the General Partner and of the Operating Company, which questions were answered to its satisfaction.

        Section 5.6    Brokers' Fees.    Neither such Transferor nor any of its Affiliates has entered into any Contract with any Person regarding any obligation or liability, contingent or otherwise, for any broker's fee, finder's fee or other commission or similar fee in connection with the transactions contemplated by this Agreement for which the Partnership, the General Partner or the Operating Company shall have any responsibility whatsoever.

ARTICLE VI
COVENANTS

        Section 6.1    Covenants of the Transferors.    From the Effective Date through the Closing, no Transferor shall, without the prior written consent of the Partnership, sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of such Transferor's Transferor Common Units.

        Section 6.2    Covenants of the Partnership, the General Partner and the Operating Company.    From the Effective Date through the Closing, and except as contemplated by or as may be specified in this Agreement or the Transaction Documents, the Partnership, the General Partner and the Operating Company shall:

          (a)   Not, without the prior written consent of each Transferor, except (x) for distributions, repurchases, redemptions and conversions made with respect to the Series A Preferred Units in accordance with the Partnership Agreement or, (y) in connection with the Partnership's regularly scheduled quarterly cash distributions and other cash dividends or distributions between the Partnership and its subsidiaries in connection therewith, declare, set aside or pay any dividends on, or make any other distribution in respect of the Partnership or any of its subsidiaries' equity interests (whether in the form of stock or property or any combination thereof), (i) adjust, split, combine or reclassify any equity interests in the Partnership or its subsidiaries or (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any equity interests in the Partnership or its subsidiaries; and

          (b)   Prior to the Closing, take all actions reasonably necessary to make effective the Restated Partnership Agreement, including the preparation, filing with the Commission and distribution of the Information Statement to the limited partners of the Partnership.

        Section 6.3    Notice.    From the Effective Date through the Closing, each Party shall give prompt written notice to the other Parties of (a) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

        Section 6.4    Post-Closing Covenants.

          (a)   If at any time after the Closing, any further action is reasonably necessary to carry out the purposes of this Agreement, each of the Parties, solely for as long as such Party is a member of the Operating Company, shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

          (b)   For the avoidance of doubt, the registration rights with respect to the registration of the Partnership's securities under the Securities Act, including piggyback registration rights, granted to each Transferor pursuant to the Contribution Agreement or the Haymaker Registration Rights Agreement, as applicable, shall apply to the full extent set forth therein with respect to any and all Partnership Interests (as such term is defined in the Restated Partnership Agreement) which may be issued in respect of, in exchange for or in substitution of, the Class B Units issued to such Transferor as Partnership Closing Consideration or Partnership Escrowed Closing Consideration and the OpCo Common Units issued to such Transferor as OpCo Closing Consideration or OpCo Escrowed Closing Consideration, as provided in the Exchange Agreement.

          (c)   In accordance with Section 2.5(b), the Partnership shall make the Tax Election.

          (d)   In accordance with Section 2.5(c), each Transferor shall deliver the Class B Cash Contribution to the Partnership immediately after (and not before) the effectiveness of the Tax Election.

ARTICLE VII
CLOSING

        Section 7.1    Conditions Precedent.

          (a)    Conditions to Each Party's Obligations.    The obligations of each Party to effect the Transactions shall be subject to the satisfaction or waiver of the following conditions:

              (i)  No Law or Order shall have been enacted, issued, entered, promulgated or enforced by any Governmental Authority that prohibits the consummation of the Transactions;

             (ii)  The Restated Partnership Agreement shall have been approved by a Unit Majority (as such term is defined in the Partnership Agreement) and the applicable periods after the filing of the Information Statement shall have lapsed; and

            (iii)  No action, proceeding, investigation, regulation or litigation shall have been instituted or threatened before any Governmental Authority to enjoin, restrain, prohibit or obtain damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the Transactions.

          (b)    Conditions to Obligations of the Partnership, the General Partner and the Operating Company.    The obligations of each of the Partnership, the General Partner and the Operating Company to consummate the Transactions to be performed by it in connection with the Closing are subject to satisfaction (or waiver by it in writing) of the following conditions:

              (i)  The representations and warranties of each of the Transferors contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made again at that time;

             (ii)  Each Transferor shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

            (iii)  There shall be no Liens on the Transferor Common Units except those arising under federal and state securities Laws and those created by the Partnership or the Operating Company; and

            (iv)  Each Transferor shall have executed and delivered to the Partnership, the General Partner and the Operating Company the documents required to be delivered by it pursuant to Section 7.3 hereof.

          Any or all of the foregoing conditions may be waived by the Partnership, the General Partner and the Operating Company in their sole and absolute discretion.

          (c)    Conditions to Obligations of the Transferors.    The obligations of each Transferor to consummate the Transactions to be performed by it in connection with the Closing are subject to satisfaction (or waiver by it in writing) of the following conditions:

              (i)  The representations and warranties of the Partnership, the General Partner, each other Transferor and the Operating Company contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made again at that time;

             (ii)  The Partnership, the General Partner, each other Transferor and the Operating Company shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date; and

            (iii)  The Partnership, the General Partner, each other Transferor and the Operating Company, as applicable, shall have executed and delivered to each of the Transferors the Restated Partnership Agreement, the OpCo Limited Liability Company Agreement, the Exchange Agreement and the other documents required to be delivered to the Transferors pursuant to Section 7.4 and Section 7.5 hereof.

        Any or all of the foregoing conditions may be waived by each Transferor in its sole and absolute discretion, but such waiver shall only be effective to waive obligations due to such Transferor and shall not be effective to waive the obligations due to any other Transferor.

        Section 7.2    Time and Place; Closing.    Unless this Agreement shall have terminated pursuant to Article VIII, the closing of the Transactions (the "Closing") shall occur upon the satisfaction or waiver of the conditions in Section 7.1 (the "Closing Date"); provided, however, that for the avoidance of doubt, the Closing shall occur following the effectiveness of the Restated Partnership Agreement and the OpCo Limited Liability Company Agreement and on the day immediately before (and not after) the effective date of the Partnership's Tax Election. The Closing shall take place at a place as determined by the Partnership and Operating Company.

        Section 7.3    The Transferors' Closing Deliveries.    On the Closing Date, each Transferor shall deliver or cause to be delivered to the Partnership, the General Partner and the Operating Company the following closing documents:

          (a)   Instruments of conveyance and assignment, in form reasonably satisfactory to the Partnership, and any other documents or certificates that are in the possession of each Transferor which are reasonably requested by the Partnership and are reasonably necessary or desirable in connection with the assignment, transfer, exchange, conveyance and delivery of each Transferor's respective Escrowed Common Units to the Partnership and to effectuate the Transactions;

          (b)   A certificate from an officer of each Transferor stating that all of the conditions to the Closing set forth in Section 7.1(b)(i) and Section 7.1(b)(ii) have been met;

          (c)   (i) A Haymaker Resources Joint Instruction Letter instructing the Escrow Agent to release all of the Escrowed Common Units that were previously deposited in the Haymaker

  Resources Escrow Account to the Partnership and (ii) a Haymaker Minerals Joint Instruction Letter instructing the Escrow Agent to release all of the Escrowed Common Units that were previously deposited in the Haymaker Minerals Escrow Account to the Partnership; and

          (d)   Such other documents, instruments and third-party approvals as reasonably requested by the Partnership, the General Partner and the Operating Company.

        Section 7.4    The Partnership's Closing Deliveries.    On the Closing Date, the Partnership shall deliver or cause to be delivered to each Transferor the following:

          (a)   The number of Class B Units set forth next to such Transferor's name under the column titled "Partnership Closing Consideration" in the table on Schedule A hereto, either in the form of one or more certificates or through the electronic registration of such Class B Units;

          (b)   A copy of an instruction letter to the Transfer Agent, directing that the Partnership Escrowed Closing Consideration be issued in certificated form and delivered to the Escrow Agent for deposit in the Haymaker Minerals Escrow Account or the Haymaker Resources Escrow Account, as appropriate;

          (c)   A certificate from an officer of the General Partner on behalf of the Partnership stating that all of the conditions to the Closing set forth in Section 7.1(c)(i) and Section 7.1(c)(ii) have been met;

          (d)   (i) A Haymaker Resources Joint Instruction Letter instructing the Escrow Agent to release all of the Escrowed Common Units that were previously deposited in the Haymaker Resources Escrow Account to the Partnership and (ii) a Haymaker Minerals Joint Instruction Letter instructing the Escrow Agent to release all of the Escrowed Common Units that were previously deposited in the Haymaker Minerals Escrow Account to the Partnership; and

          (e)   Such other documents, instruments and third-party approvals as reasonably requested by each Transferor.

        Section 7.5    The Operating Company's Closing Deliveries.    On the Closing Date, the Operating Company shall deliver or cause to be delivered to each Transferor the following:

          (a)   The number of OpCo Common Units set forth next to such Transferor's name under the column titled "OpCo Closing Consideration" in the table on Schedule A hereto, through the electronic registration of such OpCo Common Units;

          (b)   A copy of an instruction letter to the Transfer Agent, directing that the OpCo Escrowed Closing Consideration be issued in certificated form and delivered to the Escrow Agent for deposit in the Haymaker Minerals Escrow Account or the Haymaker Resources Escrow Account, as appropriate;

          (c)   A certificate from an officer of the Operating Company stating that all of the conditions to the Closing set forth in Section 7.1(c)(i) and Section 7.1(c)(ii) have been met; and

          (d)   Such other documents, instruments and third-party approvals as reasonably requested by each Transferor.

        Section 7.6    The General Partner's Closing Deliveries.    On the Closing Date, the General Partner shall deliver or cause to be delivered to each Transferor the following:

          (a)   A certificate from an officer of the General Partner stating that all of the conditions to the Closing set forth in Section 7.1(c)(i) and Section 7.1(c)(ii) have been met; and

          (b)   Such other documents, instruments and third-party approvals as reasonably requested by each Transferor.

ARTICLE VIII
TERMINATION

        Section 8.1    Termination.    This Agreement may be terminated as follows:

          (a)   By mutual written consent of the Parties; or

          (b)   By any Party upon written notice to each other Party if the Closing does not occur by October 31, 2018.

        Section 8.2    Effect of Termination.    In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any Party or its Affiliates, directors, officers, managers, members or unitholders other than as provided by the provisions of this Section 8.2 and Article IX hereof. Nothing contained in this Section 8.2 shall relieve any Party from liability for any breach of this Agreement prior to such termination.

ARTICLE IX
INDEMNIFICATION

        Section 9.1    Survival.    The representations and warranties of the Parties contained in this Agreement and all covenants contained in this Agreement that are to be performed prior to the Closing shall survive the Closing for a period of six (6) months following the Closing. All covenants and agreements of the Parties contained in this Agreement to be performed after the Closing shall survive the Closing in accordance with their terms.

        Section 9.2    Indemnification.

          (a)   Each Transferor, severally and not jointly, shall indemnify and hold the Partnership, the General Partner and the Operating Company, and their respective officers, directors, managers, employees, agents, representatives, members, unitholders and similarly situated Persons, harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of or attributable to (i) any breach of any representation or warranty such Transferor has made in this Agreement, or (ii) any breach, violation or default by such Transferor of any covenant, agreement or obligation of such Transferor in this Agreement.

          (b)   The Partnership, the General Partner and the Operating Company shall indemnify and hold each Transferor and its respective officers, directors, managers, employees, agents, representatives, controlling Persons, members, partners, stockholders and similarly situated Persons, harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of or attributable to (i) any breach of any representation or warranty the Partnership, the General Partner or the Operating Company has made in this Agreement, or (ii) any breach, violation or default by the Partnership, the General Partner or the Operating Company of any covenant, agreement or obligation of the Partnership, the General Partner or the Operating Company in this Agreement.

          (c)   Notwithstanding anything set forth in this Agreement to the contrary, no Transferor shall be liable for any indemnification obligations (when taken together with all other indemnification obligations of such Transferor pursuant to this Article IX) in excess of the aggregate value of (i) the Non-Escrowed Common Units owned by such Transferor and (ii) the Escrowed Common Units beneficially owned by such Transferor, in each case, as of the Closing Date.

        Section 9.3    Indemnification Claim Procedures.

          (a)   If any Person receives notice that any action, suit, arbitration, mediation, investigation or similar proceeding is commenced that may give rise to a claim for indemnification (an

  "Indemnification Claim") by any Person entitled to indemnification under this Agreement (each, an "Indemnified Party") against any Person obligated to indemnify an Indemnified Party (an "Indemnitor"), then such Indemnified Party shall promptly give written notice to the Indemnitor. Such notice shall describe the Indemnification Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Damages that have been or may be sustained by the Indemnified Party. In the event of a delay in the Indemnified Party providing such notice, the Indemnitor shall not be responsible for damages resulting from any such delay, including damages resulting from an inability to mitigate or a delay in mitigating damages. However, the failure to promptly notify the Indemnitor will not relieve the Indemnitor from liability under this Agreement except to the extent, and only to the extent, that such failure materially prejudices the Indemnitor. The Indemnitor will have the right, at its sole expense, upon written notice delivered to the Indemnified Party within fifteen (15) days after receiving such notice, to assume the defense of such proceeding with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnified Party. In the event, however, that the Indemnitor declines or fails to (i) assume the defense of the proceeding on the terms provided above or to prosecute such defense in good faith or (ii) employ counsel reasonably satisfactory to the Indemnified Party, in any case within such fifteen (15) day period, then such Indemnified Party may employ counsel to represent or defend it in any such proceeding and the Indemnitor will (subject to the other terms and provisions of this Agreement) pay the reasonable fees and disbursements of such counsel as incurred. In any proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnitor, whichever is not assuming the defense of such proceeding, will have the right to participate in such matter and to retain its own counsel at such Party's own expense. The Indemnitor or the Indemnified Party, as the case may be, will at all times use reasonable best efforts to (x) diligently conduct the defense of any proceeding for which it is maintaining the defense, (y) keep the Indemnified Party or the Indemnitor, as the case may be, reasonably apprised of the status of the defense of any proceeding the defense of which they are maintaining, and (z) cooperate in good faith with each other with respect to the defense of any such proceeding; provided that the Indemnified Party shall not be required to bring counter-claims or cross-claims against any Person.

          (b)   No Indemnified Party may settle or compromise any claim or proceeding or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnitor, unless such settlement, compromise or consent (i) includes an unconditional release of the Indemnitor from all liability arising out of such proceeding, (ii) does not contain any admission or statement of any wrongdoing or liability on behalf of the Indemnitor and (iii) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnitor or any of the Indemnitor's Affiliates. An Indemnitor may not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, settle or compromise any proceeding or consent to the entry of any judgment with respect to which indemnification is being sought hereunder that (A) does not result in a final, non-appealable resolution of the Indemnified Party's liability with respect to the proceeding (including, in the case of a settlement, an unconditional written release of the Indemnified Party from all further liability in respect of such proceeding) or (B) may adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

          (c)   A claim for indemnification for any matter not involving a third-party may be asserted by notice to the Party from whom indemnification is sought. The Indemnitor shall have thirty (30) days from its receipt of the notice to (i) cure any Damages complained of, (ii) admit its liability for any Damages or (iii) dispute the claim for such Damages. If the Indemnitor does not notify the Indemnified Party within such thirty (30) day period that it has cured the Damages or that it disputes the claim for such Damages, the amount of the Damages shall conclusively be deemed disputed by the Indemnitor hereunder. If the Indemnitor notifies the Indemnified Party within such thirty (30) day period that it disputes the claim for such Damages, then the Indemnified Party may continue to seek remedies available to it on the terms and subject to the provisions of this Agreement.

        Section 9.4    Consideration Adjustment.    The Parties agree to treat all payments made pursuant to this Article IX as adjustments to the consideration for tax purposes, except as otherwise required by Law following a final determination by the U.S. Internal Revenue Service or a Governmental Authority with competent jurisdiction.

        Section 9.5    Exclusive Remedy.

          (a)   No Party shall have any liability for contribution, and no Party shall make any such claim, for any Damages or other matter (and the Parties each hereby waive any right of contribution against the other Parties and their respective Affiliates), under, arising out of or relating to this Agreement, any other document, agreement, certificate or other matter delivered pursuant hereto or the Transactions contemplated hereby, whether based on contract, tort, strict liability, other Laws or otherwise.

          (B)  NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NO PARTY SHALL BE LIABLE FOR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, LOST PROFITS, LOST OPPORTUNITIES OR OTHER SPECULATIVE DAMAGES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER PARTY'S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT; PROVIDED, HOWEVER, THAT THIS SECTION 9.5 SHALL NOT LIMIT A PARTY'S RIGHT TO RECOVERY UNDER ARTICLE IX FOR ANY SUCH DAMAGES TO THE EXTENT SUCH PARTY IS REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY IN CONNECTION WITH A MATTER FOR WHICH SUCH PARTY IS OTHERWISE ENTITLED TO INDEMNIFICATION UNDER ARTICLE IX.

ARTICLE X
MISCELLANEOUS

        Section 10.1    Entire Agreement.    This Agreement, together with the other Transaction Documents, and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as provided in Article IX, there are no third-party beneficiaries having rights under or with respect to this Agreement.

        Section 10.2    Assignment; Binding Effect.    No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any such assignment by a Party without prior written approval of the other Parties shall be deemed invalid and not binding on such other Parties. Subject to the foregoing sentence, all of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

        Section 10.3    Notices.    All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing addressed as indicated below, and any communication or delivery hereunder shall be deemed to have been duly delivered upon the earliest of:

(a) actual receipt by the Party to be notified if delivered by hand; (b) if sent by U.S. certified mail, postage prepaid, return receipt requested, then the date shown as received on the return notice; (c) if by email, then upon the earlier of (i) a reply by the intended recipient whether by email or otherwise; provided that such intended recipient shall have an affirmative duty to reply promptly upon receipt if received during business hours; and provided further, that an automated response from the email account or server of the intended recipient shall not constitute an affirmative reply or (ii) on the first (1st) Business Day after transmission (and sender shall bear the burden of proof of delivery); or (d) if by Federal Express overnight delivery (or other reputable overnight delivery service), the date shown on the notice of delivery.

        Section 10.4    Specific Performance; Remedies.    The Parties acknowledge and agree (a) that each Party would be irreparably harmed by a breach by any other Party of any of such other Party's obligations under this Agreement and that the Parties would not have any adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and (b) that each non-breaching Party shall be entitled to injunctive relief, specific performance, and other equitable remedies against the breaching Party to enforce the performance by the breaching Party of its obligations under this Agreement (this being in addition to any other remedy to which the non-breaching Party may be entitled at law or in equity), and the Parties hereby consent and agree to such injunctive relief, specific performance, and other equitable remedies. Accordingly, each Party waives (i) any defenses in any action for specific performance pursuant to this Agreement that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

        Section 10.5    Headings.    The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 10.6    Governing Law; Jurisdiction.

          (a)    Law.    This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to the Laws that might be applicable under conflicts of laws principles that would require the application of the Laws of another jurisdiction.

          (b)    Forum.    The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in Harris County, Texas, and each of the Parties irrevocably submits to the jurisdiction of such courts in respect of any legal proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above-specified courts. The Parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          (c)    Jurisdiction.    To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement, and (ii) submits to the personal jurisdiction of any court described in Section 10.6(b).

          (d)    JURY WAIVER.    EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT

  OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

        Section 10.7    Amendment; Extensions; Waivers.    No amendment, modification, replacement, termination or cancellation of any provision of this Agreement shall be valid, unless the same is in writing, refers to this Agreement and the provision(s) to be amended, modified, replaced, terminated or canceled and is signed by each Transferor, the Partnership, the General Partner and the Operating Company. Each waiver of a right hereunder does not extend beyond the specific event or circumstance giving rise to the right. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any Party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor does any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

        Section 10.8    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

        Section 10.9    Expenses.    Each Party shall bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

        Section 10.10    Counterparts; Effectiveness.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile electronic transmittal (PDF) copies hereof or signature hereon shall, for all purposes, be deemed originals.

        Section 10.11    Construction.    This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

        Section 10.12    No Recourse.    This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties in their capacities as such and, except to the extent otherwise provided herein, no former, current or future equity holders, controlling Persons, directors, officers, employees, agents or Affiliates of any Party or any former, current or future, direct or indirect, equity holder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a "Non-Recourse Party") shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

        Section 10.13    Rights of Third Parties.    Subject to Section 9.2 and Section 10.12, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement.

        [Signature pages follow]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year first above written.

HAYMAKER MINERALS & ROYALTIES, LLC
By:	/s/ Vasilis Mouratoff
	Name:	Vasilis Mouratoff
	Title:	Chief Financial Officer and General Counsel
Address for Notices: c/o Kayne Anderson Capital Advisors 811 Main Street, 14th Floor Houston, Texas 77002 Email: kbrophy@kaynecapital.com Attention: Kevin Brophy—General Counsel
EIGF AGGREGATOR III LLC By: EIGF Aggregator LLC Its: Managing Member
By:	/s/ David Rockecharlie
	Name:	David Rockecharlie
	Title:	Vice President
Address for Notices: c/o Kohlberg Kravis Roberts & Co. L.P. 600 Travis Street, Suite 7200 Houston, Texas 77002 Email: dash.lane@kkr.com Attention: Dashiell Lane

Signature Page to Recapitalization Agreement

TE DRILLING AGGREGATOR LLC
By: KKR Energy Income and Growth Fund I-TE L.P. Its: Sole Member
By: KKR Associates EIGF TE L.P. Its: General Partner
By: KKR EIGF LLC Its: General Partner
By:	/s/ David Rockecharlie
	Name:	David Rockecharlie
	Title:	Vice President
Address for Notices: c/o Kohlberg Kravis Roberts & Co. L.P. 600 Travis Street, Suite 7200 Houston, Texas 77002 Email: dash.lane@kkr.com Attention: Dashiell Lane
HAYMAKER MANAGEMENT, LLC
By:	/s/ Vasilis Mouratoff
	Name:	Vasilis Mouratoff
	Title:	Chief Financial Officer and General Counsel
Address for Notices: 5300 Memorial Drive, Suite 500 Houston, Texas 77380 Email: vm@haymakerllc.com Attention: Vasilis Mouratoff

Signature Page to Recapitalization Agreement

KIMBELL ART FOUNDATION
By:	/s/ Ben J. Fortson
	Name:	Ben J. Fortson
	Title:	Vice President and Chief Investment Officer
Address for Notices: 301 Commerce Street Fort Worth, Texas 76102 Email: kafinvest@kimbellmuseum.org, bcline@kimbellmuseum.org and mrich@kimbellmuseum.org Attention: Ben J. Fortson

Signature Page to Recapitalization Agreement

Solely for the limited purpose of Section 2.2(b) of this Agreement:
HAYMAKER RESOURCES, LP
By: Haymaker Resources GP, LLC Its: General Partner
By:	/s/ Dashiell Lane
	Name:	Dashiell Lane
	Title:	Vice President

Signature Page to Recapitalization Agreement

KIMBELL ROYALTY PARTNERS, LP
By: Kimbell Royalty GP, LLC Its: General Partner
By:	/s/ R. Davis Ravnaas
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer
Address for Notices: Kimbell Royalty Partners, LP 777 Taylor Street, Suite 810 Fort Worth, Texas 76102 Email: Davis@kimbellrp.com Attention: R. Davis Ravnaas
KIMBELL ROYALTY GP, LLC
By:	/s/ R. Davis Ravnaas
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer
Address for Notices: Kimbell Royalty Partners, LP 777 Taylor Street, Suite 810 Fort Worth, Texas 76102 Email: Davis@kimbellrp.com Attention: R. Davis Ravnaas
KIMBELL ROYALTY OPERATING, LLC
By:	/s/ R. Davis Ravnaas
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer
Address for Notices: Kimbell Royalty Partners, LP 777 Taylor Street, Suite 810 Fort Worth, Texas 76102 Email: Davis@kimbellrp.com Attention: R. Davis Ravnaas

Signature Page to Recapitalization Agreement

Schedule A

Transferor	Transferor Common Units	Non-Escrowed Common Units	Escrowed Common Units	Partnership Closing Consideration	OpCo Closing Consideration	Partnership Escrowed Closing Consideration	OpCo Escrowed Closing Consideration	Class B Cash Contribution	Capital Account Balance
Haymaker Minerals & Royalties, LLC	4,000,000 Common Units	3,600,000 Common Units	400,000 Common Units	3,600,000 Class B Units	3,600,000 OpCo Common Units	400,000 Class B Units	400,000 OpCo Common Units	$200,000	$94,160,000.00
EIGF Aggregator III LLC	4,599,554 Common Units	4,155,565 Common Units	443,989 Common Units	4,155,565 Class B Units	4,155,565 OpCo Common Units	443,989 Class B Units	443,989 OpCo Common Units	$229,978	$108,273,501.16
TE Drilling Aggregator LLC	314,005 Common Units	283,694 Common Units	30,311 Common Units	283,694 Class B Units	283,694 OpCo Common Units	30,311 Class B Units	30,311 OpCo Common Units	$15,700	$7,391,677.70
Haymaker Management, LLC	1,086,441 Common Units	960,741 Common Units	125,700 Common Units	960,741 Class B Units	960,741 OpCo Common Units	125,700 Class B Units	125,700 OpCo Common Units	$54,322	$25,574,821.14
Kimbell Art Foundation	2,953,258 Common Units	2,953,258 Common Units	—	2,953,258 Class B Units	2,953,258 OpCo Common Units	—	—	$147,663	$69,519,693.32

Schedule A

Exhibit A

Form of Third Amended and Restated Agreement of Limited Partnership of
Kimbell Royalty Partners, LP

Exhibit A

THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
KIMBELL ROYALTY PARTNERS, LP

A-i

A-ii

A-iii

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP OF KIMBELL ROYALTY PARTNERS, LP

        THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF KIMBELL ROYALTY PARTNERS, LP, dated as of                        , 2018, is entered into by and among Kimbell Royalty GP, LLC, a Delaware limited liability company, as the General Partner, and with any other Persons who are or become Partners in the Partnership or parties hereto as provided herein.

        WHEREAS, the General Partner and the other parties thereto entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 12, 2018 (the "Prior Agreement"), in connection with the issuance of the Series A Preferred Units (as defined herein);

        WHEREAS, pursuant to the Recapitalization Agreement (as defined herein), in connection with the effectiveness of this Agreement, (i) the Partnership's equity interest in the Operating Company (as defined herein) has been recapitalized into newly issued OpCo Common Units (as defined herein) and newly issued OpCo Series A Preferred Units (as defined herein), (ii) each of Haymaker Minerals & Royalties, LLC, a Delaware limited liability company ("Kayne Anderson"), EIGF Aggregator III LLC, a Delaware limited liability company, TE Drilling Aggregator LLC, a Delaware limited liability company, Haymaker Management, LLC, a Texas limited liability company, and the Kimbell Art Foundation, a Texas non-profit corporation, has delivered and assigned to the Partnership the Common Units they owned, respectively, in exchange for (a) newly issued Class B Units (as defined herein) and (b) newly issued OpCo Common Units (as defined herein), and (iii) the Partnership has amended and restated the Limited Liability Company Agreement of the Operating Company to reflect these transactions (collectively, the "Restructuring");

        WHEREAS, the Partnership has elected to be classified as an association taxable as a corporation for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(c) (the "Tax Election"), effective on the date immediately following the Recapitalization Date (as defined herein);

        WHEREAS, pursuant to the Recapitalization Agreement, the holders of Class B Units made the Class B Contribution (as defined herein);

        WHEREAS, in order to effect the Restructuring, the Tax Election and the Class B Contribution, it is necessary to amend the Prior Agreement as provided in this Agreement;

        WHEREAS, the Board of Directors (as defined herein) has approved this Agreement;

        WHEREAS, a Unit Majority (as defined herein) has approved this Agreement by written consent pursuant to Section 13.11 of the Prior Agreement in connection with the Tax Election; and

        WHEREAS, all necessary approvals under the Prior Agreement by the Board of Directors and, as a result of the approval by a Unit Majority pursuant to Section 13.11 of the Prior Agreement, the Unitholders (as defined herein), in connection with the adoption of this Agreement have been obtained.

        NOW, THEREFORE, the Prior Agreement is hereby amended and restated to provide, in its entirety, as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.    The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Accrual Election" has the meaning assigned to such term in Section 5.12(b)(i)(B).

        "Accumulated Distributions" means, with respect to any Series A Preferred Unit, as of any date, the aggregate amount of accrued and unpaid distributions added to the Series A Liquidation Preference in accordance with Section 5.12(b)(i)(B).

        "Adjusted Leverage Ratio" means, as of any date of determination, the quotient of (a) the sum, as of such date, of (i) Total Debt, plus (ii) the aggregate liquidation preference of all Outstanding Series A Senior Securities, and (b) EBITDAX for the period of the four fiscal quarters most recently ended as of such date for which financial information has been filed with the Commission.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Without limiting the foregoing, for purposes of this Agreement, any Person that individually or together with its Affiliates, has the direct or indirect right to designate or cause the designation of at least one member to the Board of Directors, and any such Person's Affiliates, shall be deemed to be Affiliates of the General Partner.

        "Agreement" means this Third Amended and Restated Agreement of Limited Partnership of Kimbell Royalty Partners, LP, as it may be amended, supplemented or restated from time to time.

        "Arrangement Fee" has the meaning ascribed to such term in the Series A Purchase Agreement.

        "Asset Contributor" has the meaning given such term in Section 5.2(a).

        "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

        "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date:

          (a)   the sum of:

              (i)  all cash and cash equivalents of the Partnership and its Subsidiaries on hand at the end of that Quarter;

             (ii)  as determined by the General Partner, all cash or cash equivalents of the Partnership and its Subsidiaries on hand on the date of determination of Available Cash for that Quarter resulting from Working Capital Borrowings made after the end of that Quarter; and

            (iii)  all cash and cash equivalents of the Partnership received by the Partnership from distributions on OpCo Common Units by the Operating Company made with respect to such Quarter subsequent to the end of such Quarter and prior to the date of distribution of Available Cash;

          (b)   less the amount of cash reserves established by the General Partner to:

              (i)  provide for the proper conduct of the business of the Partnership and its Subsidiaries (including reserves for future capital expenditures and for future credit needs of the Partnership and its Subsidiaries) after that Quarter;

             (ii)  comply with applicable law or any debt instrument or other agreement or obligation to which the Partnership or any of its Subsidiaries is a party or its assets are subject; and

            (iii)  provide funds for distributions under Section 6.3 or to the holders of Series A Preferred Units for any one or more of the next four Quarters; provided, however, that disbursements made by the Partnership or any of its Subsidiaries or cash reserves established, increased or reduced after the end of that Quarter but on or before the date of determination of Available Cash for that Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within that Quarter if the General Partner so determines.

        Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

        "Board of Directors" means the board of directors or board of managers of the General Partner, if the General Partner is a corporation or limited liability company, or the board of directors or board of managers or the general partner of the General Partner, if the General Partner is a limited partnership, as applicable.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

        "Capital Contribution" means any cash, cash equivalents or the fair market value of any property that a Partner contributed to the Partnership.

        "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

        "Certificate" means a certificate, in such form (including global form if permitted by applicable rules and regulations) as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more classes of Partnership Interests. The initial form of certificate approved by the General Partner for Common Units is attached as Exhibit A to this Agreement. Any modification to or replacement of such form of Certificate adopted by the General Partner shall not constitute an amendment to this Agreement.

        "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.3, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

        "Class B Capital Contribution Per Unit Amount" equals five cents, subject to adjustment for any splits or combinations pursuant to Section 5.9.

        "Class B Contribution" means the contribution described in Section 5.3(d).

        "Class B Distribution Amount" means an amount per Class B Unit equal to 2% of the Class B Capital Contribution Per Unit Amount.

        "Class B Unit" means a Limited Partner Interest having the rights and obligations specified with respect to Class B Units in this Agreement. For the avoidance of doubt, other than the Class B Distribution Amount set forth in Section 6.3(b), holders of Class B Units, in their capacity as such, shall not have any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership. A Common Unit is not a Class B Unit.

        "Closing Date" means February 8, 2017.

        "Closing Price" means, in respect of any class of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported on the principal National Securities Exchange on which Limited Partner Interests of such class are listed or admitted to trading or, if Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day, or if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use with respect to Limited Partner Interests of such class, or, if on any such day Limited Partner Interests of such class are not quoted by any such system, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

        "Combined Interest" has the meaning given such term in Section 11.3(a).

        "Commission" means the United States Securities and Exchange Commission.

        "Common Unit" means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement. A Class B Unit is not a Common Unit.

        "Common Unitholder" means a Record Holder of Common Units.

        "Conflicts Committee" means a committee of the Board of Directors composed of two or more directors, each of whom (a) is not an officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner (other than Group Members), (c) is not a holder of any ownership interest in the General Partner or its Affiliates or any Group Member other than (i) Common Units and (ii) awards that are granted to such director in his or her capacity as a director under any long-term incentive plan, equity compensation plan or similar plan implemented by the General Partner or the Partnership and (d) is determined by the Board of Directors to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading (or if the Common Units are not listed or admitted to trading, the New York Stock Exchange).

        "Contributing Parties" means, collectively, the Equity Contributors and the Asset Contributors.

        "Contribution Agreement" means that certain Contribution, Conveyance, Assignment and Assumption Agreement, dated as of December 20, 2016, by and among the Partnership, the General Partner, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell Royalty Holdings, LLC and the other parties named therein, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

        "Contribution Agreement Parties" means, collectively, the Contributing Parties, the General Partner and the Partnership Group.

        "Conversion Price" means $18.50, as may be adjusted as set forth in Section 5.12(b)(v)(E).

        "Credit Agreement" means the Credit Agreement dated as of January 11, 2017, among Kimbell Royalty Partners, LP, as the borrower, the several lenders thereto from time to time, and Frost Bank, as administrative agent and sole arranger, as amended, amended and restated, supplemented or otherwise modified from time to time (except in contravention hereof), together with any Replacement Credit Agreement. Any term defined herein by reference to the Credit Agreement (and any embedded defined terms therein) shall have the meaning set forth in the Credit Agreement as of the Series A Issuance Date, giving effect to any amendment, amendment and restatement or other modification dated as of the Series A Issuance Date. When applying U.S. GAAP to the terms of this Agreement, including when referencing any calculation made under or in accordance with the Credit Agreement, U.S. GAAP will be deemed to treat leases that would have been classified as operating leases in accounting principles in the United States as in effect on December 31, 2015 in a manner consistent with the treatment of such leases under general accepted accounting principles in the United States as in effect on December 31, 2015, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

        "Current Market Price" means, as of any date, for any class of Limited Partner Interests, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

        "Customary Credit Facility" means a reserve-based revolving credit facility (including the Credit Agreement, as in effect as of the Series A Issuance Date, giving effect to any amendment, amendment and restatement or other modification dated as of the Series A Issuance Date) (a) with a conforming borrowing base based on the normal and customary standards and practices of, and provided solely by an administrative agent and lenders that are, commercial banks that are regulated by the U.S. Office of the Comptroller of the Currency and are in the business of valuing and re-determining the value of oil and gas properties in connection with conforming, reserve-based oil and gas loan transactions in the United States based upon, inter alia, the review by such lenders of the hydrocarbon reserves, royalty interests and assets and liabilities of the borrower and guarantors thereunder, with such valuation being determined at least semi-annually during each year and on such other occasions as may be required or provided for by the terms of the documentation therefor, (b) with respect to which all Indebtedness and other obligations under such credit facility are pari passu in right of payment, pricing, security and liquidation thereof, and (c) that does not carry any call protection (including, without limitation, any make-whole protection, prepayment premium, yield protection or similar protection or premium).

        "Deferred Issuance and Distribution" has the meaning given such term in Section 5.4.

        "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

        "Departing General Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

        "Derivative Partnership Interests" means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests.

        "Distribution Rate" means 7.0% per annum, as may be adjusted as set forth in Section 5.12(b)(i)(B) and Section 5.12(b)(ix)(D).

        "EBITDAX" has the meaning ascribed to such term in the Credit Agreement (including any embedded defined terms therein); provided, however, for purposes of calculating EBITDAX herein, EBITDAX (a) shall be calculated without giving effect to the add-backs provided under clauses (4), (5), (7) (other than on account of extraordinary losses for such period) and (8) of the definition of "EBITDAX" as provided in the Credit Agreement and (b) shall not be calculated on a Pro Forma

Basis (as such term is defined in the Credit Agreement); provided that notwithstanding any limitations in the Credit Agreement, EBITDAX shall be determined with respect to the Partnership and all of its Subsidiaries (i.e., such calculation shall not be limited to Restricted Subsidiaries (as such term is defined in the Credit Agreement)).

        "Eligibility Certificate" means a certificate the General Partner may request a Limited Partner or a transferee of a Limited Partner Interest to execute as to such Person's (or such Person's beneficial owners') nationality, citizenship or other related status for the purpose of determining whether such Limited Partner is an Ineligible Holder.

        "Equity Contributor" has the meaning given such term in Section 5.2(b).

        "Equity Securities" means, with respect to any Person, (a) any capital stock or other equity securities, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock or other equity securities or containing any profit participation features, (c) any rights, options or incentive units, directly or indirectly, to subscribe for or to purchase any capital stock, other equity securities or securities containing any profit participation features or, directly or indirectly, to subscribe for or to purchase any securities, directly or indirectly, convertible into or exchangeable for any capital stock, other equity securities or securities containing any profit participation features, or (d) any stock appreciation rights, phantom stock rights or other similar rights.

        "Event of Withdrawal" has the meaning given such term in Section 11.1(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

        "Exchange Agreement" means that certain Exchange Agreement, dated as of [    •    ], 2018, among the Partnership, the General Partner, the Operating Company, the Kimbell Art Foundation, Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC and Haymaker Management, LLC.

        "Excluded Amounts" means the Arrangement Fee.

        "Final Partnership Redemption Notice" has the meaning assigned to such term in Section 5.12(b)(ix)(C).

        "Forced Redemption Date" has the meaning assigned to such term in Section 5.12(b)(ix)(A).

        "General Partner" means Kimbell Royalty GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in their capacity as the general partner of the Partnership.

        "General Partner Interest" means the non-economic management interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.

        "Group" means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Partnership Interests.

        "Group Member" means a member of the Partnership Group.

        "Group Member Agreement" means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

        "Incumbent Board" has the meaning assigned to such term in the definition of "Series A Change of Control" in this Section 1.1.

        "Indebtedness" of any Person shall mean, if and to the extent (other than with respect to clause (e) below) the same would constitute indebtedness or a liability in accordance with U.S. GAAP, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with U.S. GAAP would be required to be shown as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with U.S. GAAP and (ii) obligations resulting under firm transportation contracts or take or pay contracts entered into in the ordinary course of business), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness (excluding prepaid interest thereon) described in the other clauses of this definition of any other Person secured by any lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (but if such Indebtedness has not been assumed, limited to the lesser of the amount of such Indebtedness and the fair market value of the property securing such Indebtedness), (f) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment and (g) without duplication, all guarantee obligations of such Person in respect of Indebtedness of another Person of the types described in the other clauses of this definition; provided that Indebtedness shall not include (i) trade and other ordinary-course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Partnership and its Subsidiaries, (A) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (B) intercompany liabilities in connection with the cash management, tax and accounting operations of the Partnership and its Subsidiaries, (v) production payments and reserve sales, (vi) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business and (vii) any obligation in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

        "Indemnitee" means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) any Group Member, the General Partner or any Departing General Partner or (ii) any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as a manager, managing member, general partner, director, officer, fiduciary or trustee of another Person owing a fiduciary or contractual duty or standard of care to any Group Member; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an "Indemnitee" for purposes of this Agreement because such Person's status, service or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the Partnership Group's business and affairs.

        "Ineligible Holder" means a Limited Partner whose nationality, citizenship or other related status the General Partner determines, upon receipt of an Eligibility Certificate or other requested information, has created or would create under any federal, state or local law or regulation to which a Group Member is subject, a substantial risk of cancellation or forfeiture of any property in which a Group Member has an interest.

        "Initial Accrual Period" means the period beginning on the Series A Issuance Date and ending on the last day of the fourth non-consecutive Quarter with respect to which an Accrual Election is made. For the avoidance of doubt, in no event shall the Accrual Election be made in consecutive Quarters.

        "Initial Public Offering" means the initial offering and sale of Common Units to the public, including any offer and sale of Common Units pursuant to the Underwriters' Option, as described in the Registration Statement.

        "Interest Percentage" means the percentage set forth opposite each Contributing Party's name on Exhibit A of the Contribution Agreement.

        "IRR" means, as of any measurement date, the cumulative internal rate of return, compounded annually, with respect to a Series A Preferred Unit (i.e., the annual discount rate for which the net present value of all cash inflows from all Capital Contributions made to acquire such Series A Preferred Unit, and all cash outflows from all cash distributions in respect of such Series A Preferred Unit, are equal to $0), as calculated using the XIRR function in Microsoft Excel (or if such program is no longer available, such other software program for calculating a cumulative, annually-compounded internal rate of return approved by the Board of Directors, with the affirmative vote of the Record Holders of the Series A Required Voting Percentage, such affirmative vote not to be unreasonably withheld, conditioned or delayed) ((x) taking into account the respective dates of each such Capital Contribution and distribution, as well as the IRR measurement date, (y) treating each such Capital Contribution as a negative amount for purposes of such net present value calculation and (z) treating each such cash distribution in respect of any such Series A Preferred Unit as a positive amount for purposes of such net present value calculation). IRR shall be calculated on the basis of the actual number of days elapsed over a 365-day year. In calculating IRR for all such Series A Preferred Units as of any particular date, (a) the aggregate cash amounts distributed pursuant to Section 5.12(b)(i) with respect to any such Series A Preferred Unit on such date, and all amounts previously distributed pursuant to Section 5.12(b)(i) with respect to such Series A Preferred Unit, shall be taken into account, (b) Excluded Amounts shall be disregarded and not included as Capital Contributions or distributions in respect of Series A Preferred Units, and (c) Capital Contributions and cash distributions in respect of Series A Preferred Units will be deemed to have been received or paid on the actual date of receipt or payment.

        "Kayne Anderson" has the meaning given such term in the Recitals.

        "KKR" means Haymaker Resources, LP, a Delaware limited partnership.

        "Liability" means any liability or obligation of any nature, whether accrued, contingent or otherwise.

        "Limited Partner" means, unless the context otherwise requires, each Unitholder, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing

General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person's capacity as a limited partner of the Partnership. For purposes of the Delaware Act, the Limited Partners shall constitute a single class or group of limited partners.

        "Limited Partner Interest" means an ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Series A Preferred Units, Class B Units or other Partnership Interests (other than a General Partner Interest) or a combination thereof (but excluding Derivative Partnership Interests), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement.

        "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

        "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

        "Management Services Agreement" means the management services agreements, dated as of February 8, 2017, among the Partnership, Kimbell Operating Company, LLC and the other parties thereto.

        "Merger Agreement" has the meaning given such term in Section 14.1.

        "Minimum IRR" means, as of any measurement date: (a) prior to the fifth anniversary of the Series A Issuance Date, a 13.0% IRR with respect to such Series A Preferred Unit; (b) on or after the fifth anniversary of the Series A Issuance Date and prior to the sixth anniversary of the Series A Issuance Date, a 14.0% IRR with respect to such Series A Preferred Unit; and (c) on or after the sixth anniversary of the Series A Issuance Date, a 15.0% IRR with respect to such Series A Preferred Unit.

        "Minimum Return Amount" means, at the applicable time of determination:

          (1)   an amount in cash in the aggregate equal to the product of (A) the number of outstanding Series A Preferred Units multiplied by (B) for each such outstanding Series A Preferred Unit the greatest of (1) an amount (together with all prior distributions made in respect of such Series A Preferred Unit) necessary to achieve the Minimum IRR, (2) an amount (together with all prior distributions made in respect of such Series A Preferred Unit) necessary to achieve a Return on Investment equal to 1.2 times with respect to such Series A Preferred Unit and (3) the Series A Liquidation Preference with respect to such Series A Preferred Unit; and

          (2)   on a per Series A Preferred Unit basis, an amount in cash equal to the quotient of (x) the aggregate amount calculated in accordance with clause (1) above and (y) the number of outstanding Series A Preferred Units.

        "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) that the General Partner shall designate as a National Securities Exchange for purposes of this Agreement.

        "Notice of Election to Purchase" has the meaning given such term in Section 15.1(b).

        "NYMEX Pricing" means, as of any date of determination with respect to any month (a) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for each month, and (b) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at http://www.cmegroup.com/ or any successor thereto (as such pricing may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations)

        "OpCo Common Unit" means a limited liability company interest in the Operating Company having the rights and obligations specified with respect to "Common Units" in the OpCo Limited Liability Company Agreement.

        "OpCo Limited Liability Company Agreement" means the First Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of [    •    ], 2018, as it may be amended, supplemented or restated from time to time.

        "OpCo Series A Preferred Unit" means a limited liability company interest in the Operating Company having the rights and obligations specified with respect to "Series A Preferred Units" in the OpCo Limited Liability Company Agreement.

        "Operating Company" means Kimbell Royalty Operating, LLC, a Delaware limited liability company.

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to, or the general counsel or other inside counsel of, the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner or to such other Person selecting such counsel or obtaining such opinion.

        "Option Closing Date" means the date or dates on which any Common Units were sold by the Partnership to the Underwriters upon exercise of the Underwriters' Option.

        "Organizational Limited Partner" means Rivercrest Royalties, LLC, in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

        "Outstanding" means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding in the Partnership's Register as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Partnership Interests of any class then Outstanding, none of the Partnership Interests owned by such Person or Group shall be entitled to be voted on any matter or be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Interests so owned shall be considered to be Outstanding for purposes of Section 11.1(b) (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (a) any Person or Group who acquired 20% or more of the Partnership Interests of any class then Outstanding directly from the General Partner or its Affiliates (other than the Partnership), (b) any Person or Group who acquired 20% or more of the Partnership Interests of any class then Outstanding directly or indirectly from a Person or Group described in clause (a) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (c) any Person or Group who acquired 20% or more of any class of Partnership Interests issued by the Partnership with the prior approval of the Board of Directors, (d) any of the Contributing Parties or their respective Affiliates, (e) any holder of Series A Preferred Units in connection with any vote, consent or approval of the holders of Series A Preferred Units as a separate class, or on an as-converted basis with the holders of the Common Units, on any matter, (f) any Person or Group who owns 20% or more of the Partnership Interests of a class as the result of (A) any redemption or purchase of any other Person's or Persons' Partnership Interests by the Partnership or other similar action by the Partnership or (B) any conversion of Series A Preferred Units into Common Units pursuant to Section 5.12(b)(v)(B).

        "Partners" means the General Partner and the Limited Partners.

        "Partnership" means Kimbell Royalty Partners, LP, a Delaware limited partnership.

        "Partnership Group" means, collectively, the Partnership and the Operating Company and each of their Subsidiaries.

        "Partnership Indebtedness Documents" shall mean any agreement, document or instrument governing or evidencing any Indebtedness for borrowed money of the Partnership or its Subsidiaries.

        "Partnership Interest" means any class or series of equity interest in the Partnership, which shall include any Limited Partner Interests and the General Partner Interest but shall exclude any Derivative Partnership Interests.

        "Partnership Redemption Date" has the meaning assigned to such term in Section 5.12(b)(ix)(D).

        "Partnership Series A Redemption Notice" has the meaning assigned to such term in Section 5.12(b)(viii)(A).

        "Paying Agent" shall mean the Transfer Agent, acting in its capacity as paying agent for the Series A Preferred Units, and its successors and assigns, or any other Person appointed to serve as paying agent by the Partnership.

        "Percentage Interest" means, as of any date of determination, as to any Unitholder with respect to Units, the quotient obtained by dividing (a) the number of Units held by such Unitholder by (b) the total number of Outstanding Units. The Percentage Interest with respect to the General Partner Interest shall at all times be zero. For purposes of determining the Percentage Interest of any Unitholder with respect to Series A Preferred Units as of any date of determination, each Series A Preferred Unit shall be deemed to have converted into the number of Common Units into which such Series A Preferred Unit is convertible as of such date at the then applicable Series A Conversion Rate pursuant to Section 5.12(b)(v)(A), and such Common Units shall be deemed to be Outstanding Units and such Series A Preferred Units shall be deemed not to be Outstanding Units.

        "Permitted Dispositions" means:

          (1)   sales, lease assignments, conveyances and other dispositions of oil and gas properties and related assets to which no Proved Developed Producing Reserves are attributable and farm-outs of undeveloped acreage to which no Proved Developed Producing Reserves are attributable and assignments in connection with such farm-outs; and

          (2)   any exchange or swap of oil and gas properties; provided, that the consideration received in respect of such exchange or swap is equal to or greater than the fair market value of the oil and gas properties subject of such exchange or swap (as determined in good faith by the Board of Directors).

        "Permitted Transactions" means:

          (1)   any transaction or series of related transactions involving aggregate payments or consideration not in excess of $2,000,000;

          (2)   any transaction on terms, taken as a whole, that are substantially as favorable to the Partnership or the applicable Subsidiary as it would obtain at the time in a comparable arm's-length transaction with a Person that is not an Affiliate;

          (3)   employment and severance arrangements and health, disability and similar insurance or benefit plans between the Partnership and its Subsidiaries and their respective directors, officers, employees or consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Units or other Equity Securities pursuant to put/call rights or similar rights with current or former employees, officers, directors or consultants and equity option or incentive plans and other compensation arrangements), in each case, in the ordinary course of business;

          (4)   any issuance of Units or other equity interests or other payments, awards or grants in cash, securities, Units or other Equity Securities or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the General Partner;

          (5)   transactions pursuant to the Management Services Agreements and any amendments, restatements, supplements or other modifications thereto that are not, taken as a whole, materially less favorable to Partnership and its Subsidiaries than such agreements as in effect on the Series A Issuance Date;

          (6)   any transaction in respect of which the Partnership obtains an opinion from an accounting, appraisal or investment banking firm, in each case of nationally-recognized standing that is in the good faith determination of the Partnership qualified to render such opinion, which opinion states that such transaction is (i) fair, from a financial point of view, to the Partnership or the applicable Subsidiary and (ii) on terms, taken as a whole, that are no less favorable to the Partnership or the applicable Subsidiary than would be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate;

          (7)   any transaction with an Affiliate if such transaction has been approved by the Conflicts Committee in accordance with the terms of this Agreement;

          (8)   Pro Rata distributions in respect of, and Pro Rata redemptions or repurchases of, the Series A Preferred Units and other Units not prohibited by Section 5.12(b)(ii)(B);

          (9)   amendments to this Agreement or the Certificate of Limited Partnership permitted by Section 5.12(b)(ii)(B)(14) and the other terms of this Agreement; and

          (10) transactions contemplated by Section 5.12(b)(viii), that are also effected in compliance with Section 5.09 of the Series A Purchase Agreement.

        "Person" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Plan of Conversion" has the meaning given such term in Section 14.1.

        "Prior Agreement" has the meaning assigned to such term in the Recitals.

        "Pro Rata" means when used with respect to (a) Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) all Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests, and (c) some but not all Partners or Record Holders, apportioned among such Partners or Record Holders in accordance with their relative Percentage Interests; provided, however, when used with respect to Series A Preferred Units, means apportioned among such Series A Preferred Units based on the number of Outstanding Series A Preferred Units or, if used with respect to Series A Preferred Units being redeemed or converted, apportioned among such Series A Preferred Units based on the number of such Series A Preferred Units being redeemed or converted.

        "Proved Developed Producing Reserves" shall have the meaning assigned such term in the SPE Definitions.

        "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

        "PV10" means, in respect of the Proved Developed Producing Reserves of the Partnership's and its Subsidiaries' oil and gas properties, the net present value of future cash flows (discounted at 10% per annum) as reasonably calculated in good faith by the Partnership, and, if requested by the Record Holders of the Series A Required Voting Percentage, certified in writing by an authorized officer of the Partnership to the Record Holders as true and correct, but provided that each calculation of such expected future cash flow shall be made in accordance with the then existing standards of the Society of Petroleum Engineers; provided, further, that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (b) the pricing assumptions used in determining PV10 for any particular reserves shall be based upon the Strip Price and (c) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differential.

        "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership.

        "Recapitalization Agreement" means that certain Recapitalization Agreement, dated as of July 24, 2018, among the Partnership, the General Partner, the Operating Company, Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC, the Kimbell Art Foundation and KKR.

        "Recapitalization Date" means the date on which the Restructuring occurred.

        "Record Date" means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing or by electronic transmission without a meeting, or entitled to exercise rights in respect of, any lawful action of Limited Partners (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

        "Record Holder" means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent and in the Register as of the Partnership's close of business on a particular Business Day or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered in the Register as of the Partnership's close of business on a particular Business Day.

        "Redeemable Interests" means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

        "Reference Date" means May 28, 2018.

        "Register" has the meaning given such term in Section 4.5(a).

        "Registration Statement" means the Registration Statement on Form S-1 (File No. 333-215458) as it has been amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

        "Replacement Credit Agreement" has the meaning assigned to such term in Section 5.12(b)(ii)(B)(3).

        "Reserve Report" means a Reserve Report (as such term is defined in the Credit Agreement) prepared by Netherland, Sewell & Associates, Inc. or Ryder Scott Company, L.P. (or any successor or, in the event that both have ceased to do business, any other independent petroleum engineer selected by the Board of Directors and reasonably approved by the Record Holders of the Series A Required Voting Percentage (such approval not to be unreasonably withheld, delayed or conditioned)) that is prepared in connection with the second scheduled redetermination each calendar year under the Credit Agreement or, if the Credit Agreement ceases to exist or no longer includes such a requirement, that is prepared as of on or about the last day of each fiscal year, or in each case, at the option of the Board of Directors, prepared as of a more recent date.

        "Restructuring" has the meaning given such term in the Recitals.

        "Return on Investment" means, with respect to each Series A Preferred Unit, as of any measurement date, an amount equal to the quotient of (a) the aggregate cash distributions made by the Partnership in respect of such Series A Preferred Unit and (b) the Series A Issue Price.

        "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

        "Series A Change of Control" means the occurrence of any of the following:

          (1)   the Limited Partners of the Partnership prior to any merger, consolidation or other business combination transaction (or series of related transactions) do not continue to own at least 50% of the Partnership or other surviving entity following such merger, consolidation or other business combination transaction (or series of related transactions) to which the Partnership is a party;

          (2)   the acquisition, directly or indirectly (including, without limitation, by any merger, consolidation or business combination), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the voting equity interests of the General Partner (as measured by voting power rather than the number of shares, units or the like); provided, however, any such acquisition shall not constitute a Series A Change of Control if (i) the acquiring entity is an Affiliate of Rochelle Royalties, LLC, BGT Investments LLC or Double Eagle Interests, LLC as of the Series A Issuance Date and (ii) the beneficial owners of Rochelle Royalties, LLC (or their heirs or estates) as of the Reference Date beneficially own or control at least one-third of the voting equity interests (as measured by voting power rather than number of shares, units or the like) of such acquiring entity;

          (3)   any direct or indirect sale, lease, exchange, transfer, conveyance or other disposition by the Partnership, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole;

          (4)   the removal of the General Partner as general partner of the Partnership by the Limited Partners of the Partnership; provided, however, any such removal shall not constitute a Series A Change of Control if (i) the successor General Partner is an Affiliate of Rochelle Royalties, LLC, BGT Investments LLC or Double Eagle Interests, LLC as of the Series A Issuance Date and (ii) the beneficial owners of Rochelle Royalties, LLC (or their heirs or estates) as of the Reference Date beneficially own or control at least one-third of the voting equity interests (as measured by voting power rather than number of shares, units or the like) of the successor General Partner;

          (5)   the Common Units are no longer listed or admitted to trading on a National Securities Exchange;

          (6)   any dissolution or liquidation of the Partnership; or

          (7)   individuals who, as of the Series A Issuance Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a member of the Board of Directors subsequent to such date who was appointed by Kimbell GP Holdings, LLC, shall be considered as though such individual was a member of the Incumbent Board.

        For the avoidance of doubt, no transaction contemplated by Section 5.09 of the Series A Purchase Agreement shall constitute a Series A Change of Control.

        "Series A Conversion Date" has the meaning assigned to such term in Section 5.12(b)(v)(D).

        "Series A Conversion Notice" has the meaning assigned to such term in Section 5.12(b)(v)(C)(1).

        "Series A Conversion Notice Date" has the meaning assigned to such term in Section 5.12(b)(v)(C)(1).

        "Series A Conversion Rate" means, (i) as of any time of determination pursuant to Section 5.12(b)(v)(A), the number of Common Units issuable upon the conversion of each Series A Preferred Unit, which shall be equal to (x) the Series A Liquidation Preference (on a per Series A Preferred Unit basis) divided by (y) the Conversion Price then in effect or (ii) as of any time of determination pursuant to Section 5.12(b)(v)(B), the number of Common Units issuable upon the conversion of each Series A Preferred Unit, which shall be equal to (x) the Minimum Return Amount (on a per Series A Preferred Unit basis) divided by (y) the Conversion Price then in effect.

        "Series A Conversion Unit" means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.12(b)(v). Immediately upon such issuance, each Series A Conversion Unit shall be considered a Common Unit for all purposes hereunder.

        "Series A Converting Unitholder" means a Series A Preferred Unitholder (a) who has delivered a Series A Conversion Notice to the Partnership in accordance with Section 5.12(b)(v)(C)(1) or (b) to whom the Partnership has delivered a Series A Mandatory Conversion Notice in accordance with Section 5.12(b)(v)(C)(2).

        "Series A Cumulative Convertible Preferred Units" has the meaning assigned to such term in Section 5.12(a) of this Agreement.

        "Series A Distribution Amount" means, with respect to any Quarter ending on or after September 30, 2018, an amount per Series A Preferred Unit equal to the Series A Liquidation Preference multiplied by the Distribution Rate per annum (calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed) for such Quarter; provided, however, for purposes of determining the Series A Distribution Amount for the Quarter ending September 30, 2018, such Quarter shall be deemed to commence on the Series A Issuance Date and end on, and include, September 30, 2018 but calculated on the basis of a 365- (or 366-, as the case may be) day year as set forth above.

        "Series A Distribution Payment Date" has the meaning assigned to such term in Section 5.12(b)(i)(A).

        "Series A Issuance Date" means the Closing Date (as such term is defined in the Series A Purchase Agreement).

        "Series A Issue Price" means $1,000.00 per Series A Preferred Unit.

        "Series A Junior Securities" means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests and distributions in respect of such Partnership Interests upon the liquidation, dissolution and winding up of the Partnership, ranks junior to the Series A

Preferred Units, and shall include the Common Units, but shall not include any Series A Parity Securities or Series A Senior Securities.

        "Series A Liquidation Preference" means, as of any date of determination, with respect to each Series A Preferred Unit an amount equal to (a) the Series A Issue Price plus (b) the Accumulated Distributions.

        "Series A Mandatory Conversion Notice" has the meaning assigned to such term in Section 5.12(b)(v)(C)(2).

        "Series A Mandatory Conversion Notice Date" has the meaning assigned to such term in Section 5.12(b)(v)(C)(2).

        "Series A Parity Securities" means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions in respect of such Partnership Interests upon the liquidation, dissolution and winding up of the Partnership, ranks pari passu with (but not senior to) the Series A Preferred Units. For the avoidance of doubt, classes or series of Partnership Interests may qualify as Series A Parity Securities irrespective of whether or not the record date, distribution payment date, distribution rate, distribution periods or payment mechanics of such class or series of Partnership Interests match those of any other class or series of Series A Parity Securities.

        "Series A Partial Period Distributions" means, with respect to a conversion or redemption of a Series A Preferred Unit, an amount equal to the Series A Distribution Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the Quarter in which such conversion or redemption occurs and the denominator of which is the actual number of days in such Quarter.

        "Series A Preferred Unitholder" means a Record Holder of Series A Preferred Units.

        "Series A Preferred Units" has the meaning assigned to such term in Section 5.12(a).

        "Series A Purchase Agreement" means the Series A Preferred Unit Purchase Agreement, dated as of the Reference Date, between the Partnership and the Series A Purchasers, as amended, supplemented and restated from time to time.

        "Series A Purchasers" means the Purchasers, as defined in the Series A Purchase Agreement.

        "Series A Quarterly Distribution" has the meaning assigned to such term in Section 5.12(b)(i)(A).

        "Series A Redemption Date" has the meaning assigned to such term in Section 5.12(b)(viii)(B).

        "Series A Redemption Price" means an amount per Series A Preferred Unit equal to the Minimum Return Amount applicable to such Series A Preferred Unit.

        "Series A Required Voting Percentage" means at least 66 2/3% of the Outstanding Series A Preferred Units, voting separately as a single class.

        "Series A Senior Securities" means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions in respect of such Partnership Interests upon the liquidation, dissolution and winding up of the Partnership, ranks senior to the Series A Preferred Units.

        "Series A Unitholder Redemption Notice" has the meaning assigned to such term in Section 5.12(b)(ix)(B).

        "Series A Unitholder Redemption Right" has the meaning assigned to such term in Section 5.12(b)(ix)(A).

        "Series A Unitholder Redemption Units" has the meaning assigned to such term in Section 5.12(b)(ix)(B).

        "SPE Definitions" means, with respect to any term, the definition thereof adopted by the Board of Directors, Society for Petroleum Engineers (SPE) Inc., March 1997.

        "Special Approval" means approval by a majority of the members of the Conflicts Committee.

        "Strip Price" means, at any time of determination, (a) for the remainder of the current calendar year, the average NYMEX Pricing for the remaining months in the current calendar year, (b) for each of the succeeding four complete calendar years, the average NYMEX Pricing for the twelve months in each such calendar year, and (c) for the succeeding fifth complete calendar year, and for each calendar year thereafter, the average NYMEX Pricing for the twelve months in such fifth calendar year.

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For the avoidance of doubt and notwithstanding anything to the contrary herein, the Operating Company is a Subsidiary of the Partnership.

        "Surviving Business Entity" has the meaning given such term in Section 14.2(b)(ii).

        "Tax Election" has the meaning assigned to such term in the Recitals of this Agreement.

        "Total Debt" has the meaning ascribed to such term in the Credit Agreement (including any embedded defined terms therein); provided that notwithstanding any limitations in the Credit Agreement, Total Debt shall be determined with respect to the Partnership and all of its Subsidiaries (i.e., such calculation shall not be limited to Restricted Subsidiaries (as such term is defined in the Credit Agreement)).

        "Trading Day" means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted for trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.

        "Transaction Documents" has the meaning given such term in Section 7.1(b).

        "Transfer" has the meaning given such term in Section 4.4(a).

        "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Interests in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Partnership Interests are listed (if any); provided, however that, if no such Person is appointed as registrar and transfer agent for any class of Partnership Interests, the General Partner shall act as registrar and transfer agent for such class of Partnership Interests.

        "Treasury Regulation" means the United States Treasury regulations promulgated under the Code.

        "Underwriter" means each Person named as an underwriter in Schedule 1 to the Underwriting Agreement who purchased Common Units pursuant thereto.

        "Underwriters' Option" means the option to purchase additional Common Units granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

        "Underwriting Agreement" means that certain Underwriting Agreement dated as of February 2, 2017, by and among the representative of the Underwriters, the Partnership, the General Partner and the other parties thereto, providing for the purchase of Common Units by the Underwriters in the Initial Public Offering.

        "Unit" means a Partnership Interest that is designated by the General Partner as a "Unit" and shall include Common Units, Series A Preferred Units and Class B Units.

        "Unit Majority" means a majority of the Outstanding Common Units, Outstanding Class B Units and Outstanding Series A Preferred Units voting on an as-converted basis, voting together as a class.

        "Unitholders" means the Record Holders of Units.

        "Unrestricted Person" means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner or any Departing General Partner or any Affiliate of any Group Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates as an "Unrestricted Person" for purposes of this Agreement from time to time.

        "U.S. GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

        "Wholly-owned Subsidiary" of a Person means any Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) are owned, directly or indirectly, by such Person or one or more Wholly-owned Subsidiaries of such Person.

        "Withdrawal Opinion of Counsel" has the meaning given such term in Section 11.1(b).

        "Working Capital Borrowings" means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to the Partners; provided, however that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.

        Section 1.2    Construction.    Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms "include," "includes," "including" or words of like import shall be deemed to be followed by the words "without limitation"; and (d) the terms "hereof," "herein" or "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

ARTICLE II

ORGANIZATION

        Section 2.1    Formation.    The General Partner and the Organizational Limited Partner have formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner has previously entered into the Prior Agreement. The purpose of this Agreement is to (a) to give effect to the Tax Election, (b) to recapitalize the Partnership's equity interest in the Operating Company and give effect to the Restructuring and (c) make other miscellaneous revisions. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

        Section 2.2    Name.    The name of the Partnership shall be "Kimbell Royalty Partners, LP." Subject to applicable law, the Partnership's business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words "Limited Partnership," "LP," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

        Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.    Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 777 Taylor Street, Suite 810, Fort Worth, Texas 76102 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 777 Taylor Street, Suite 810, Fort Worth, Texas 76102 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

        Section 2.4    Purpose and Business.    The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner, in its sole discretion, and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the General Partner has no obligation or duty to the Partnership or the Limited Partners to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Partnership of any business in its sole and absolute discretion.

        Section 2.5    Powers.    The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

        Section 2.6    Term.    The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the

Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

        Section 2.7    Title to Partnership Assets.    Title to the assets of the Partnership, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity or its Subsidiaries, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all assets of the Partnership may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates, as the General Partner may determine. The General Partner hereby declares and warrants that any assets of the Partnership for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or more of the Partnership's designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, shall provide for the use of such assets in a manner satisfactory to any successor General Partner. All assets of the Partnership shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such assets of the Partnership is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

        Section 3.1    Limitation of Liability.    The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

        Section 3.2    Management of Business.    No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be deemed to be participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

        Section 3.3    Outside Activities of the Limited Partners.    Subject to the provisions of Section 7.6, each Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

        Section 3.4    Rights of Limited Partners.

          (a)   Each Limited Partner shall have the right, for a purpose reasonably related, as determined by the General Partner, to such Limited Partner's interest as a Limited Partner in the

  Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner's own expense:

              (i)  to obtain from the General Partner either (A) the Partnership's most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and Form 8-K or (B) if the Partnership is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act or any successor or similar rule or regulation under the Securities Act (provided, however, that the foregoing materials shall be deemed to be available to a Limited Partner in satisfaction of the requirements of this Section 3.4(a)(i) if posted on or accessible through the Partnership's or the Commission's website);

             (ii)  to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

            (iii)  to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto.

          (b)   To the fullest extent permitted by law, the rights to information granted the Limited Partners pursuant to Section 3.4(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners and each other Person or Group who acquires an interest in Partnership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners to receive any information either pursuant to Sections 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.4(a).

          (c)   The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or regulation or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

          (d)   Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Partners, each other Person or Group who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Group.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP
INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

        Section 4.1    Certificates.    Owners of Partnership Interests and, where appropriate, Derivative Partnership Interests, shall be recorded in the Register and, when deemed appropriate by the Board of Directors, ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Register. Notwithstanding anything to the contrary in this Agreement, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests and Derivative Partnership Interests, Partnership Interests and Derivative Partnership Interests

shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Partnership by the Chief Executive Officer, President, Chief Financial Officer or any Senior Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the General Partner. The signatures of such officers upon a certificate may, to the extent permitted by law, be facsimiles. In case any officer who has signed or whose signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Partnership with the same effect as if he or she were such officer at the date of its issuance. If a Transfer Agent has been appointed for a class of Partnership Interests, no Certificate for such class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the General Partner elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership. With respect to any Partnership Interests that are represented by physical certificates, the General Partner may determine that such Partnership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled. The General Partner shall have the power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration or replacement of Certificates.

        Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.

          (a)   If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests or Derivative Partnership Interests as the Certificate so surrendered.

          (b)   The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:

              (i)  makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

             (ii)  requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

            (iii)  if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

            (iv)  satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

  If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

          (c)   As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

        Section 4.3    Record Holders.    The names and addresses of Unitholders as they appear in the Register shall be the official list of Record Holders of the Partnership Interests for all purposes. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person or Group, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Person on the other, such representative Person shall be the Limited Partner with respect to such Partnership Interest upon becoming the Record Holder in accordance with Section 10.1(a) and have the rights and obligations of a Partner hereunder as, and to the extent, provided herein, including Section 10.1(b).

        Section 4.4    Transfer Generally.

          (a)   The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall mean a transaction by which the holder of a Partnership Interest assigns all or any part of such Partnership Interest to another Person who is or becomes a Partner as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. For the avoidance of doubt, any redemption or repurchase of a Limited Partner's Class B Units in accordance with the Exchange Agreement shall not constitute a transfer.

          (b)   No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be, to the fullest extent permitted by law, null and void.

          (c)   Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the General Partner or any Limited Partner of any or all of such Person's shares of stock, membership interests, partnership interests or other ownership interests in the General Partner or such Limited Partner and the term "transfer" shall not include any such disposition.

        Section 4.5    Registration and Transfer of Limited Partner Interests.

          (a)   The General Partner shall keep, or cause to be kept by the Transfer Agent on behalf of the Partnership, one or more registers in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the registration and transfer of Limited Partner Interests, and any Derivative Partnership Interests, as applicable, shall be recorded (the "Register").

          (b)   The General Partner shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, however, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Register.

          (c)   Upon the receipt by the General Partner of proper transfer instructions from the Record Holder of uncertificated Partnership Interests, such transfer shall be recorded in the Register.

          (d)   By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 4.5 and except as provided in Section 4.8, each transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) acknowledges and agrees to the provisions of Section 10.1(a).

          (e)   Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law, including the Securities Act, Limited Partner Interests shall be freely transferable.

          (f)    Notwithstanding anything to the contrary herein, any holder of Class B Units shall not transfer any of its Class B Units to any Person, except that any such holder may transfer one or more Class B Units to its Affiliate (and in the case of Haymaker Management, LLC, to any members of Haymaker Management, LLC) so long as such holder simultaneously transfers an equal number of OpCo Common Units to such Affiliate in accordance with the OpCo Limited Liability Company Agreement. For the avoidance of doubt, this Section 4.5 does not restrict in any way the right of the General Partner and its Affiliates to transfer one or more Common Units to any Person or Persons (including Common Units acquired pursuant to the Exchange Agreement).

        Section 4.6    Transfer of the General Partner Interest.

          (a)   Subject to Section 4.6(b), the General Partner may transfer all or any part of its General Partner Interest without the approval of any Limited Partner or any other Person.

          (b)   Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest owned by the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

        Section 4.7    Restrictions on Transfers.

          (a)   Except as provided in Section 4.7(b), notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation. The Partnership may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.

          (b)   Except as provided in Section 4.7(a), nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

          (c)   In addition to any other restrictions on transfer set forth in this Agreement, transfers of Partnership Interests by a Series A Preferred Unitholder shall be subject to the restrictions imposed by Section 5.12(b)(vii).

        Section 4.8    Eligibility Certificates; Ineligible Holders.

          (a)   The General Partner may upon demand or on a regular basis require Limited Partners and transferees of Limited Partner Interests, in connection with a transfer, to execute an Eligibility Certificate or provide other information as is necessary for the General Partner to determine if any such Limited partners or transferees are Ineligible Holders.

          (b)   If any Limited Partner fails to furnish to the General Partner within 30 days of its request an Eligibility Certificate or other requested information related thereto, or if upon receipt of such Eligibility Certificate or other requested information the General Partner determines that a Limited Partner or a transferee of a Limited Partner is an Ineligible Holder, the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9 or the General Partner may refuse to effect the transfer of the Limited Partner Interests to such transferee. In addition, the General Partner shall be substituted for any Limited Partner that is an Ineligible Holder as the Limited Partner in respect of the Ineligible Holder's Limited Partner Interests.

          (c)   The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Ineligible Holders, distribute the votes in the same ratios as the votes of Limited Partners (including the General Partner and its Affiliates) in respect of Limited Partner Interests other than those of Ineligible Holders are cast, either for, against or abstaining as to the matter.

          (d)   Upon dissolution of the Partnership, an Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Ineligible Holder's share of any distribution in kind. Such payment and assignment shall be treated for purposes hereof as a purchase by the Partnership from the Ineligible Holder of his, her or its Limited Partner Interest (representing the right to receive his, her or its share of such distribution in kind).

          (e)   At any time after an Ineligible Holder can and does certify that he, she or it no longer is an Ineligible Holder, he, she or it may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Ineligible Holder not redeemed pursuant to Section 4.9, such Ineligible Holder be admitted as a Limited Partner, and upon approval of the General Partner, such Ineligible Holder shall be admitted as a Limited Partner and shall no longer constitute an Ineligible Holder, and the General Partner shall cease to be deemed to be the Limited Partner in respect of such Limited Partner Interests.

          (f)    This Section 4.8 does not apply with respect to the Series A Preferred Units and the Series A Conversion Units.

        Section 4.9    Redemption of Partnership Interests of Ineligible Holders.

          (a)   If at any time a Limited Partner fails to furnish an Eligibility Certificate or any information requested within 30 days (or such other period as the General Partner may determine) of receipt of a request from the General Partner to furnish an Eligibility Certificate, or if upon receipt of such Eligibility Certificate or such other information the General Partner determines, with the advice of counsel, that a Limited Partner is an Ineligible Holder, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is not an Ineligible Holder or has transferred his, her or its Limited Partner Interests to a Person who is not an Ineligible Holder and who furnishes an Eligibility Certificate to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

              (i)  The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner at his, her or its last address designated in the Register by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price shall be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing the Redeemable Interests at the place specified in the notice) and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests shall accrue or be made.

             (ii)  The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

            (iii)  The Limited Partner or his, her or its duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner or transferee at the place specified in the notice of redemption, of the Certificates evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

            (iv)  After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

          (b)   The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee, agent or representative of a Person determined to be an Ineligible Holder.

          (c)   Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his, her or its Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement and the transferor provides notice of such transfer to the General Partner. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided, however, that the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that such transferee is not an Ineligible Holder. If the transferee fails to make such certification within 30 days after the request, and, in any event, before the redemption date, such redemption shall be effected from the transferee on the original redemption date.

          (d)   This Section 4.9 does not apply with respect to the Series A Preferred Units and the Series A Conversion Units.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF
PARTNERSHIP INTERESTS

        Section 5.1    Organizational Contributions.    In connection with the formation of the Partnership on October 30, 2015 under the Delaware Act, the General Partner was admitted as the sole General Partner of the Partnership and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $1,000.00 in exchange for an initial Limited Partner Interest equal to a 100% Percentage Interest and was admitted as the Organizational Limited Partner of the Partnership. On the Closing Date, the initial Limited Partner Interest held by the Organizational Limited Partner was redeemed as provided for in the Contribution Agreement and the initial Capital Contribution of the Organizational Limited Partner was refunded, and all interest or other profit that may have resulted from the investment or other use of such initial Capital Contribution was distributed to the Organizational Limited Partner.

        Section 5.2    Contributions by the Contributing Parties on the Closing Date and Pursuant to the Contribution Agreement.

          (a)   On the Closing Date and pursuant to the Contribution Agreement, each Person set forth on Exhibit C of the Contribution Agreement (each, an "Asset Contributor") contributed to the Partnership, as a Capital Contribution, an overriding royalty, royalty or other mineral interest in the assets set forth opposite such Asset Contributor's name on Exhibit C of the Contribution Agreement in exchange for (i) an amount of cash equal to the product of such Asset Contributor's Interest Percentage and $83,700,000, (ii) the issuance by the Partnership of a number of Common Units equal to the product of such Asset Contributor's Interest Percentage and 10,582,708 Common Units and (iii) the right to receive such Asset Contributor's pro rata portion of the Deferred Issuance and Distribution, as further described in Section 5.4.

          (b)   On the Closing Date and pursuant to the Contribution Agreement, each Person set forth on Exhibit B of the Contribution Agreement (each, an "Equity Contributor") contributed to the Partnership, as a Capital Contribution, the equity interests set forth opposite such Equity Contributor's name on Exhibit B of the Contribution Agreement in exchange for (i) an amount of cash equal to the product of such Equity Contributor's Interest Percentage and $83,700,000, (ii) the issuance by the Partnership of a number of Common Units equal to the product of such Equity Contributor's Interest Percentage and 10,582,708 Common Units and (iii) the right to receive such Equity Contributor's pro rata portion of the Deferred Issuance and Distribution, as further described in Section 5.4.

        Section 5.3    Contributions by Limited Partners.

          (a)   On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter contributed cash to the Partnership in exchange for the issuance by the Partnership of Common Units to each Underwriter, all as set forth in the Underwriting Agreement.

          (b)   Upon the exercise, if any, of the Underwriters' Option, each Underwriter shall contribute cash to the Partnership on the applicable Option Closing Date in exchange for the issuance by the Partnership of Common Units to each Underwriter, all as set forth in the Underwriting Agreement.

          (c)   As of the date of the Prior Agreement, immediately before the exchange of Common Units described in the following sentence, there were 26,839,462 Common Units and 110,000 Series A Preferred Units outstanding. On the Recapitalization Date and pursuant to the Recapitalization Agreement, the Partnership agreed to exchange (i) the 4,000,000 Common Units held by Kayne Anderson for (A) 4,000,000 Class B Units, and (B) 4,000,000 OpCo Common Units; (ii) the 4,599,554 Common Units held by EIGF Aggregator III LLC for (A) 4,599,554 Class B Units, and (B) 4,599,554 OpCo Common Units; (iii) the 314,005 Common Units held by TE Drilling Aggregator LLC for (A) 314,005 Class B Units, and (B) 314,005 OpCo Common Units; (iv) the 1,086,441 Common Units held by Haymaker Management, LLC for (A) 1,086,441 Class B Units, and (B) 1,086,441 OpCo Common Units; and (v) the 2,953,258 Common Units held by the Kimbell Art Foundation for (A) 2,953,258 Class B Units, and (B) 2,953,258 OpCo Common Units. Accordingly, immediately following such exchange, there will be 13,886,204 Common Units outstanding, 12,953,258 Class B Units outstanding and 26,839,462 OpCo Common Units outstanding. In addition, the Operating Company issued 13,886,204 OpCo Common Units and 110,000 OpCo Series A Preferred Units to the Partnership.

          (d)   On the effective date of the Tax Election, each holder of a Class B Unit contributed to the Partnership the Class B Capital Contribution Per Unit Amount with respect to such Class B Unit.

          (e)   No Limited Partner shall be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.

        Section 5.4    Deferred Issuance and Distribution.    Upon the exercise of the Underwriters' Option, any Common Units not purchased by the Underwriters pursuant to the Underwriters' Option were issued to the Contributing Parties in accordance with each such Contributing Party's Interest Percentage. Upon the exercise of the Underwriters' Option, the Partnership distributed to each Contributing Party an amount of cash equal to the product of (a) such Contributing Party's Interest Percentage and (b) the net proceeds (after the underwriting discount and structuring fee incurred by the Partnership or the other Contribution Agreement Parties in connection therewith) of such exercise of the Underwriters' Option (such net proceeds, together with any Common Units issued to the Contributing Parties pursuant to this Section 5.4, the "Deferred Issuance and Distribution").

        Section 5.5    Interest and Withdrawal.    No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

        Section 5.6    OpCo Common Unit Exchanges.    Upon any exchange of OpCo Common Units and Class B Units for Common Units pursuant to the Exchange Agreement, the Partnership shall issue to the exchanging holder of such OpCo Common Units and Class B Units a number of Common Units equal to the number of OpCo Common Units forfeited in connection with such exchange. The Class B Units involved in such exchange shall automatically be cancelled and shall cease to be outstanding.

        Section 5.7    Issuances of Additional Partnership Interests and Derivative Partnership Interests.

          (a)   Subject to Section 5.12(b)(iii), the Partnership may issue additional Partnership Interests (other than the General Partner Interest) and Derivative Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners provided, however, that the Partnership shall not issue any Common Units or Series A Preferred Units unless the Partnership contributes the net cash proceeds or other consideration received from the issuance of such Common Units or Series A Preferred Units, as applicable, to the Operating Company in exchange for an equivalent number of OpCo Common Units or OpCo Series A Preferred Units, as applicable. Notwithstanding the foregoing, the Partnership may issue Common Units (a) pursuant to the Exchange Agreement, (b) pursuant to employee benefit plans, or (c) pursuant to a distribution (including any split or combination) of Common Units or OpCo Series A Preferred Units to all of the holders of Common Units or Series A Preferred Units, as applicable, pursuant to Section 5.9.

          (b)   Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.7(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior or junior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest shall be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

          (c)   The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Partnership Interests pursuant to this Section 5.7, (ii) the conversion of the Combined Interest to Common Units pursuant to the terms of this Agreement, (iii) reflecting the admission of such additional Limited Partners in the Register as the Record Holders of such Limited Partner Interests and (iv) all additional issuances of Partnership Interests and Derivative Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests or Derivative Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or Derivative Partnership Interests or in connection with the conversion of Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Common Units or other Partnership Interests are listed or admitted to trading.

          (d)   No fractional Units shall be issued by the Partnership.

          (e)   On the date of this Agreement, the Partnership shall issue a number of Class B Units to each of Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC and the Kimbell Art Foundation as described in Section 5.3(c) pursuant to the terms and conditions of the Recapitalization Agreement.

          (f)    In the event that Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC or the Kimbell Art Foundation becomes the record holder of any additional OpCo Common Units or ceases to be the record holder of any OpCo Common Units, the Partnership shall issue Class B Units to such entity or cancel Class B Units held by such entity such that the number of Class B Units held by such entity is equal to the number of OpCo Common Units held by such entity; provided that no Class B Units shall be cancelled in connection with a transfer of Class B Units by Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC or the Kimbell Art Foundation to an Affiliate (and in the case of Haymaker Management, LLC, to any members of Haymaker Management, LLC) in accordance with Section 4.5(f). The determination as to the number of OpCo Common Units held of record by each of Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC and the Kimbell Art Foundation and the number of Class B Units held by each of Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC and the Kimbell Art Foundation shall be made by the General Partner and shall be conclusive absent manifest error.

        Section 5.8    Preemptive Right.    Except as provided in this Section 5.8 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created. Other than with respect to the issuance of Partnership Interests in connection with the Initial Public Offering, the General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.

        Section 5.9    Splits and Combinations.

          (a)   Subject to Section 5.12(b)(v)(E), the Partnership may make a Pro Rata distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactively to the beginning of the Partnership; provided, however, that the Partnership may not effect a subdivision or combination of Partnership Interests described in this Section 5.9(a) unless (i) the Operating Company also effects an equivalent subdivision or combination pursuant to the OpCo Limited Liability Company Agreement and (ii) any such distribution, subdivision or combination of the Common Units shall be accompanied by a simultaneous and proportionate distribution, subdivision or combination of the Class B Units pursuant to this Agreement. This provision shall not be amended unless corresponding changes are made to the OpCo Limited Liability Company Agreement.

          (b)   Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice (or such shorter periods as required by applicable law). The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

          (c)   Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of Partnership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

          (d)   The Partnership shall not issue fractional Units upon any distribution, subdivision, or combination of Partnership Interests. If a distribution, subdivision, combination or reorganization of Partnership Interests would result in the issuance of fractional Units but for the provisions of Section 5.7(d) and this Section 5.9(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

        Section 5.10    Fully Paid and Non-Assessable Nature of Limited Partner Interests.    All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.

        Section 5.11    [Reserved.]

        Section 5.12    Establishment of Series A Preferred Units.

          (a)    General.    There is hereby created a class of Units designated as "Series A Cumulative Convertible Preferred Units" (the "Series A Preferred Units"), with the designations, preferences and relative, participating, optional or other special rights, privileges, powers, duties and obligations as are set forth in this Agreement. A total of 110,000 Series A Preferred Units shall be issued by the Partnership on the Series A Issuance Date pursuant to the terms and conditions of the Series A Purchase Agreement. Each Series A Preferred Unit shall constitute a "security" within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

          (b)    Rights of Series A Preferred Units.    The Series A Preferred Units shall have the following rights, preferences and privileges and the Series A Preferred Unitholders shall be subject to the following duties and obligations:

            (i)  Distributions.

            (A)  Commencing with the Quarter ending on September 30, 2018 and continuing through the applicable Series A Conversion Date, subject to Section 5.12(b)(i)(D) each Record Holder of Series A Preferred Units as of an applicable Record Date for each Quarter shall be entitled to receive, in respect of each Series A Preferred Unit held by such Record Holder, cumulative distributions in cash in respect of such Quarter equal to the sum of (1) the Series A Distribution Amount for such Quarter and (2) the Accumulated Distributions with respect to such Series A Preferred Unit (collectively, the "Series A Quarterly Distribution"). Each Series A Quarterly Distribution shall be payable quarterly but no later than the earlier of (i) 45 days after the end of the applicable Quarter and (ii) the payment date of distributions, if any, on any Series A Parity Securities and Series A Junior Securities (each such payment date, a "Series A Distribution Payment Date"). If the General Partner establishes an earlier Record Date for any distribution to be made by the Partnership on other Partnership Interests in respect of any Quarter, then the Record Date established pursuant to this Section 5.12(b)(i)(A) for a Series A Quarterly Distribution in respect of such Quarter shall be such earlier Record Date.

            (B)  Notwithstanding anything to the contrary in Section 5.12(b)(i)(A), prior to the end of the Initial Accrual Period, the Partnership may, at the sole election of the Board of Directors, with respect to any Series A Distribution Amount in respect of any Quarter, elect in any non-consecutive Quarters (an "Accrual Election") to have an amount equal to the quotient of (i) (A) the amount that would have been payable if such Series A Distribution Amount had been paid in cash less (B) the amount actually paid in cash divided by (ii) 0.7 and added to the Series A Liquidation Preference in lieu of paying such Series A Distribution Amount in cash. If the Partnership fails to pay or declare in its entirety a Series A Distribution Amount in respect of any Quarter prior to the end of the Initial Accrual Period and does not make an Accrual Election in respect thereof, the Partnership shall be deemed to have made an Accrual Election for all purposes of this Agreement if the Partnership did not make an Accrual Election with respect to the immediately preceding Quarter; provided that if the Partnership (x) fails to pay in full, in cash and when due, (1) any Series A Quarterly Distribution that is required to be paid after the Initial Accrual Period or (2) any Series A Quarterly Distribution that is required to be paid during the Initial Accrual Period if an Accrual Election was made in the immediately preceding Quarter, or (y) materially breaches any of its covenants in this Agreement and such breach has not been cured by the Partnership within 30 days after notice thereof by a Record Holder of Series A Preferred Units, then the Distribution Rate during such Quarter and each of the following Quarters shall be increased to 20% per annum until all Accumulated Distributions are paid in full in cash, and any such material breach is no longer ongoing. Notwithstanding anything in this Agreement to the contrary, the Partnership shall not be permitted to, and shall not, declare or make any distributions, redemptions or repurchases in respect of any Series A Junior Securities at any time that there are any Accumulated Distributions.

            (C)  Each Series A Preferred Unit will have the right to share in any special distributions by the Partnership of cash, securities or other property Pro Rata with the Common Units on an as-converted basis, provided that special distributions shall not include regular quarterly distributions paid in the normal course of business on the Common Units pursuant to Section 6.3 of this Agreement. No adjustment pursuant to Section 5.12(b)(v)(E) shall be made with respect to a special distribution referred to in this Section 5.12(b)(i)(C).

            (D)  Notwithstanding anything in this Section 5.12(b)(i) to the contrary, with respect to any Series A Preferred Unit that is converted into a Common Unit, (1) with respect to a distribution to be made to Record Holders as of the Record Date that precedes such conversion, the Record Holder of such Series A Preferred Unit as of such Record Date shall be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date, but shall not be entitled to receive such distribution in respect of such Record Date established for Record Holders of Common Units in respect of the Common Units into which such Series A Preferred Unit was converted after such Record Date, and (2) with respect to a distribution to be made to Record Holders as of any Record Date that follows such conversion, the Record Holder of the Series A Conversion

    Units into which such Series A Preferred Unit was converted as of such Record Date shall be entitled to receive such distribution in respect of such Series A Conversion Units on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date. For the avoidance of doubt, if a Series A Preferred Unit is converted into Series A Conversion Unit pursuant to the terms of this Agreement after a Record Date but prior to the corresponding Series A Distribution Payment Date, then the Record Holder of such Series A Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Series A Distribution Payment Date a distribution in respect of such Series A Preferred Unit pursuant to Section 5.12(b)(i)(A) and, until such distribution is received, Section 5.12(b)(i)(A) shall continue to apply.

           (ii)  Voting Rights.

            (A)  Except as provided in Section 5.12(b)(ii)(B) and Section 5.12(b)(iii), the Outstanding Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units into which such Series A Preferred Units would be converted at the then-applicable Series A Conversion Rate pursuant to Section 5.12(b)(v)(A) (regardless of whether the Series A Preferred Units are then convertible), and shall vote as a single class with the holders of the Common Units on each matter with respect to which each Record Holder of a Common Unit is entitled to vote; provided that the Outstanding Series A Preferred Units shall not vote with the holders of Common Units on any matter requiring the approval of the Common Units pursuant to Section 13.3(c) of this Agreement. Except with respect to Section 13.3(c), each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to constitute a reference to the Record Holders of Common Units and Series A Preferred Units, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.

            (B)  Except as provided in Section 5.12(b)(ii)(C), notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, the affirmative vote of the Record Holders of the Series A Required Voting Percentage shall be required for the Partnership to, or to permit any of its Subsidiaries to (in each case, directly or indirectly, including by way of amendment to this Agreement, by merger, consolidation, reclassification or otherwise):

              (1)   incur any Indebtedness for borrowed money (including under any Customary Credit Facility) that would be included in the definition of Total Debt (but assuming for such purposes that any undrawn letters of credit or bank guarantees constitute Total Debt), if (i) either clause of the proviso in Section 5.12(b)(i)(B) is applicable or (ii) pro forma for such incurrence and the application of any proceeds thereof, the Adjusted Leverage Ratio would exceed 3.50;

              (2)   borrow under the Credit Agreement, at any time, an amount exceeding 95% of the Partnership's and its Subsidiaries' PV10 calculated based on the most recent Reserve Report;

              (3)   enter into any credit facility in replacement of or to refinance the Credit Agreement (a "Replacement Credit Agreement") that is not a Customary Credit Facility or amend, restate, supplement or otherwise modify the Credit Agreement in any manner if the result thereof is that the Credit Agreement as so amended, restated, supplemented or otherwise modified fails to satisfy the definition of Customary Credit Facility;

              (4)   incur any Indebtedness for borrowed money except for Indebtedness under the Customary Credit Facility, except for:

                (a)   Indebtedness among the Partnership and its Subsidiaries;

                (b)   Indebtedness which, in the aggregate, together with all other Indebtedness permitted by this clause (4)(b), does not exceed $5,000,000 in principal amount outstanding;

                (c)   Indebtedness in respect of Capital Leases (as defined in the Credit Agreement) or purchase money financings in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

                (d)   Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and

                (e)   any renewals, refinancings or extensions of any of the foregoing;

              (5)   enter into, adopt or agree to any "restricted payment" provisions (or other similar provisions that restrict or limit the payment of distributions on, or the redemption of, the Series A Preferred Units) under any Partnership Indebtedness Document that would be more materially restrictive, taken as a whole, on the payment of dividends on, or redemption of, the Series A Preferred Units than those existing in the Partnership Indebtedness Documents as of the Series A Issuance Date (provided that, for the avoidance of doubt, any decrease in the amount available to make restricted payments under any such provisions that are the result of the Partnership utilizing capacity under such provisions or any decrease in capacity as a result of the operation of such provisions as set forth in the Partnership Indebtedness Documents as of the Series A Issuance Date, shall not require the consent of the Record Holders of the Series A Required Voting Percentage);

              (6)   declare, or pay, any distribution on or repurchase or redeem any Series A Junior Securities (including, for the avoidance of doubt, the Common Units) if (i) the pro forma Adjusted Leverage Ratio exceeds 3.50, immediately after giving effect thereto or (ii) either clause of the proviso in Section 5.12(b)(i)(B) is applicable;

              (7)   declare, or pay, any special or one-time distribution with respect to any class of Series A Junior Securities, including any distribution that is not out of Available Cash, unless such special or one-time distribution is made on a pro rata basis to the Series A Preferred Units and any class of Series A Parity Securities;

              (8)   form or create any Subsidiaries of the Partnership, other than Wholly-owned Subsidiaries of the Partnership, issue, or permit to be issued, any Equity Securities of any Subsidiaries of the Partnership, other than to Wholly-owned Subsidiaries of the Partnership, except as expressly contemplated by Section 5.09 of the Series A Purchase Agreement and the Partnership is permitted to own each of OGM Partners I, RCPTX, Ltd. and Oakwood Minerals I, L.P. as non-Wholly-owned Subsidiaries, in the proportions owned as of the date hereof;

              (9)   to the fullest extent permitted by law: (1) make a general assignment for the benefit of creditors; (2) file a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (3) file a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (4) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in the preceding clauses (1)-(3); or (5) seek, consent to or acquiesce in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the Partnership or any of its Subsidiaries or of all or any substantial part of their properties; provided that the foregoing shall not apply to any of the Subsidiaries of the Partnership, if (a) the Partnership shall determine that the existence thereof is no longer desirable in the conduct of the business of the Partnership and its Subsidiaries, taken as a whole, and that the bankruptcy or liquidation thereof is not adverse in any material respect to the Series A Preferred Unitholders or (b) if a Subsidiary is to be liquidated, such Subsidiary has no material assets;

              (10) make, change or revoke any entity classification election in respect of the Partnership or any of its Subsidiaries for U.S. federal income tax purposes or relevant state or local income tax purposes, except as expressly provided in Section 9.1;

              (11) except for Permitted Transactions, enter into, or modify, any agreement or transaction between or among the Partnership and/or its Subsidiaries, on the one hand, and the General Partner, its officers or employees or members of the Board of Directors and/or their respective Affiliates (other than the Partnership and its Wholly-owned Subsidiaries) on the other hand;

              (12) except for Permitted Dispositions, sell, lease, assign, convey or otherwise dispose of (including by farmout or similar transaction) any oil and gas properties of the Partnership or any of its Subsidiaries having a fair market value in excess of $50 million in any fiscal year and $125 million in the aggregate while any Series A Preferred Units are outstanding;

              (13) enter into a Series A Change of Control unless in connection therewith the Partnership redeems in full for cash all of the Outstanding Series A Preferred Units in accordance with Section 5.12(b)(vi); or

              (14) except as expressly provided in Section 5.09 of the Series A Purchase Agreement, amend or amend and restate this Agreement, the Certificate of Limited Partnership or the organizational documents of the Partnership's Subsidiaries (including by merger or otherwise or any amendment contemplated by and made in accordance with Section 5.12(b)(iii) if such amendment is materially adverse to any of the rights, preferences and privileges of the Series A Preferred Units). Without limiting the generality of the preceding sentence, any amendment shall be deemed to have such a materially adverse impact if such amendment would:

                (a)   reduce the Series A Distribution Amount or the Series A Quarterly Distribution, change the form of payment of distributions on the Series A Preferred Units, defer the date from which distributions on the Series A Preferred Units will accrue, cancel any accrued and unpaid distributions on the Series A Preferred Units or any interest accrued thereon (including any Accumulated Distributions or Series A Partial Period Distributions), or change the seniority rights of the Series A Preferred Unitholders as to the payment of distributions in relation to the holders of any other class or series of Partnership Interests;

                (b)   reduce the amount payable or change the form of payment to the Record Holders of the Series A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the seniority of the liquidation preferences of the Record Holders of the Series A Preferred Units in relation to the rights of the holders of any other class or series of Partnership Interests upon the liquidation, dissolution and winding up of the Partnership; or

                (c)   make the Series A Preferred Units redeemable or convertible at the option of the Partnership other than as set forth in this Agreement.

            (C)  Notwithstanding anything to the contrary in this Section 5.12(b)(ii), in no event shall the consent of the Series A Preferred Unitholders, as a separate class, be required in connection with any Series A Change of Control; provided that, in connection with any Series A Change of Control, the Partnership shall be required to redeem in full for cash all of the Outstanding Series A Preferred Units in accordance with Section 5.12(b)(vi); provided, further, that nothing in the foregoing shall limit the voting rights of any Series A Preferred Unitholder in connection with any vote of Record Holders of Common Units and Series A Preferred Units together as a single class that may be required to approve such transaction.

            (D)  Notwithstanding anything to the contrary in this Section 5.12(b)(ii), in no event shall the consent of the Series A Preferred Unitholders, as a separate class, be required in connection with any exchange made pursuant to the Exchange Agreement.

          (iii)    Issuances of Series A Senior Securities and Series A Parity Securities.    The Partnership shall not, without the affirmative vote of the Record Holders of the Series A Required Voting Percentage, issue, authorize or create any (a) Series A Senior Securities or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any Series A Senior Securities (or amend the provisions of any class of Partnership Interests to convert, reclassify or otherwise make such class of Partnership Interests a class of Series A Senior Securities), (b) Series A Parity Securities or any obligation or security convertible into, exchangeable for or evidencing the right to purchase any Series A Parity Securities (or amend the provisions of any class of Partnership Interests to convert, reclassify or otherwise make such class of Partnership Interests a class of Series A Parity Securities) or (c) additional Series A Preferred Units. Notwithstanding anything in the foregoing to the contrary, subject to Section 5.12(b)(v)(E), the Partnership may, without any vote of the holders of Outstanding Series A Preferred Units voting as a separate class (but without prejudice to their rights to vote on an as-converted basis to the extent that the Common Units are entitled to vote on any such matter), create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount.

          (iv)    Legends.    Unless otherwise directed by the General Partner, each book entry or Certificate evidencing a Series A Preferred Unit shall bear a restrictive notation in substantially the following form:

    THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF KIMBELL ROYALTY PARTNERS, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE U.S. FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER OR (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF KIMBELL ROYALTY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE. THIS SECURITY IS SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF KIMBELL ROYALTY PARTNERS, LP, AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE

    THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

          (v)    Conversion.

            (A)    At the Option of the Series A Preferred Unitholders.    Beginning with the earlier of (1) the second anniversary of the Series A Issuance Date and (2) immediately prior to the liquidation of the Partnership under Section 12.4 of this Agreement, the Series A Preferred Units owned by any Series A Preferred Unitholder shall be convertible, in whole or in part, at any time and from time to time upon the request of such Series A Preferred Unitholder, but not more than once per Quarter by such Series A Preferred Unitholder (inclusive of any conversion by such Series A Preferred Unitholder's Affiliates, with each Series A Preferred Unitholder and its Affiliates being entitled to a single conversion right per Quarter), into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate at such time; provided, however, that the Partnership shall not be obligated to honor any such conversion request unless (i) such conversion will involve an aggregate number of Series A Preferred Units with an underlying value of Common Units equal to or greater than $10 million (taking into account and including any concurrent conversion requests by any other Series A Preferred Unitholders) based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Conversion Notice Date (or such lesser amount to the extent such exercise covers all of the Series A Preferred Units of such Series A Preferred Unitholder and its Affiliates) and (ii) the Closing Price of the Common Units on the principal National Securities Exchange on which the Common Units are then listed for, or admitted to, trading exceeded 130% of the Conversion Price for any 20 Trading Days during the 30-Trading Day period immediately preceding the Series A Conversion Notice Date. Immediately upon the issuance of Series A Conversion Units as a result of any conversion of Series A Preferred Units hereunder, subject to Section 5.12(b)(i)(D), all rights of the Series A Converting Unitholder with respect to such Series A Preferred Units shall cease, including any further accrual of distributions, and such Series A Converting Unitholder thereafter shall be treated for all purposes as the owner of Common Units. Fractional Common Units shall not be issued to any Person pursuant to this Section 5.12(b)(v)(A); provided, however, that instead of issuing any fractional Common Unit, the Partnership shall round down the number of Common Units issued to such Series A Preferred Unitholder to the nearest whole number and pay cash to such Person in lieu of issuing such fractional Common Unit (with the amount of such cash payment being equal to the such fractional interest multiplied by the Conversion Price).

            (B)    At the Option of the Partnership.    At any time on or after the second anniversary of the Series A Issuance Date, the Partnership shall have the option, at any time, to convert all or any portion of the Series A Preferred Units then Outstanding into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate at such time. Fractional Common Units shall not be issued to any Person pursuant to this Section 5.12(b)(v)(B); provided, however, that instead of issuing any fractional Common Unit, the Partnership shall round down the number of Common Units issued to any applicable Series A Preferred Unitholder to the nearest whole number and pay cash to such Person in lieu of issuing such fractional Common Unit (with the amount of such cash payment being equal to the such fractional interest multiplied by the Conversion Price). Notwithstanding the foregoing, in order for the Partnership to exercise such option:

              (1)   such conversion must involve an aggregate number of Series A Preferred Units with an underlying value of Common Units equal to or greater than $10 million based on the Closing Price of Common Units on the Trading Day immediately preceding the

      Series A Mandatory Conversion Notice Date (or such lesser amount to the extent such exercise covers all of the Series A Preferred Units of such Series A Preferred Unitholder and its Affiliates);

              (2)   the Common Units must be listed for, or admitted to, trading on a National Securities Exchange;

              (3)   the Closing Price of the Common Units on the principal National Securities Exchange on which the Common Units are then listed for, or admitted to, trading must exceed 160% of the Conversion Price for any 20 Trading Days during the 30-Trading Day period immediately preceding the Series A Mandatory Conversion Notice Date;

              (4)   the average daily trading volume of the Common Units on the principal National Securities Exchange on which the Common Units are then listed for, or admitted to, trading must exceed 100,000 Common Units (as such amount may be adjusted to reflect any Unit split, combination or similar event) for the 60 Trading Days immediately preceding the Series A Mandatory Conversion Notice Date;

              (5)   the Partnership shall not have repurchased on any day in the 30-Trading Day period immediately preceding the Series A Mandatory Conversion Notice Date more than 10% of the 30-day trailing average trading volume of the Common Units on the principal National Securities Exchange on which the Common Units are then listed for, or admitted to, trading (calculated as of the Series A Mandatory Conversion Notice Date); and

              (6)   the Partnership must have an effective registration statement on file with the Commission covering resales of the underlying Common Units to be received by the applicable Series A Preferred Unitholders upon any such conversion.

    Nothing in this Section 5.12(b)(v)(B), however, is intended to limit or prevent a Series A Preferred Unitholder from electing to convert its Series A Preferred Units into Common Units in accordance with Section 5.12(b)(v)(A), and the Partnership shall not have any right to convert Series A Preferred Units from a Series A Preferred Unitholder to the extent such Series A Preferred Unitholder validly delivers to the Partnership a valid Series A Conversion Notice covering all of the Series A Preferred Units that are the subject of the applicable Series A Mandatory Conversion Notice prior to the Series A Conversion Date in respect of the applicable Series A Mandatory Conversion Notice.

            (C)    Conversion Notice.

              (1)   To convert Series A Preferred Units into Common Units pursuant to Section 5.12(b)(v)(A), a Series A Converting Unitholder shall give written notice (a "Series A Conversion Notice," and the date such notice is received, a "Series A Conversion Notice Date") to the Partnership stating that such Series A Preferred Unitholder elects to so convert Series A Preferred Units pursuant to Section 5.12(b)(v)(A), the number of Series A Preferred Units to be converted. The applicable Series A Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units.

              (2)   To convert Series A Preferred Units into Common Units pursuant to Section 5.12(b)(v)(B), the Partnership shall give written notice (a "Series A Mandatory Conversion Notice," and the date such notice is sent by the Partnership, a "Series A Mandatory Conversion Notice Date") to each Record Holder of Series A Preferred Units stating that the Partnership elects to so convert Series A Preferred Units pursuant to Section 5.12(b)(v)(B), that the conditions for electing conversion have been satisfied and the number of Series A Preferred Units to be so converted. The applicable Series A

      Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units.

            (D)    Timing.    If a Series A Conversion Notice is delivered by a Series A Preferred Unitholder to the Partnership or a Series A Mandatory Conversion Notice is delivered by the Partnership to a Series A Preferred Unitholder, each in accordance with Section 5.12(b)(v)(C), the Partnership shall issue the applicable Series A Conversion Units (i) no later than five Business Days after the Series A Conversion Notice Date or (ii) on the Series A Mandatory Conversion Notice Date, as the case may be (any date of issuance of Common Units upon conversion of Series A Preferred Units pursuant to this Section 5.12(b)(v) or Section 5.12(b)(vi), a "Series A Conversion Date"). On any Series A Conversion Date, the Partnership shall instruct, and shall use its commercially reasonable efforts to cause, its Transfer Agent to electronically transmit the Series A Conversion Units issuable upon conversion to such Series A Preferred Unitholder, by crediting the account of the Series A Preferred Unitholder through its Deposit Withdrawal Agent Commission system. The parties agree to coordinate with the Transfer Agent to accomplish this objective. Subject to Section 5.12(b)(i)(D), upon issuance of Series A Conversion Units to the Series A Converting Unitholder (or its designated recipient(s)), all rights of such Series A Converting Unitholder with respect to the converted Series A Preferred Units shall cease, and such Series A Converting Unitholder shall be treated for all purposes as the Record Holder of such Series A Conversion Units.

            (E)    Distributions, Combinations, Subdivisions and Reclassifications by the Partnership.    If, after the Series A Issuance Date, the Partnership (1) makes a distribution on the Common Units payable in Common Units or other Partnership Interests, (2) subdivides or splits its Outstanding Common Units into a greater number of Common Units, (3) combines or reclassifies the Common Units into a lesser number of Common Units, (4) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), (5) effects a Pro Rata repurchase of Common Units, in each case other than in connection with a Series A Change of Control (which shall be governed by Section 5.12(b)(vi)), (6) issues to holders of Common Units, in their capacity as holders of Common Units, rights, options or warrants entitling them to subscribe for or purchase Common Units at less than the market value thereof, (7) distributes to holders of Common Units evidences of indebtedness, Partnership Interests (other than Common Units) or other assets (including securities, but excluding any distribution referred to in clause (1) above, any rights or warrants referred to in clause (6) above, any consideration payable in connection with a tender or exchange offer made by the Partnership or any of its Subsidiaries and any distribution of Units or any class or series, or similar Partnership Interest, of or relating to a Subsidiary or other business unit of the Partnership in the case of certain spin-off transactions described below), or (8) consummates a spin-off, where the Partnership makes a distribution to all holders of Common Units consisting of Units of any class or series, or similar equity interests of, or relating to, a Subsidiary or other business unit of the Partnership, then the Series A Conversion Rate, the Series A Redemption Price and, solely for purposes of Section 5.12(b)(v)(B)(2), the Conversion Price, in each case, in effect at the time of the Record Date for such distribution or the effective date of any such other transaction shall be proportionately adjusted: (A) in respect of clauses (1) through (4) above, so that the conversion of the Series A Preferred Units after such time shall entitle each Series A Preferred Unitholder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified, as applicable) that such Series A Preferred Unitholder would have been entitled to receive if the Series A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, (B) in respect of clauses (5) through (8) above, in the reasonable discretion of the General Partner, to appropriately ensure that the Series A Preferred Units are convertible into an economically equivalent number of Common Units after taking into account the event described in clauses (5) through (8) above, and (C) in addition to the foregoing, in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.12(b)(v)(E) relating to the Series A Preferred Units shall not be abridged or amended and that the Series A Preferred Units shall thereafter retain the same powers, economic rights, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Units had immediately prior to such transaction or event. Notwithstanding the above, if any other terms of the Series A Preferred Units require adjustment to achieve the economic equivalence described above, such terms shall be proportionately adjusted in the manner determined in the General Partner's reasonable discretion, to take into account any such subdivision, split, combination or reclassification. An adjustment made pursuant to this Section 5.12(b)(v)(E) shall become effective immediately after the Record Date, in the case of a distribution, and shall become effective immediately after the applicable effective date, in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur.

            (F)    No Adjustments for Certain Items.    Notwithstanding any of the other provisions of this Section 5.12(b)(v), no adjustment shall be made to the Series A Conversion Rate, the Series A Redemption Price or the Series A Issue Price pursuant to Section 5.12(b)(v)(E) of this Agreement as a result of any of the following:

              (1)   any cash distributions made to holders of the Common Units (unless made in breach of Section 5.12(b)(i)(B));

              (2)   any issuance of Partnership Interests in exchange for cash;

              (3)   any grant of Common Units or options, warrants or rights to purchase or receive Common Units or the issuance of Common Units upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Partnership or its Subsidiaries, under compensation plans and agreements approved by the General Partner (including any long-term incentive plan);

              (4)   any issuance of Common Units as all or part of the consideration to effect (A) the closing of any acquisition by the Partnership or any of its Subsidiaries of assets or equity interests of a third party in an arm's-length transaction or from the Contributing Parties in a transaction approved by the Conflicts Committee in accordance with this Agreement or (B) the consummation of a merger, consolidation or other business combination of the Partnership with another entity in which the Partnership survives and the Common Units remain Outstanding, provided that any such transaction set forth in clause (A) or (B) of this Section 5.12(b)(v)(F)(4) is approved by the General Partner;

              (5)   the issuance of Common Units upon conversion of Series A Preferred Units; or

              (6)   the issuance of Series A Parity Securities.

    Notwithstanding anything in this Agreement to the contrary, (x) whenever the issuance of a Partnership Interest or other event would require an adjustment to the Series A Conversion Rate under one or more provisions of this Agreement, only one adjustment shall be made to the Series A Conversion Rate in respect of such issuance or event and (y) unless otherwise determined by the General Partner, no adjustment to the Series A Conversion Rate or the Series A Issue Price shall be made with respect to any distribution or other transaction described in Section 5.12(b)(v)(E) if the Series A Preferred Unitholders are entitled to participate in such distribution or transaction as if they held a number of Common Units issuable upon conversion of the Series A Preferred Units immediately prior to such event at the then applicable Series A Conversion Rate, without having to convert their Series A Preferred Units.

            (G)    Conversion of Series A Preferred Units.

              (1)   The Partnership shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all outstanding Series A Preferred Units into Common Units to the extent provided in, and in accordance with, this Section 5.12(b)(v).

              (2)   All Common Units delivered upon conversion of the Series A Preferred Units in accordance with this Section 5.12(b)(v) shall be (1) newly issued, (2) duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or this Agreement, as amended by this Amendment and (3) with respect to Common Units delivered upon a conversion in accordance with Section 5.12(b)(v)(B), registered for public resale under the Securities Act of 1933, as amended, pursuant to an effective registration statement that is then-available for the resale of such Common Units.

              (3)   The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Common Units upon conversion of Series A Preferred Units and, if the Common Units are then listed or quoted on the New York Stock Exchange or any other National Securities Exchange or other market shall list or cause to have quoted and keep listed and quoted the Common Units issuable upon conversion of the Series A Preferred Units to the extent permitted or required by the rules of such exchange or market.

          (vi)    Series A Change of Control.    In the event of a Series A Change of Control, the Partnership shall redeem all (and not less than all) of the Series A Preferred Units for a cash amount per Series A Preferred Unit equal to the Series A Redemption Price. Any redemption pursuant to this Section 5.12(b)(vi) shall be paid in cash. No later than five (5) Trading Days prior to the consummation of such Series A Change of Control, the Partnership shall deliver a written notice to the Record Holders of the Series A Preferred Units stating the date on which the Series A Preferred Units will be redeemed and the Partnership's computation of the amount of cash to be received by the Record Holder upon redemption of such Series A Preferred Units. The Partnership shall remit all such cash consideration to such Record Holders immediately prior to the consummation of such Series A Change of Control. The Record Holders shall deliver to the Partnership Certificates representing the Series A Preferred Units, if any, as soon as practicable following such redemption. Record Holders of the Series A Preferred Units shall retain all of the rights and privileges thereof unless and until the consideration due to such Record Holders as a result of such redemption is paid in full. After any such redemption and the payment in full of the consideration due as a result of such redemption, any such redeemed Series A Preferred Unit shall no longer constitute an issued and Outstanding Limited Partner Interest.

          (vii)    Restrictions on Transfers of Series A Preferred Units.

            (A)  Notwithstanding any other provision of this Section 5.12(b)(vii), and subject to Section 4.7 of this Agreement, each Series A Preferred Unitholder shall be permitted to transfer any Series A Preferred Units owned by such Series A Preferred Unitholder to any of its respective Affiliates. For the avoidance of doubt, the restrictions set forth in this Section 5.12(b)(vii) are in addition to such other restrictions set forth in this Agreement.

            (B)  Without the prior written consent of the General Partner, except as specifically provided in this Agreement, each Series A Preferred Unitholder shall not: (1) prior to the first anniversary of the Series A Issuance Date, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Series A Preferred Units; or (2) prior to the first anniversary of the Series A Issuance Date, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to any class or series of Partnership Interests; provided, however, that any Series A Preferred Unitholder may at any time on and after the Series A Issuance Date, pledge all or any portion of its Series A Preferred Units to any holders of obligations owed by such Series A Preferred Unitholder, including to the trustee for, or agent or representative of, such Series A Preferred Unitholder, and, in each case, as applicable, any such pledge and any foreclosure, sale or other remedy exercised pursuant to the pledge thereon and/or subsequent transfer by any such pledgee on any such pledged Series A Preferred Units shall not be considered a violation or breach of this Section 5.12(b)(vii)(B). Notwithstanding the foregoing, any transferee (which, for the avoidance of doubt, shall not include any pledgee of Series A Preferred Units) receiving any Series A Preferred Units pursuant to this Section 5.12(b)(vii)(B) (including upon any foreclosure upon pledged Series A Preferred Units) shall be obligated to agree to the restrictions set forth in this Section 5.12(b)(vii)(B) of this Agreement as a condition to such transfer. For the avoidance of doubt, in no way shall this Section 5.12(b)(vii)(B) of this Agreement or any other provision of this Agreement (i) prohibit changes in the composition of any Series A Preferred Unitholder or its direct or indirect owners, partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of such Series A Preferred Unitholder, (ii) prohibit any direct or indirect owners, partners or members of the general partner of any Series A Preferred Unitholder from changing over time, (iii) prohibit limited partners or members of any ultimate fund that indirectly owns any Series A Preferred Unitholder from transferring interests to other Persons in the secondary market or (iv) prohibit any Series A Preferred Unitholder from exercising any rights set forth in Section 5.12(b)(ix).

            (C)  Subject to Section 4.7 of this Agreement and compliance with any applicable securities laws or other provisions of this Agreement, at any time after the first anniversary of the Series A Issuance Date, the Series A Preferred Unitholders may freely transfer their Series A Preferred Units; provided, however, that this Section 5.12(b)(vii)(C) shall not eliminate, modify or reduce the obligations set forth in clause (2) of Section 5.12(b)(vii)(B).

          (viii)    Partnership Optional Redemption.

            (A)  Upon not less than 20 Business Days prior written notice (each, a "Partnership Series A Redemption Notice"), the Partnership may redeem all of the Series A Preferred Units, or less than all so long as any such redemption includes an aggregate number of Series A Preferred Units with an aggregate Minimum Return Amount that is equal to or greater than $20 million, at any time for a cash amount per Series A Preferred Unit equal to the Series A Redemption Price.

            (B)  On and after any date fixed for redemption (each a "Series A Redemption Date"), provided that the Partnership has made available at the office of the Transfer Agent a sufficient amount of funds to effect the redemption, distributions will cease to accrue on the Series A Preferred Units called for redemption, such Series A Preferred Units shall no longer be deemed to be outstanding and all rights of the holders of such units as holders of Series A Preferred Units shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Series A Redemption Date. Notice of any redemption will be irrevocable and will be provided by the Partnership not less than twenty (20) Business Days prior to the Series A Redemption Date, addressed to the respective Record Holders of the Series A Preferred Units to be redeemed at their respective addresses as they appear on the books and records of the Partnership. No failure to give such notice or any defect therein shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to any Series A Preferred Unitholder to whom the Partnership has failed to give notice or except as to any Series A Preferred Unitholder to whom notice was defective. In addition to any information required by applicable law, such notice shall state: (1) the Series A Redemption Date; (2) the Series A Redemption Price; and (3) whether all or less than all of the Outstanding Series A Preferred Units are to be redeemed, the aggregate amount of Series A Preferred Units to be redeemed and, if less than all Series A Preferred Units held by such Series A Preferred Unitholder are to be redeemed, the number of Series A Preferred Units that will be redeemed. The notice may also require delivery of Certificates representing the Series A Preferred Units to be redeemed, if any, together with certification as to the ownership of such Series A Preferred Units. Upon the redemption of Series A Preferred Units pursuant to this Section 5.12(b)(viii) and the payment in full of the consideration due as a result of such redemption, all rights of a Series A Preferred Unitholder with respect to the redeemed Series A Preferred Units shall cease, and such redeemed Series A Preferred Units shall cease to be Outstanding for all purposes of this Agreement.

            (C)  If the Partnership defaults in the payment of the redemption price by failing to pay such price by the date specified in the notice of redemption, then the Series A Preferred Units that were called for redemption shall remain outstanding and continue to accumulate the Series A Distribution Amount and have all other rights, preferences and privileges of Series A Preferred Units.

            (D)  Upon any redemption of Series A Preferred Units pursuant to this Section 5.12(b)(viii), the Partnership shall pay the Series A Redemption Price to the applicable Series A Preferred Unitholders by wire transfer of immediately available funds to an account specified by each such Series A Preferred Unitholder in writing to the General Partner as requested in the notice of redemption.

            (E)  Except as provided in Section 5.12(b)(ix) of this Agreement, no Series A Preferred Unitholder shall have the right to require the Partnership to redeem any Series A Preferred Units. Except as provided in this Section 5.12(b)(viii), the Partnership shall not have the right under any provision of this Agreement at its option to redeem Series A Preferred Units.

          (ix)    Series A Preferred Unitholder Optional Redemption.

            (A)  Commencing on the seventh anniversary of the Series A Issuance Date (the "Forced Redemption Date") the Series A Preferred Unitholders shall have the right to cause the Partnership to redeem the Outstanding Series A Preferred Units (in whole or in part so long as any such redemption includes an aggregate number of Series A Preferred Units with an aggregate Minimum Return Amount that is equal to or greater than $20 million) (the "Series A Unitholder Redemption Right") for cash in an aggregate amount equal to the number of Series A Preferred Units so redeemed multiplied by the Series A Redemption Price.

            (B)  The Series A Preferred Unitholders may exercise the Series A Unitholder Redemption Right at any time after the Forced Redemption Date (but not more than once per Quarter by such Series A Preferred Unitholder (inclusive of any conversion by such Series A Preferred Unitholder's Affiliates, with each Series A Preferred Unitholder and its Affiliates being entitled to a single redemption right per Quarter)) by delivering to the Partnership a notice of redemption (the "Series A Unitholder Redemption Notice"); provided, however, that no Series A Unitholder Redemption Notice will be valid if delivered less than ten Business Days before the date set for distributions pursuant to Section 6.3 of this Agreement. Such Series A Unitholder Redemption Notice shall be in writing and include the number of Units to be redeemed from the applicable Series A Preferred Unitholders (the "Series A Unitholder Redemption Units").

            (C)  Within five Business Days of a receipt of a Series A Unitholder Redemption Notice, the Partnership shall deliver a notice (the "Final Partnership Redemption Notice") that states (i) the Series A Redemption Date, (ii) the number of Series A Preferred Units to be redeemed (as set forth in the Series A Unitholder Redemption Notice) and (iii) the place where any Series A Preferred Units to be redeemed that are in certificated form are to be redeemed and shall be presented and surrendered for payment in cash therefor. Notwithstanding anything in this Agreement to the contrary, from and after delivery of any Series A Unitholder Redemption Notice, the Partnership shall not be permitted to, and shall not, declare or make any distributions, redemptions or repurchases in respect of any Series A Junior Securities or Series A Parity Securities until the Partnership has paid and delivered in full an amount of cash sufficient to redeem each of the Series A Preferred Units included in the Series A Unitholder Redemption Notice.

            (D)  The Partnership shall deposit with the Paying Agent cash sufficient to redeem each of the Series A Preferred Units as to which the Partnership has delivered a Final Partnership Redemption Notice in accordance with Section 5.12(b)(ix)(C) no later than the open of business on the fifth Business Day following the delivery of the Final Partnership Redemption Notice (such date, the "Partnership Redemption Date"), and the Partnership shall, at the time of such deposit, give the Paying Agent irrevocable instructions and authority to deliver the cash consideration to the Series A Preferred Unitholders for each of their Series A Preferred Units to be redeemed as set forth in the Final Partnership Redemption Notice. If a Final Partnership Redemption Notice shall have been given, then from and after the Series A Redemption Date, unless the Partnership defaults in providing to the Series A Preferred Unitholders cash for each of the Series A Preferred Units to be redeemed sufficient for such redemption at the time and place specified for payment pursuant to the Final Partnership Redemption Notice, (i) all dividends on such Series A Preferred Units to be redeemed shall cease to accrue, (ii) Series A Preferred Units to be redeemed shall be deemed no longer outstanding and (iii) all other rights with respect to the Series A Preferred Units to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Series A Preferred Unitholders thereof to receive the cash consideration for each of their Series A Preferred Units to be redeemed. If the Partnership defaults in providing to the Series A Preferred Unitholders cash for each of the Series A Preferred Units to be redeemed as set forth in the Final Partnership Redemption Notice, then the Series A Preferred Units included in the Series A Unitholder Redemption Notice that were called for redemption shall remain outstanding and continue to accumulate the Series A Distribution Amount and have all other rights, preferences and privileges of Series A Preferred Units; provided that (x) the Distribution Rate shall be 20% for the Quarter in which such default occurs and in all Quarters after such default with respect to such Series A Preferred Units and (y) the Partnership shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases in respect of any Series A Junior Securities or Series A Parity

    Securities (including, for the avoidance of doubt, with respect to the Quarter in respect of which the Partnership first failed to pay in full the Series A Redemption Price in respect of the Series A Unitholder Redemption Units in cash when due). The Partnership shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the cash consideration for each of the Series A Preferred Units to be redeemed), and the holders of any Series A Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the Series A Redemption Date, shall be, to the extent permitted by applicable law, repaid to the Partnership upon its written request, after which repayment the Series A Preferred Unitholders entitled to such redemption shall have recourse only to the Partnership. Notwithstanding any Final Partnership Redemption Notice, there shall be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full consideration with respect to each such share shall have been deposited by the Partnership with the Paying Agent.

          (x)    Liquidation.    Notwithstanding anything to the contrary in this Agreement, in the event of any liquidation, dissolution and winding up of the Partnership, either voluntary or involuntary, the Series A Preferred Unitholders shall be entitled to receive, out of the assets of the Partnership available for distribution, prior to any distribution of any assets of the Partnership to the Common Unitholders or to the holders of any other class or series of Equity Securities of the Partnership, an amount per Series A Preferred Unit equal to the Series A Redemption Price.

          (xi)    Fully Paid and Non-Assessable.    Any Series A Conversion Unit(s) delivered pursuant to this Agreement shall be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Act), and shall be free and clear of any liens, claims, rights or encumbrances other than those arising under the Delaware Act, or this Agreement or created by the holders thereof.

          (xii)    Notices.    For the avoidance of doubt, the Partnership shall distribute to the Record Holders of Series A Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the Record Holders of Common Units of the Partnership, at such times and by such method as such documents are distributed to such Record Holders of such Common Units.

          (xiii)    Additional Information.    Upon the affirmative vote of the Series A Required Voting Percentage and no more than once a quarter, the General Partner agrees to make available its chief executive officer, president or chief financial officer to discuss with the Series A Preferred Unitholders the Partnership's financial condition and operations.

          (xiv)    Termination.    Except for the right of a holder of Series A Preferred Units to receive Common Units and certain payments as expressly set forth in Section 5.12(b)(v), in the case of conversion of Series A Preferred Units, or Section 5.12(b)(vi), Section 5.12(b)(viii) or Section 5.12(b)(ix), in the case of redemption of Series A Preferred Units, Section 5.12 and Section 6.4 shall automatically terminate and be of no further force and effect at such time as no Series A Preferred Units remain Outstanding.

ARTICLE VI

DISTRIBUTIONS

        Section 6.1    [Reserved.]

        Section 6.2    [Reserved.]

        Section 6.3    Distributions to Record Holders.

        (a)   Except as provided in Section 5.12(b)(i), within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Common Unitholders as of the Record Date selected by the General Partner. For the avoidance of doubt, the Series A Preferred Units shall not be entitled to distributions pursuant to this Section 6.3.

        (b)   Prior to making any distributions in respect of any calendar quarter to Record Holders of Common Units pursuant to Section 6.3(c), and after making any distributions to the holders of Series A Preferred Units pursuant to Section 5.12(b)(i), the Partnership will distribute to the Record Holders of Class B Units a quarterly amount per Class B Unit equal to the Class B Distribution Amount.

        (c)   The Partnership shall make distributions of Available Cash pursuant to this Section 6.3, if any, to the holders of Common Units, Pro Rata and no distribution shall be made under any circumstances in respect of any Class B Units, except as provided in Section 6.3(b).

        (d)   All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act.

        (e)   Notwithstanding Section 6.3(b), in the event of the dissolution and liquidation of the Partnership, cash shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

        (f)    Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through any Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

        Section 6.4    Special Provisions Relating to the Series A Preferred Units.

        (a)   Subject to any applicable transfer restrictions in Section 4.7 of this Agreement, the holder of a Series A Preferred Unit or a Series A Conversion Unit shall provide notice to the Partnership of the transfer of any such Series A Preferred Unit or Series A Conversion Unit, as applicable, by the earlier of (i) thirty (30) days following such transfer and (ii) the last Business Day of the calendar year during which such transfer occurred.

        (b)   Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Series A Preferred Units (i) shall possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (ii) shall not (A) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided in this Agreement or (B) be entitled to any distributions other than as provided in Section 5.12 of this Agreement.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

        Section 7.1    Management.

          (a)   The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the General Partner to delegate its rights and power to other Persons, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner in its capacity as such shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following and subject to any approval that may be required by Section 5.12(b)(ii):

              (i)  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Partnership Interests, and the incurring of any other obligations;

             (ii)  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (iii)  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.4 or Article XIV);

            (iv)  the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the business or operations of the Partnership Group; subject to Section 7.7(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

             (v)  the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

            (vi)  the distribution of cash held by the Partnership;

           (vii)  the selection and dismissal of officers, employees, agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii)  the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

            (ix)  the formation of, or acquisition of an interest in, and the contribution of assets and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of assets to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

             (x)  the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

            (xi)  the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

           (xii)  the entering into of listing agreements with any National Securities Exchange regarding some or all of the Limited Partner Interests or other securities issued by a Group Member or the delisting of such securities from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

          (xiii)  the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Partnership Interests;

          (xiv)  subject to Section 7.4, the undertaking of any action in connection with the Partnership's participation and management of the Operating Company as the Operating Company's managing member or a common unitholder in the Operating Company;

           (xv)  the undertaking of any action in connection with the Partnership's participation in the management of any Group Member; and

          (xvi)  the entering into of agreements with any of its Affiliates, including any agreements to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

          (b)   Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Interests or is otherwise bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the Management Services Agreements, the Underwriting Agreement, the Contribution Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement (collectively, the "Transaction Documents") (in each case other than this Agreement, without giving effect to any amendments, supplements or restatements thereof entered into after the date such Person becomes bound by the provisions of this Agreement); (ii) agrees that the General Partner (on its own or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests or are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty or any other obligation of any type whatsoever that the General

  Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

        Section 7.2    Replacement of Fiduciary Duties.    Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the General Partner or any other Indemnitee would have duties (including fiduciary duties) to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement.

        Section 7.3    Certificate of Limited Partnership.    The General Partner caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act on October 30, 2015. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

        Section 7.4    Restrictions on the General Partner's Authority to Sell Assets of the Partnership Group.

          (a)   Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any disposition of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

          (b)   Notwithstanding any other provision of this Agreement, whenever any action is taken by the Partnership under the OpCo Limited Liability Company Agreement as a holder of OpCo Common Units and/or OpCo Series A Preferred Units (and not as managing member of the Operating Company), including approving amendments of the OpCo Limited Liability Company Agreement that require approval by holders of a "Unit Majority" (as defined therein) or a specified percentage of the OpCo Common Units and/or the OpCo Series A Preferred Units, whether voting on an as-converted basis with the holders of the OpCo Common Units or otherwise, as applicable, the General Partner shall call an annual or special meeting or solicit proxies from the holders of Common Units and/or Series A Preferred Units, as applicable, in each case in accordance with Article XIII, for the purpose of submitting such action to a vote of the holders of Common Units and/or Series A Preferred Units, as applicable, and cause the Partnership to vote (or refrain from voting) the OpCo Common Units and/or OpCo Series A Preferred Units it holds in the same manner as the holders of Common Units and/or Series A

  Preferred Units have voted (or refrained from voting) their Common Units and/or Series A Preferred Units, as applicable, on the matter.

        Section 7.5    Reimbursement of the General Partner.

          (a)   Except as provided in this Section 7.5 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

          (b)   The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner or its Affiliates in connection with managing and operating the Partnership Group's business and affairs (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.8. Any allocation of expenses to the Partnership by the General Partner in a manner consistent with its or its Affiliates past business practices shall be deemed to have been made in good faith. This provision does not affect the ability of the General Partner and its Affiliates to enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.

          (c)   The General Partner, without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Interests or Derivative Partnership Interests), or cause the Partnership to issue Partnership Interests or Derivative Partnership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates in each case for the benefit of officers, employees and directors of the General Partner or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests or Derivative Partnership Interests that the General Partner or such Affiliates are obligated to provide to any officers, employees, consultants and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests or Derivative Partnership Interests purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.5(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.5(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.6.

          (d)   The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

        Section 7.6    Outside Activities.

          (a)   The General Partner, for so long as it is the General Partner of the Partnership, (i) agrees that its sole business shall be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement, (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member or (C) the guarantee of, and mortgage, pledge or encumbrance of any or all of its assets in connection with, any indebtedness of any Group Member.

          (b)   Subject to the terms of Section 7.6(c), each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Partner. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

          (c)   Subject to the terms of Section 7.6(a), Section 7.6(b) and the Contribution Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (other than the General Partner) in accordance with the provisions of this Section 7.6 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any duty existing at law, in equity or otherwise, of the General Partner or any other Unrestricted Person for the Unrestricted Persons (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership or any other Group Member and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty existing at law, in equity or otherwise, to present business opportunities to the Partnership or any other Group Member. Notwithstanding anything to the contrary in this Agreement or any duty existing at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). Except as provided for in the Contribution Agreement, no Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for any Group Member, shall have any duty to communicate or offer such opportunity to any Group Member, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person bound by this Agreement for breach of any duty existing at law, in equity or otherwise, by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to any Group Member, provided, however, that such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.

          (d)   The General Partner and each of its Affiliates may acquire Units or other Partnership Interests in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Partnership Interests acquired by them. The term "Affiliates" when used in this Section 7.6(d) with respect to the General Partner shall not include any Group Member.

          (e)   Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit or otherwise affect any separate contractual obligations outside of this Agreement of any Person (including any Unrestricted Person) to the Partnership or any of its Affiliates.

        Section 7.7    Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

          (a)   The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms materially less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.7(a) and Section 7.7(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member.

          (b)   The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

        Section 7.8    Indemnification.

          (a)   To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or omitting or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided, however, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.8 shall be available to any Indemnitee (other than a Group Member) with respect to any such Affiliate's obligations pursuant to the Transaction Documents. Any indemnification pursuant to this Section 7.8 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

          (b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.8(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.8, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.8.

          (c)   The indemnification provided by this Section 7.8 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement, any other agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          (d)   The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates, the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership's or any other Group Member's activities or such Person's activities on behalf of the Partnership or any other Group Member, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. In addition, the Partnership may enter into additional indemnification agreements with any Indemnitee.

          (e)   For purposes of this Section 7.8, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.8(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

          (f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.8 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h)   The provisions of this Section 7.8 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          (i)    No amendment, modification or repeal of this Section 7.8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          (j)    This Section 7.8 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

        Section 7.9    Liability of Indemnitees.

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, any Group Member Agreement, under the Delaware Act or any other law, rule or regulation or at equity, to the fullest extent allowed by law, no Indemnitee or any of its employees or Persons acting on its behalf shall be liable for monetary damages to the Partnership, the Partners, or any other Persons who have acquired interests in Partnership Interests or are bound by this Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of any act or omission of an Indemnitee or any of its employees or Persons acting on its behalf unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee or any of its employees or Persons acting on its behalf acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful.

          (b)   The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner if such appointment was not made in bad faith.

          (c)   To the extent that, at law or in equity, an Indemnitee or any of its employees or Persons acting on its behalf has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners or to any other Persons who have acquired a Partnership Interest or are otherwise bound by this Agreement, the General Partner and any other Indemnitee or any of its employees or Persons acting on its behalf acting in connection with the Partnership's business or affairs shall not be liable to the Partnership, the Limited Partners, or any other Persons who have acquired interests in the Partnership Interests or are bound by this Agreement for its good faith reliance on the provisions of this Agreement.

          (d)   Any amendment, modification or repeal of this Section 7.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        Section 7.10    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

          (a)   Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) determined by the Board of Directors to be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) determined by the Board of Directors to be fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval or Unitholder approval. Notwithstanding any other provision of this Agreement, any Group Member Agreement or applicable law, whenever the General Partner makes a determination to refer or not to refer any potential conflict of interest to the Conflicts Committee for Special Approval, to seek or not to seek Unitholder approval or to adopt or not to adopt a resolution or course of action that has not received Special Approval or Unitholder approval, then the General Partner shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner in making such determination or taking or declining to take such other action shall be permitted to do so in its sole and absolute discretion. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith. If the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) of this Section 7.10(a) or that a director satisfies the eligibility requirements to be a member of the Conflicts Committee, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith. In any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the General Partner, any action by the Board of Directors in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) of this Section 7.10(a) or whether a director satisfies the eligibility requirements to be a member of the Conflicts Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors, as applicable, acted in good faith. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement or any such duty.

          (b)   Whenever the General Partner or the Board of Directors, or any committee thereof (including the Conflicts Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement, then, unless another express lesser standard is provided for in this Agreement, the General Partner, the Board of Directors or such committee or such Affiliates causing the General Partner to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction shall conclusively be deemed to be in "good faith" for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is in, or not adverse to, the best interests of the Partnership Group; provided, however, that if the Board of Directors is making a determination or taking or declining to take an action pursuant to clause (iii) or clause (iv) of the first sentence of Section 7.10(a), then in lieu thereof, such determination or other action or inaction shall conclusively be deemed to be in "good faith" for all purposes of this Agreement if the members of the Board of Directors making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (iii) or clause (iv) of the first sentence of Section 7.10(a), as applicable.

          (c)   Whenever the General Partner (including the Board of Directors or any committee thereof) makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, the Board of Directors or any committee thereof, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary or other duty) existing at law, in equity or otherwise or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner, the Board of Directors or any committee thereof, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion. By way of illustration and not of limitation, whenever the phrase, "the General Partner at its option," or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.

          (d)   The General Partner's organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner's general partner, if the General Partner is a partnership.

          (e)   Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

          (f)    Except as expressly set forth in this Agreement or expressly required by the Delaware Act, neither the General Partner, the Board of Directors, any committee thereof or any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner (including without limitation, any Series A Preferred Unitholders) and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.

          (g)   The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a general partner or managing member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.10.

        Section 7.11    Other Matters Concerning the General Partner.

          (a)   The General Partner, the Board of Directors (or any committee thereof) and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b)   The General Partner, the Board of Directors (or any committee thereof) and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee, respectively, reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

          (c)   The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or any Group Member.

        Section 7.12    Purchase or Sale of Partnership Interests.    Subject to Section 5.12(b)(ii)(B)(6), the General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests or Derivative Partnership Interests. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Article IV and Article X.

        Section 7.13    Reliance by Third Parties.    Notwithstanding anything to the contrary in this Agreement, any Person (other than the General Partner and its Affiliates) dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person (other than the General Partner and its Affiliates) dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

        Section 8.1    Records and Accounting.    The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including the Register and all other books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

        Section 8.2    Fiscal Year.    The fiscal year of the Partnership shall be a fiscal year ending December 31.

        Section 8.3    Reports.

          (a)   Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership (or such shorter period as required by the Commission), the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership's or the Commission's website) to each Record Holder of a Unit or other Partnership Interest as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner, and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

          (b)   Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 50 days after the close of each Quarter (or such shorter period as required by the Commission) except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership's or the Commission's website) to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

        Section 9.1    Tax Characterization and Election.    The Partnership has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(c) effective on the date immediately following the Recapitalization Date.

        Section 9.2    Withholding.    Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other U.S. federal, state or local law, including pursuant to Sections 1441, 1442, 1445, 1471 and 1472 of the Code, or established under any foreign law. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from a distribution to any Partner, the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

        Section 10.1    Admission of Limited Partners.

          (a)   By acceptance of any Limited Partner Interests transferred in accordance with Article IV or acceptance of any Limited Partner Interests issued in accordance with Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.8, each transferee of, or other such Person acquiring a Limited Partner Interest (including any nominee, agent or representative acquiring such Limited Partner Interests for the account of another Person or Group, which nominee, agent or representative shall be subject to Section 10.1(b) below) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when such Person becomes the Record Holder of the Limited Partner Interests so transferred or acquired, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and becoming the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is an Ineligible Holder shall be determined in accordance with Section 4.8.

          (b)   With respect to Units that are held for a Person's account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the rights of a Limited Partner in respect of such Units, including the right to vote, on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units in accordance with the direction of the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 10.1(b) are subject to the provisions of Section 4.3.

          (c)   The name and mailing address of each Record Holder shall be listed in the Register. The General Partner shall update the Register from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

          (d)   Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).

        Section 10.2    Admission of Successor General Partner.    A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to (a) the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or Section 11.2 or (b) the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

        Section 10.3    Amendment of Agreement and Certificate of Limited Partnership.    To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the Register and any other records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

        Section 11.1    Withdrawal of the General Partner.

          (a)   The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

              (i)  The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

             (ii)  The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

            (iii)  The General Partner is removed pursuant to Section 11.2;

            (iv)  The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A) through (C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

             (v)  A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

            (vi)  (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation;

              (B)  if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner;

              (C)  if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust;

              (D)  if the General Partner is a natural person, his or her death or adjudication of incompetency; and

              (E)  otherwise upon the termination of the General Partner.

  If an Event of Withdrawal specified in Section 11.1(a)(iv), Section 11.1(a)(v), Section 11.1(a)(vi)(A), Section 11.1(a)(vi)(B), Section 11.1(a)(vi)(C) or Section 11.1(a)(vi)(E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

          (b)   Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 a.m., Central Time, on December 31, 2026, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided, however, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner under the Delaware Act; (ii) at any time after 12:00 a.m., Central Time, on December 31, 2026, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner's withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1, unless the business of the Partnership is continued pursuant to Section 12.2. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

        Section 11.2    Removal of the General Partner.    The General Partner may be removed if such removal is both (i) for Cause and (ii) approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Common Units and Class B Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a Unit Majority. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

        Section 11.3    Interest of Departing General Partner and Successor General Partner.

          (a)   In the event of withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement, if the successor General Partner is elected in accordance with the terms of Section 11.1, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates' general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal. If the General Partner is removed by the Unitholders pursuant to Section 11.2 or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.5, including any employee related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

  For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner's withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership's assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

          (b)   If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units shall be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

        Section 11.4    Withdrawal of Limited Partners.    No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

        Section 12.1    Dissolution.    The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, to the fullest extent permitted by law, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

          (a)   an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and a Withdrawal Opinion of Counsel is received as provided in Section 11.1(b) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;

          (b)   an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

          (c)   the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

          (d)   at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

        Section 12.2    Continuation of the Business of the Partnership After Dissolution.    Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or Section 11.1(a)(iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the fullest extent permitted by law, within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), Section 11.1(a)(v) or Section 11.1(a)(vi), then, to the fullest extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

            (i)  the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

           (ii)  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

          (iii)  the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, however, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Act.

        Section 12.3    Liquidator.    Upon dissolution of the Partnership, in accordance with the provisions of this Article XII, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the holders of a Unit Majority. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by the holders of a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

        Section 12.4    Liquidation.    The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

          (a)   The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

          (b)   Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

          (c)   All property and all cash (including cash equivalents) in excess of that required to satisfy or discharge liabilities as provided in Section 12.4(b) and that required to satisfy liquidation preferences of the Series A Preferred Units provided for under Section 5.12(b)(x) shall (i) first be distributed to the Record Holders of Class B Units until the Record Holders of all outstanding Class B Units have received the Class B Capital Contribution Per Unit Amount in respect of each such Class B Unit pursuant to Section 6.3(b), and then (ii) be distributed to the Partners in accordance with the priorities for distributions set forth in Section 6.3(c) (except that no further distributions shall be made in respect of any Class B Units or in respect of the General Partner Interest) and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).

        Section 12.5    Cancellation of Certificate of Limited Partnership.    Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

        Section 12.6    Return of Contributions.    The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Partnership.

        Section 12.7    Waiver of Partition.    To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT;
MEETINGS; RECORD DATE

        Section 13.1    Amendments to be Adopted Solely by the General Partner.    Each Partner agrees that the General Partner, without the approval of any other Partner, subject to Section 5.12(b)(ii)(B), may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a)   a change in the name of the Partnership, the location of the principal office of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

          (b)   admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c)   a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state;

          (d)   a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests in any material respect; provided that for purposes of determining whether an amendment satisfies the requirements of this Section 13.1(d), the General Partner may in its sole discretion disregard any adverse effect on any class or classes of Partnership Interests the holders of which have approved such amendment pursuant to Section 13.3(c), (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or shall be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.9 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e)   a change in the fiscal year or taxable period of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

          (f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (g)   an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests or Derivative Partnership Interests pursuant to Section 5.7;

          (h)   any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

          (i)    an amendment effected, necessitated or contemplated by a Merger Agreement or Plan of Conversion approved in accordance with Section 14.3;

          (j)    an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 or Section 7.1(a);

          (k)   an amendment to Section 10.1 providing that any transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner

  Interest for the account of another Person) shall be deemed to certify that the transferee is not an Ineligible Holder;

          (l)    a merger, conveyance or conversion pursuant to Section 14.3(d) or Section 14.3(e); or

          (m)  any other amendments substantially similar to the foregoing.

        Section 13.2    Amendment Procedures.    Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no obligation or duty to the Partnership or the Limited Partners to propose or approve, and may decline to propose or approve, any amendment to this Agreement in its sole discretion. An amendment to this Agreement shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units or class of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or class of Outstanding Units, as applicable, or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Partnership's or the Commission's website.

        Section 13.3    Amendment Requirements.

          (a)   Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units or percentage of a particular class of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4 increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units (or holders of Outstanding Units of such applicable class, as the case may be) whose aggregate Outstanding Units (generally or of such applicable class, as the case may be) constitute (x) in the case of a reduction as described in subclause (a)(i) hereof, not less than the voting requirement sought to be reduced, (y) in the case of an increase in the percentage in Section 11.2, not less than 66 2/3% of the Outstanding Units, or (z) in the case of an increase in the percentage in Section 13.4, not less than a majority of the Outstanding Units.

          (b)   Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

          (c)   Except as provided in Section 14.3, and without limitation of the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

          (d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment shall not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.

          (e)   Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

        Section 13.4    Special Meetings.    All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of Units for which the meeting is proposed. No business may be brought by any Limited Partner before such special meeting except the business listed in the related request. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send or cause to be sent a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Limited Partners shall not be permitted to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business. If any such vote were to take place, to the fullest extent permitted by law, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

        Section 13.5    Notice of a Meeting.    Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

        Section 13.6    Record Date.    For purposes of determining the Limited Partners who are Record Holders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner shall set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which such Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

        Section 13.7    Postponement and Adjournment.    Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless the aggregate amount of such postponement shall be for more than 45 days after the original meeting date. Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No vote of the Limited Partners shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

        Section 13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes.    The transaction of business at any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after call and notice in accordance with Section 13.4 and Section 13.5, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.

        Section 13.9    Quorum and Voting.    The presence, in person or by proxy, of holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner and its Affiliates) shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by the holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote at such meeting shall be deemed to constitute the act of all Limited Partners, unless a different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such different percentage or the act of the Limited Partners holding the requisite percentage of the necessary class, as applicable, shall be required. Notwithstanding anything to the contrary in this Agreement, the restrictions in the definition of "Outstanding" that apply to Persons that beneficially own 20% or more of any class of Partnership Interests shall not restrict a Series A Preferred Unitholder from voting all, and being deemed present with respect to all, of his, her or its Series A Preferred Units on any matter, including, as applicable, on an as-converted basis with the holders of Common Units. The Limited

Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the exit of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units or the act of the Limited Partners holding the requisite percentage of the necessary class, as applicable, specified in this Agreement.

        Section 13.10    Conduct of a Meeting.    The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.

        Section 13.11    Action Without a Meeting.    If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner and its Affiliates) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Outstanding Units held by such Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted. If approval of the taking of any permitted action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are first deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) shall not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

        Section 13.12    Right to Vote and Related Matters.

          (a)   Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the

  Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

          (b)   With respect to Units that are held for a Person's account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and in accordance with the direction of, the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

        Section 13.13    Class B Units.    Each of the Partners and each other Person who may acquire Partnership Interests agrees that the holders of Class B Units shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Partners on a Pro Rata basis as, and treating such Persons for all purposes as if they are, Unitholders holding Common Units, including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Act or any other applicable law, rule or regulation, except as otherwise explicitly provided hereunder. Except with respect to Section 13.3(c) and Section 7.4(b), each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to constitute a reference to the Record Holders of Common Units, Class B Units and, to the extent provided in Section 5.12(b)(ii), Series A Preferred Units, voting together as a single class during any period in which any Class B Units are Outstanding. The affirmative vote of the holders of a majority of the voting power of all Class B Units voting separately as a class shall be required to alter, amend or repeal this Section 13.13 or to adopt any provision inconsistent therewith.

ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

        Section 14.1    Authority.    The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America or any other country, pursuant to a written plan of merger or consolidation ("Merger Agreement") or a written plan of conversion ("Plan of Conversion"), as the case may be, in accordance with this Article XIV.

        Section 14.2    Procedure for Merger, Consolidation or Conversion.

          (a)   Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Securities Act or any other law, rule or regulation or at equity, and the General Partner in determining whether to consent to any merger, consolidation or conversion of the Partnership shall be permitted to do so in its sole and absolute discretion.

          (b)   If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

              (i)  the name and state or country of domicile of each of the business entities proposing to merge or consolidate;

             (ii)  the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

            (iii)  the terms and conditions of the proposed merger or consolidation;

            (iv)  the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

             (v)  a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

            (vi)  the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, however, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

           (vii)  such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

          (c)   If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:

              (i)  the name of the converting entity and the converted entity;

             (ii)  a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

            (iii)  a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

            (iv)  the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;

             (v)  in an attachment or exhibit, the certificate of limited partnership of the Partnership;

            (vi)  in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

           (vii)  the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, however, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and

          (viii)  such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

        Section 14.3    Approval by Limited Partners.

          (a)   Except as provided in Section 14.3(d) and Section 14.3(e), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and, subject to any applicable requirements of Regulation 14A pursuant to the Exchange Act or successor provision, no other disclosure regarding the proposed merger, consolidation or conversion shall be required.

          (b)   Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.

          (c)   Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

          (d)   Notwithstanding anything else contained in this Article XIV or in this Agreement, but subject to Section 5.12(b)(ii)(B), the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such merger, conveyance or conversion other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger, conveyance or conversion, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity

  (if that jurisdiction is not Delaware) of any Limited Partner as compared to its limited liability under the Delaware Act or cause the Partnership or such other entity into which the Partnership converts or merges into, or conveys all of its assets to, not to be treated as a corporation or an association taxable as a corporation or otherwise not to be taxed as an entity for U.S. federal income tax purposes, (ii) the sole purpose of such merger, conveyance or conversion is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the General Partner determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

          (e)   Additionally, notwithstanding anything else contained in this Article XIV, but subject to Section 5.12(b)(ii)(B), or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another limited liability entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Partnership not to be treated as a corporation or an association taxable as a corporation or otherwise not to be taxed as an entity for U.S. federal income tax purposes, (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Partnership Interest of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests Outstanding immediately prior to the effective date of such merger or consolidation.

          (f)    Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

        Section 14.4    Certificate of Merger or Certificate of Conversion.    Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.

        Section 14.5    Effect of Merger, Consolidation or Conversion.

          (a)   At the effective time of the merger:

              (i)  all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

             (ii)  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii)  all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

            (iv)  all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

          (b)   At the effective time of the conversion:

              (i)  the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

             (ii)  all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

            (iii)  all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

            (iv)  all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion shall continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

             (v)  a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior Partners without any need for substitution of parties; and

            (vi)  the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

        Section 15.1    Right to Acquire Limited Partner Interests.

          (a)   Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the sum of (i) the number of Common Units then Outstanding and (ii) the number of Class B Units then Outstanding equal to the number of OpCo Common Units, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Common Units and Class B Units (and treating the Common Units and Class B Units as a single class of Units) then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its

  Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. Notwithstanding anything to the contrary herein, for purposes of this Section 15.1(a), Common Units and Class B Units shall be considered Limited Partner Interests of a single class.

          (b)   If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the applicable Transfer Agent or exchange agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent or exchange agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner), together with such information as may be required by law, rule or regulation, at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Limited Partner Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests shall be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption in exchange for payment, at such office or offices of the Transfer Agent or exchange agent as the Transfer Agent or exchange agent, as applicable, may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his, her or its address as reflected in the Register shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent or exchange agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate or redemption instructions shall not have been surrendered for purchase or provided, respectively, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent or the exchange agent of the Certificates representing such Limited Partner Interests, in the case of Limited Partner Interests evidenced by Certificates, or instructions agreeing to such redemption, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, in the Register, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the Record Holder of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the Record Holder of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).

          (c)   Notwithstanding anything herein to the contrary, the terms of this Article XV of this Agreement shall not apply so long as the Series A Preferred Units are Outstanding.

          (d)   In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his, her or its Certificate evidencing such Limited Partner Interest to the Transfer Agent or exchange agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon, in accordance with procedures set forth by the General Partner.

ARTICLE XVI

GENERAL PROVISIONS

        Section 16.1    Addresses and Notices; Written Communications.

          (a)   Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his, her or its address as shown in the Register, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his, her or its address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

          (b)   The terms "in writing," "written communications," "written notice" and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

        Section 16.2    Further Action.    The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 16.3    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        Section 16.4    Integration.    This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        Section 16.5    Creditors.    None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

        Section 16.6    Waiver.    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

        Section 16.7    Third-Party Beneficiaries.    Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

        Section 16.8    Counterparts.    This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) without execution hereof.

        Section 16.9    Applicable Law; Forum, Venue and Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

          (b)   Each of the Partners and each Person or Group holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

              (i)  irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

             (ii)  irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding;

            (iii)  agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or of any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

            (iv)  expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

             (v)  consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, however, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law; and

            (vi)  IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

        Section 16.10    Invalidity of Provisions.    If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby, and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or parts shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

        Section 16.11    Consent of Partners.    Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

        Section 16.12    Facsimile and Email Signatures.    The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) or similar format affixed in the name and on behalf of the Transfer Agent of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:
KIMBELL ROYALTY GP, LLC
By:
Name:
Title:

Signature Page to Third Amended and Restated
Agreement of Limited Partnership of Kimbell Royalty Partners, LP

EXHIBIT A
to the Third Amended and Restated
Agreement of Limited Partnership of
Kimbell Royalty Partners, LP

Certificate Evidencing Common Units
Representing Limited Partner Interests in
Kimbell Royalty Partners, LP

No.	Common Units

        In accordance with Section 4.1 of the Third Amended and Restated Agreement of Limited Partnership of Kimbell Royalty Partners, LP, as amended, supplemented or restated from time to time (the "Partnership Agreement"), Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"), hereby certifies that                (the "Holder") is the registered owner of                 Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and shall be furnished without charge on delivery of written request to the Partnership at, the principal offices of the Partnership located at 777 Taylor Street, Suite 810, Fort Worth, Texas 76102. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

        THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF KIMBELL ROYALTY PARTNERS, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER OR (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF KIMBELL ROYALTY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF THE PARTNERSHIP AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICES OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

        The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

        This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	KIMBELL ROYALTY PARTNERS, LP
Countersigned and Registered by:	By:	KIMBELL ROYALTY GP, LLC
By:
As Transfer Agent and Registrar
Title:
By:
Name:
Title:

[Reverse of Certificate]

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT—as tenants by the entireties	Custodian
JT TEN—as joint tenants with right of survivorship and not as tenants in common Act (State)	(Cust) (Minor) Under Uniform Gifts/Transfers to CD Minors

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF
KIMBELL ROYALTY PARTNERS, LP

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

                 Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Kimbell Royalty Partners, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular. without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15	(Signature) (Signature)

        No transfer of the Common Units evidenced hereby shall be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

Exhibit B

Form of First Amended and Restated Limited Liability Company Agreement of
Kimbell Royalty Operating, LLC

Exhibit B

FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
KIMBELL ROYALTY OPERATING, LLC

B-i

B-ii

B-iii

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF KIMBELL ROYALTY OPERATING, LLC

        THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF KIMBELL ROYALTY OPERATING, LLC (the "Company"), dated as of                    , 2018, is entered into by and among Kimbell Royalty Partners, LP, a Delaware limited partnership, as Managing Member, Haymaker Minerals & Royalties, LLC, a Delaware limited liability company ("Kayne Anderson"), EIGF Aggregator III LLC, a Delaware limited liability company, TE Drilling Aggregator LLC, a Delaware limited liability company, Haymaker Management, LLC, a Texas limited liability company, and the Kimbell Art Foundation, a Texas non-profit corporation (the "Kimbell Art Foundation").

        WHEREAS, the Managing Member previously organized the Company as a Delaware limited liability company pursuant to the Limited Liability Company Agreement, dated as of July 9, 2018 (the "Prior Agreement");

        WHEREAS, the Managing Member previously contributed to the Company all of its assets and liabilities in exchange for 100% of the Membership Interests in the Company;

        WHEREAS, on July 12, 2018, pursuant to a Securities Purchase Agreement among Haymaker Resources, LP, Haymaker Services, LLC (solely for the purpose of Section 6.20 therein) and the Managing Member, dated as of May 28, 2018, and a Securities Purchase Agreement among Kayne Anderson, Haymaker Services, LLC (solely for the purpose of Section 6.20 therein) and the Managing Member, dated as of May 28, 2018, Haymaker Resources, LP and Kayne Anderson were treated for U.S. federal income tax purposes as contributing their respective assets to the Managing Member in exchange for KRP Common Units and cash (the "Haymaker Contribution");

        WHEREAS, the Managing Member, the General Partner, the Company, Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC, the Kimbell Art Foundation, and Haymaker Resources, LP, a Delaware limited partnership ("KKR"), entered into the Recapitalization Agreement, whereby (i) the Managing Member agreed to recapitalize its Membership Interest in the Company into newly issued Common Units and newly issued Series A Preferred Units, (ii) each of Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC and the Kimbell Art Foundation agreed to deliver, assign and transfer to the Managing Member the KRP Common Units they own, respectively, in exchange for (a) newly issued KRP Class B Units and (b) newly issued Common Units and (iii) the Managing Member agreed to amend and restate the Prior Agreement to reflect these transactions (collectively, the "Restructuring"); and

        WHEREAS, in connection with the Restructuring, it is necessary to amend the Prior Agreement as provided herein.

        NOW, THEREFORE, the Prior Agreement is hereby amended and, as so amended, is restated in its entirety as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.    The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Accrual Election" has the meaning assigned to such term in Section 5.12(b)(i)(B).

        "Accumulated Distributions" means, with respect to any Series A Preferred Unit, as of any date, the aggregate amount of accrued and unpaid distributions added to the Series A Liquidation Preference in accordance with Section 5.12(b)(i)(B).

        "Adjusted Capital Account" means, with respect to any Member, the balance in such Member's Capital Account at the end of each taxable period of the Company, after giving effect to the following adjustments:

          (a)   Credit to such Capital Account any amounts that such Member is (x) obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or (y) deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b)   Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

        The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a Member in respect of any Membership Interest shall be the amount that such Adjusted Capital Account would be if such Membership Interest were the only interest in the Company held by such Member from and after the date on which such Membership Interest was first issued.

        "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.3(d)(i) or Section 5.3(d)(ii).

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Without limiting the foregoing, for purposes of this Agreement, any Person that individually or together with its Affiliates, has the direct or indirect right to designate or cause the designation of at least one member to the Board of Directors, and any such Person's Affiliates, shall be deemed to be Affiliates of the Managing Member.

        "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

        "Agreed Value" of (a) a Contributed Property means the fair market value of such property at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event as described in Section 5.3(d), in each case as determined by the Managing Member. The Managing Member shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

        "Agreement" means this First Amended and Restated Limited Liability Company Agreement of Kimbell Royalty Operating, LLC, as it may be amended, supplemented or restated from time to time.

        "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

        "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date:

          (a)   the sum of:

              (i)  all cash and cash equivalents of the Company and its Subsidiaries on hand at the end of that Quarter; and

             (ii)  as determined by the Managing Member, all cash or cash equivalents of the Company and its Subsidiaries on hand on the date of determination of Available Cash for that Quarter resulting from Working Capital Borrowings made after the end of that Quarter;

          (b)   less the amount of cash reserves established by the Managing Member to:

              (i)  provide for the proper conduct of the business of the Company and its Subsidiaries (including reserves for future capital expenditures and for future credit needs of the Company and its Subsidiaries) after that Quarter;

             (ii)  comply with applicable law or any debt instrument (including, without limitation, to make payments (whether mandatory or optional) of principal, interest and other amounts under the Credit Agreement) or other agreement or obligation to which the Managing Member, the Company or any of their Subsidiaries is a party or its assets are subject; and

            (iii)  provide funds for distributions under Section 6.3 or to the holders of Series A Preferred Units for any one or more of the next four Quarters; provided, however, that disbursements made by the Company or any of its Subsidiaries or cash reserves established, increased or reduced after the end of that Quarter but on or before the date of determination of Available Cash for that Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within that Quarter if the Managing Member so determines.

        Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

        "Board of Directors" means the board of directors or board of managers of the General Partner, if the General Partner is a corporation or limited liability company, or the board of directors or board of managers of the general partner of the General Partner, if the General Partner is a limited partnership, as applicable.

        "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Member's share of the Company's Book-Tax Disparities in all of its Contributed Property and Adjusted Property shall be reflected by the difference between such Member's Capital Account balance as maintained pursuant to Section 5.3 and the hypothetical balance of such Member's Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

        "Capital Account" means the capital account maintained for a Member pursuant to Section 5.3. The "Capital Account" of a Member in respect of any Membership Interest shall be the amount that such Capital Account would be if such Membership Interest were the only interest in the Company held by such Member from and after the date on which such Membership Interest was first issued.

        "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company or that is contributed or deemed contributed to the Company on behalf of a Member (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions).

        "Carrying Value" means (a) with respect to a Contributed Property or an Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, Simulated Depletion, amortization and other cost recovery deductions charged to the Members' Capital Accounts in respect of such property and (b) with respect to any other Company property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. In the case of any oil and gas property (as defined in Section 614 of the Code), adjusted basis shall be determined pursuant to Treasury Regulation Section 1.613A—3(e)(3)(iii)(C). The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.3(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.

        "Certificate" means a certificate, in such form as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more classes of Membership Interests. The initial form of certificate approved by the Managing Member for Common Units is attached as Exhibit A to this Agreement. Any modification to or replacement of such form of Certificate adopted by the Managing Member shall not constitute an amendment to this Agreement.

        "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 7.3, as such Certificate of Formation may be amended, supplemented or restated from time to time.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

        "Commission" means the United States Securities and Exchange Commission.

        "Common Unit" means a limited liability company interest in the Company having the rights and obligations specified with respect to Common Units in this Agreement.

        "Common Unitholder" means a Record Holder of Common Units.

        "Company" has the meaning given such term in the Preamble.

        "Company Group" means, collectively, the Company and each of its Subsidiaries.

        "Company Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

        "Conflicts Committee" has the meaning given such term in the KRP Partnership Agreement.

        "Contributed Property" means each property, in such form as may be permitted by the Delaware Act, but excluding cash, contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.3(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

        "Credit Agreement" means the Credit Agreement dated as of January 11, 2017, among Kimbell Royalty Partners, LP, as the borrower, the several lenders thereto from time to time, and Frost Bank, as administrative agent and sole arranger, as amended, amended and restated, supplemented or otherwise modified, replaced or refinanced.

        "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(c)(xi).

        "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

        "Departing Managing Member" means a former Managing Member from and after the effective date of any withdrawal or removal of such former Managing Member pursuant to Article XI.

        "Derivative Membership Interests" means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Membership Interests.

        "Distribution Rate" means 7.0% per annum, as may be adjusted as set forth in Section 5.12(b)(i)(B) and Section 5.12(b)(vii)(B).

        "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

        "Exchange Agreement" means that certain Exchange Agreement, dated as of [    •    ], 2018, among the Managing Member, the General Partner, the Company, the Kimbell Art Foundation, Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC and Haymaker Management, LLC.

        "Excluded Amounts" has the meaning ascribed to it in the KRP Partnership Agreement.

        "General Partner" means Kimbell Royalty GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Managing Member as general partner of the Managing Member, in their capacity as the general partner of the Managing Member.

        "Gross Liability Value" means, with respect to any Liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm's-length transaction.

        "Group" means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Membership Interests.

        "Group Member" means a member of the Company Group.

        "Group Member Agreement" means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member, other than the Company, that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

        "Haymaker Contribution" has the meaning assigned to such term in the Recitals.

        "Indemnitee" means (a) the Managing Member, (b) any Departing Managing Member, (c) any Person who is or was an Affiliate of the Managing Member or any Departing Managing Member, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of (i) any Group Member, the Managing Member or any Departing Managing Member or (ii) any Affiliate of any Group Member, the Managing Member or any Departing Managing Member, (e) any Person who is or was serving at the request of the Managing Member or any Departing Managing Member or any Affiliate of the Managing Member or any Departing Managing Member as a manager, managing member, general partner, director, officer, fiduciary or trustee of another Person owing a fiduciary or contractual duty or standard of care to any Group Member; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the Managing Member designates as an "Indemnitee" for purposes of this Agreement because such Person's status, service or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the Company Group's business and affairs.

        "Initial Accrual Period" means the period beginning on the Series A Reference Date and ending on the last day of the fourth non-consecutive Quarter with respect to which an Accrual Election is made. For the avoidance of doubt, in no event shall the Accrual Election be made in consecutive Quarters.

        "IRR" means, as of any measurement date, the cumulative internal rate of return, compounded annually, with respect to a Series A Preferred Unit (i.e., the annual discount rate for which the net present value of all cash inflows from all Capital Contributions made to acquire such Series A Preferred Unit, and all cash outflows from all cash distributions in respect of such Series A Preferred Unit, are equal to $0), as calculated using the XIRR function in Microsoft Excel (or if such program is no longer available, such other software program for calculating a cumulative, annually-compounded internal rate of return approved by the Board of Directors) ((x) taking into account the respective dates of each such Capital Contribution and distribution, as well as the IRR measurement date, (y) treating each such Capital Contribution as a negative amount for purposes of such net present value calculation and (z) treating each such cash distribution in respect of any such Series A Preferred Unit as a positive amount for purposes of such net present value calculation; provided that (aa) the transactions pursuant to the Recapitalization Agreement shall not constitute a Capital Contribution or distribution and (bb) the Managing Member will be deemed to make Capital Contributions to the Company on the Series A Reference Date in the amount of the Capital Contributions received by the Managing Member with respect to the KRP Series A Preferred Units on such date). IRR shall be calculated on the basis of the actual number of days elapsed over a 365-day year. In calculating IRR for all such Series A Preferred Units as of any particular date, (a) the aggregate cash amounts distributed pursuant to Section 5.12(b)(i) with respect to any such Series A Preferred Unit on such date, and all amounts previously distributed pursuant to Section 5.12(b)(i) with respect to such Series A Preferred Unit, shall be taken into account, (b) Excluded Amounts shall be disregarded and not included as Capital Contributions or distributions in respect of Series A Preferred Units, and (c) Capital Contributions and cash distributions in respect of Series A Preferred Units will be deemed to have been received or paid on the actual date of receipt or payment.

        "Kayne Anderson" has the meaning assigned to it in the Preamble.

        "Kimbell Art Foundation" has the meaning assigned to it in the Preamble.

        "KKR" has the meaning assigned to such term in the Recitals.

        "KRP Class B Unit" means a limited partner interest in the Managing Member having the rights and obligations specified with respect to "Class B Units" in the KRP Partnership Agreement.

        "KRP Common Unit" means a limited partner interest in the Managing Member having the rights and obligations specified with respect to "Common Units" in the KRP Partnership Agreement.

        "KRP Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Managing Member, dated as of [    •    ], 2018, as it may be amended, supplemented or restated from time to time.

        "KRP Series A Change of Control" has the meaning ascribed to "Series A Change of Control" in the KRP Partnership Agreement.

        "KRP Series A Preferred Unit" has the meaning assigned to "Series A Preferred Unit" in Section 5.12(a) of the KRP Partnership Agreement.

        "KRP Series A Redemption Price" has the meaning assigned to "Series A Redemption Price" in the KRP Partnership Agreement.

        "Liability" means any liability or obligation of any nature, whether accrued, contingent or otherwise.

        "Liquidation Date" means the date on which any event giving rise to the dissolution of the Company occurs.

        "Liquidator" means one or more Persons selected by the Managing Member to perform the functions described in Section 12.3 as liquidating trustee of the Company within the meaning of the Delaware Act.

        "Managing Member" means Kimbell Royalty Partners, LP, a Delaware limited partnership, and its successors and permitted assigns that are admitted to the Company as the managing member of the Company, in its capacity as the managing member of the Company. The Managing Member is the sole managing member of the Company and the holder of the Managing Member Interest. For the avoidance of doubt, such Person shall be the Managing Member solely with respect to the Managing Member Interest and shall be a Non-Managing Member with respect to any Non-Managing Member Interests of such Person.

        "Managing Member Interest" means the non-economic management interest of the Managing Member in the Company (in its capacity as managing member without reference to any Membership Interest), which includes any and all rights, powers and benefits to which the Managing Member is entitled as provided in this Agreement, together with all obligations of the Managing Member to comply with the terms and provisions of this Agreement. The Managing Member Interest does not include any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Company.

        "Member" means any of the Managing Member and the Non-Managing Members.

        "Member Nonrecourse Debt" has the meaning given to the term "partnership nonrecourse debt" in Treasury Regulation Section 1.704-2(b)(4).

        "Member Nonrecourse Debt Minimum Gain" has the meaning given to the term "partner nonrecourse debt minimum gain" in Treasury Regulation Section 1.704-2(i)(2).

        "Member Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(i)(1), are attributable to a Member Nonrecourse Debt.

        "Membership Interest" means the Managing Member Interest and any class or series of equity interest in the Company, which shall include any Non-Managing Member Interests but shall exclude any Derivative Membership Interests.

        "Merger Agreement" has the meaning given such term in Section 14.1.

        "Minimum IRR" means, as of any measurement date: (a) prior to the fifth anniversary of the Series A Reference Date, a 13.0% IRR with respect to such Series A Preferred Unit; (b) on or after the fifth anniversary of the Series A Reference Date and prior to the sixth anniversary of the Series A Reference Date, a 14.0% IRR with respect to such Series A Preferred Unit; and (c) on or after the sixth anniversary of the Series A Reference Date, a 15.0% IRR with respect to such Series A Preferred Unit.

        "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any Liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Member by the Company, the Company's Carrying Value of such property (as adjusted pursuant to Section 5.3(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.

        "Net Income" means, for any taxable period, the excess, if any, of the Company's items of income and gain for such taxable period over the Company's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.3(b) and shall include Simulated Gain (as provided in Section 6.1(d)(iii)), but shall not include Simulated Depletion, Simulated Loss, or items specially allocated under Section 6.1(c).

        "Net Loss" means, for any taxable period, the excess, if any, of the Company's items of loss and deduction for such taxable period over the Company's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.3(b) and shall include Simulated Gain (as provided in Section 6.1(d)(iii)), but shall not include Simulated Depletion, Simulated Loss, or any items specially allocated under Section 6.1(c).

        "Non-Managing Member" means each additional Person other than the Managing Member that owns one or more Units.

        "Non-Managing Member Interest" means an interest of a Non-Managing Member in the Company, evidenced by Units held by such Non-Managing Member, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member pursuant to the terms and provisions of this Agreement.

        "Noncompensatory Option" has the meaning set forth in Treasury Regulation Section 1.721-2(f).

        "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 6.2(c) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

        "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

        "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to, or the general counsel or other inside counsel of, the Company or any of its Affiliates) acceptable to the Managing Member or to such other Person selecting such counsel or obtaining such opinion.

        "Outstanding" means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the books and records as of the date of determination.

        "Paying Agent" shall mean the Company, acting in its capacity as paying agent for the Series A Preferred Units, and its successors and assigns, or any other Person appointed to serve as a paying agent by the Company.

        "Percentage Interest" means as of any date of determination (a) as to any Unitholder with respect to Units, as the case may be, the quotient obtained by dividing (A) the number of Units held by such Unitholder by (B) the total number of Outstanding Units. The Percentage Interest with respect to the Managing Member Interest shall at all times be zero. For purposes of determining the Percentage Interest of any Unitholder with respect to Series A Preferred Units as of any date of determination, each Series A Preferred Unit shall be deemed to have converted into the number of Common Units into which such Series A Preferred Unit is convertible as of such date at the then applicable Series A Conversion Rate pursuant to Section 5.12(b)(iv), and such Common Units shall be deemed to be Outstanding Units and such Series A Preferred Units shall be deemed not to be Outstanding Units.

        "Person" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Plan of Conversion" has the meaning given such term in Section 14.1.

        "Prior Agreement" has the meaning assigned to such term in the Recitals.

        "Pro Rata" means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests and (c) when used with respect to some but not all Members or Record Holders, apportioned among such Members or Record Holders in accordance with their relative Percentage Interests; provided, however, when used with respect to Series A Preferred Units, means apportioned among such Series A Preferred Units based on the number of Outstanding Series A Preferred Units or, if used with respect to Series A Preferred Units being redeemed or converted, apportioned among such Series A Preferred Units based on the number of such Series A Preferred Units being redeemed or converted.

        "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Company.

        "Recapitalization Agreement" means that certain Recapitalization Agreement, dated as of July 24, 2018, among the Managing Member, the General Partner, the Company, Kayne Anderson, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC, the Kimbell Art Foundation and KKR.

        "Recapitalization Date" means the date on which the Closing (as such term is defined in the Recapitalization Agreement) occurs under the Recapitalization Agreement.

        "Recapture Income" means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

        "Record Date" means the date established by the Managing Member or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or to vote at, any meeting of Non-Managing Members or entitled to vote by ballot or give approval of Company action in writing or by electronic transmission without a meeting, or entitled to exercise rights in respect of, any lawful action of Non-Managing Members (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

        "Record Holder" means the Person in whose name any Membership Interest is registered in the Register as of the Company's close of business on a particular Business Day.

        "Reference Date" means May 28, 2018.

        "Register" means one or more registers kept by or on behalf of the Managing Member in which the registration and transfer of Membership Interests, and any Derivative Membership Interests, as applicable, is recorded.

        "Required Allocations" means any allocation of an item of income, gain, loss and deduction pursuant to Section 6.1(c)(i), Section 6.1(c)(ii), Section 6.1(c)(iv), Section 6.1(c)(v), Section 6.1(c)(vi), Section 6.1(c)(vii), Section 6.1(c)(ix), or Section 6.1(d).

        "Restructuring" has the meaning assigned to such term in the Recitals.

        "Revaluation Event" means an event that results in an adjustment of the Carrying Value of each Company property pursuant to Section 5.3(d).

        "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

        "Series A Conversion Date" has the meaning set forth in the KRP Partnership Agreement.

        "Series A Conversion Rate" has the meaning set forth in the KRP Partnership Agreement.

        "Series A Conversion Unit" means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.12(b)(iv). Immediately upon such issuance, each Series A Conversion Unit shall be considered a Common Unit for all purposes hereunder.

        "Series A Distribution Amount" means, with respect to any Quarter ending on or after September 30, 2018, an amount per Series A Preferred Unit equal to the Series A Liquidation Preference multiplied by the Distribution Rate per annum (calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed) for such Quarter; provided, however, for purposes of determining the Series A Distribution Amount for the Quarter ending September 30, 2018, such Quarter shall be deemed to commence on the Series A Reference Date and end on, and include, September 30, 2018 but calculated on the basis of a 365- (or 366-, as the case may be) day year as set forth above.

        "Series A Distribution Payment Date" has the meaning assigned to such term in Section 5.12(b)(i)(A).

        "Series A Issuance Date" means the Closing (as such term is defined in the Recapitalization Agreement).

        "Series A Issue Price" means $1,000.00 per Series A Preferred Unit.

        "Series A Junior Securities" means any class or series of Membership Interests that, with respect to distributions on such Membership Interests and distributions in respect of such Membership Interests upon the liquidation, dissolution and winding up of the Company, ranks junior to the Series A Preferred Units, and shall include the Common Units, but shall not include any Series A Parity Securities or Series A Senior Securities.

        "Series A Liquidation Preference" means, as of any date of determination, with respect to each Series A Preferred Unit an amount equal to (a) the Series A Issue Price plus (b) the Accumulated Distributions.

        "Series A Parity Securities" means any class or series of Membership Interests that, with respect to distributions on such Membership Interests or distributions in respect of such Membership Interests upon the liquidation, dissolution and winding up of the Company, ranks pari passu with (but not senior to) the Series A Preferred Units. For the avoidance of doubt, classes or series of Membership Interests may qualify as Series A Parity Securities irrespective of whether or not the record date, distribution payment date, distribution rate, distribution periods or payment mechanics of such class or series of Membership Interests match those of any other class or series of Series A Parity Securities.

        "Series A Preferred Unitholder" means a Record Holder of Series A Preferred Units.

        "Series A Preferred Units" has the meaning assigned to such term in Section 5.12(a).

        "Series A Quarterly Distribution" has the meaning assigned to such term in Section 5.12(b)(i)(A).

        "Series A Redemption Date" has the meaning assigned to such term in Section 5.12(b)(vi)(B).

        "Series A Reference Date" means July 12, 2018.

        "Series A Senior Securities" means any class or series of Membership Interests that, with respect to distributions on such Membership Interests or distributions in respect of such Membership Interests upon the liquidation, dissolution and winding up of the Company, ranks senior to the Series A Preferred Units.

        "Simulated Basis" means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).

        "Simulated Depletion" means, with respect to an oil and gas property (as defined in Section 614 of the Code), a depletion allowance computed in accordance with U.S. federal income tax principles set forth in Treasury Regulation Section 1.611-2(a)(1) (as if the Simulated Basis of the property was its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2), applying the cost depletion method. For purposes of computing Simulated Depletion with respect to any oil and gas property (as defined in Section 614 of the Code), the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis. If the Carrying Value of an oil and gas property is adjusted pursuant to Section 5.3(d) during a taxable period, following such adjustment Simulated Depletion shall thereafter be calculated under the foregoing provisions based upon such adjusted Carrying Value.

        "Simulated Gain" means the excess, if any, of the amount realized from the sale or other disposition of an oil or gas property (as defined in Section 614 of the Code) over the Carrying Value of such property and determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

        "Simulated Loss" means the excess, if any, of the Carrying Value of an oil or gas property (as defined in Section 614 of the Code) over the amount realized from the sale or other disposition of such property and determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).

        "Special Approval" means approval by a majority of the members of the Conflicts Committee.

        "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "Surviving Business Entity" has the meaning given such term in Section 14.2(b)(ii).

        "Transfer" has the meaning given such term in Section 4.4(a).

        "Treasury Regulation" means the United States Treasury regulations promulgated under the Code.

        "Unit" means a Membership Interest that is designated by the Managing Member as a "Unit" and shall include Common Units and Series A Preferred Units.

        "Unit Majority" means a majority of the Outstanding Common Units and the Outstanding Series A Preferred Units voting on an as-converted basis (which, for the avoidance of doubt, such determination shall be made by reference to the calculation under the KRP Partnership Agreement for the corresponding determination of "Outstanding Series A Preferred Units" voting on an as-converted basis thereunder), voting together as a class.

        "Unitholders" means the Record Holders of Units.

        "Unrealized Gain" attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.3(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date).

        "Unrealized Loss" attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.3(d)).

        "Unrestricted Person" means (a) each Indemnitee, (b) each Member, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a Managing Member or any Departing Managing Member or any Affiliate of any Group Member, a Managing Member or any Departing Managing Member and (d) any Person the Managing Member designates as an "Unrestricted Person" for purposes of this Agreement from time to time.

        "U.S. GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

        "Working Capital Borrowings" means borrowings incurred pursuant to a credit facility, commercial paper facility or similar financing arrangement that are used solely for working capital purposes or to pay distributions to the Members; provided, however, that when such borrowings are incurred it is the intent of the borrower to repay such borrowings within 12 months from the date of such borrowings other than from additional Working Capital Borrowings.

        Section 1.2    Construction.    Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms "include," "includes," "including" or words of like import shall be deemed to be followed by the words "without limitation"; and (d) the terms "hereof," "herein" or "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the Managing Member and any action taken pursuant thereto and any determination made by the Managing Member in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

ARTICLE II

ORGANIZATION

        Section 2.1    Formation.    The Company was formed as a limited liability company pursuant to the provisions of the Delaware Act. The Members hereby amend and restate the Prior Agreement in its entirety, effective as of the date of this Agreement. Except as expressly provided to the contrary in this

Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act.

        Section 2.2    Name.    The name of the Company shall be "Kimbell Royalty Operating, LLC". Subject to applicable law, the Company's business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member. The words "limited liability company," "LLC" or similar words or letters shall be included in the Company's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time and shall notify the Non-Managing Members of such change in the next regular communication to the Non-Managing Members.

        Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.    Unless and until changed by the Managing Member, the registered office of the Company in the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 777 Taylor Street, Suite 810, Fort Worth, Texas 76102 or such other place as the Managing Member may from time to time designate by notice to the other Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the Managing Member shall be 777 Taylor Street, Suite 810, Fort Worth, Texas 76102 or such other place as the Managing Member may from time to time designate by notice to the Members.

        Section 2.4    Purpose and Business.    The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing Member, in its sole discretion, and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the Managing Member shall not cause the Company to engage, directly or indirectly, in any business activity that the Managing Member determines would be reasonably likely to cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes. To the fullest extent permitted by law, the Managing Member has no obligation or duty (including any fiduciary duty) to the Company or the other Members to propose or approve, and may, in its sole and absolute discretion, decline to propose or approve, the conduct by the Company of any business.

        Section 2.5    Powers.    The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

        Section 2.6    Term.    The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

        Section 2.7    Title to Company Assets.    Title to the assets of the Company, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity or its Subsidiaries, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. Title to any or all assets of the Company may be held in the name of the Company, the Managing Member, one or more of its Affiliates or one or more nominees of the Managing Member or its Affiliates, as the Managing Member may determine. The Managing Member hereby declares and warrants that any assets of the Company for which record title is held in the name of the Managing Member, one or more of its Affiliates or one or more nominees of the Managing Member or its Affiliates shall be held by the Managing Member or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company's designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, shall provide for the use of such assets in a manner satisfactory to any successor Managing Member. All assets of the Company shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such assets of the Company is held.

ARTICLE III

RIGHTS OF MEMBERS

        Section 3.1    Limitation of Liability.    The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

        Section 3.2    Management of Business.    Other than the Managing Member, no Member, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company.

        Section 3.3    Outside Activities of the Members.    Subject to the provisions of Section 7.6, each Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Member.

        Section 3.4    Rights of Members.

          (a)   Each Member shall have the right, upon written request and at such Member's own expense, to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto.

          (b)   Each of the Members and each other Person or Group who acquires an interest in Membership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Members to receive any information either pursuant to Section 18-305(a) of the Delaware Act or otherwise except for the right to obtain a copy of this Agreement and the Certificate of Formation set forth in Section 3.4(a).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP
INTERESTS; REDEMPTION OF MEMBERSHIP INTERESTS

        Section 4.1    Certificates.    Owners of Membership Interests and, where appropriate, Derivative Membership Interests, shall be recorded in the Register and, when deemed appropriate by the Board of Directors, ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Register. Notwithstanding anything to the contrary in this Agreement, unless the Managing Member shall determine otherwise in respect of some or all of any or all classes of Membership Interests and Derivative Membership Interests, Membership Interests and Derivative Membership Interests shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Company by the Chief Executive Officer, President, Chief Financial Officer or any Senior Vice President and the Secretary, any Assistant Secretary, or other authorized officer of the Company, Managing Member or the General Partner. The signatures of such officers upon a certificate may, to the extent permitted by law, be facsimiles. In case any officer who has signed or whose signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer at the date of its issuance. With respect to any Membership Interests that are represented by physical certificates, the Managing Member may determine that such Membership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Membership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Membership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled. The Managing Member shall have the power and authority to make all such other rules and regulations as it may deem expedient concerning the issue, transfer and registration or replacement of Certificates.

        Section 4.2    Unitholders.    The names and addresses of the Members and number of Units of the Members are set forth on Exhibit B attached hereto and incorporated herein. The Managing Member is hereby authorized to complete or amend Exhibit B from time to time to reflect the admission of Members, the withdrawal of a Member, the forfeiture of some or all of the interests of a Member, the transfer of any Membership Interests, and the change of address and other information called for by Exhibit B related to any Member, and to correct, update or amend Exhibit B at any time and from time to time. Such completion, correction or amendment may be made from time to time as and when the Managing Member considers it appropriate.

        Section 4.3    Record Holders.    The Company and the Managing Member shall be entitled to recognize the Record Holder as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law.

        Section 4.4    Transfer Generally.

          (a)   The term "transfer," when used in this Agreement with respect to a Membership Interest, shall mean a transaction by which the holder of a Membership Interest assigns all or any part of such Membership Interest to another Person who is or becomes a Member as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise (but not, in the case of the Membership Interests owned by the Managing Member, the pledge, grant of security interest, encumbrance, hypothecation or mortgage), including any transfer upon foreclosure or other exercise of remedies of any pledge, security interest, encumbrance, hypothecation or mortgage. For the avoidance of doubt, the Managing Member is permitted to pledge, grant a security interest in, encumber, hypothecate or mortgage any or all of its Membership Interests. For the avoidance of doubt, any redemption or repurchase of a Non-Managing Member's Common Units in accordance with the Exchange Agreement shall not constitute a transfer.

          (b)   Other than any transfer made pursuant to the Exchange Agreement, no Member may transfer all or any portion of its Units or other Membership Interests except with the written consent of the Managing Member (which may be granted or withheld in its sole discretion). In addition, (i) unless the Managing Member determines in good faith that a proposed transfer would violate Section 4.6, the Managing Member shall be deemed to have consented to a transfer of Units by a Non-Managing Member to an Affiliate of such Member and (ii) the Managing Member shall be deemed to have consented to a transfer of Units by Haymaker Management, LLC to its members; provided that in connection with any such transfer, the transferor shall transfer an equivalent number of KRP Class B Units to the transferee, in accordance with the terms of the KRP Partnership Agreement. Any purported transfer of all or a portion of a Member's Units or other Membership Interests not complying with this Section 4.4(b) shall be void and shall not create any obligation on the part of the Company or the other Members to recognize that transfer or to deal with the Person to which the transfer purportedly was made.

        Section 4.5    Transfer of the Managing Member Interest.

          (a)   The Managing Member may transfer all or any part of its Managing Member Interest without the approval of any Member or any other Person.

        Notwithstanding anything herein to the contrary, no transfer by the Managing Member of all or any part of its Managing Member Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the Managing Member under this Agreement and to be bound by the provisions of this Agreement, (ii) the Company receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Member under the Delaware Act or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest owned by the Managing Member as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.5, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Company as the Managing Member effective immediately prior to the transfer of the Managing Member Interest, and the business of the Company shall continue without dissolution.

        Section 4.6    Restrictions on Transfers.    Notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (a) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (b) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation or (c) cause the Company to have more than 100 partners, as determined for purposes of Treasury Regulation Section 1.7704-1(h).

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF
MEMBERSHIP INTERESTS

        Section 5.1    Capitalization.

          (a)   On the date of the Prior Agreement, the Managing Member made an initial contribution to the capital of the Company in the amount of $1,000 in exchange for a 100% membership interest in the Company. As of the Recapitalization Date, the interest of the Managing Member shall be redeemed, and the initial capital contribution of the Managing Member shall be refunded, and all interest or other profit that may have resulted from the investment or other use of such initial capital contribution shall be allocated and distributed to the Managing Member.

          (b)   On the Recapitalization Date and pursuant to the Recapitalization Agreement, the Managing Member exchanged (i) the 4,000,000 KRP Common Units held by Kayne Anderson for

  (A) 4,000,000 KRP Class B Units, and (B) 4,000,000 Common Units, accordingly; (ii) the 4,599,554 KRP Common Units held by EIGF Aggregator III LLC for (A) 4,599,554 KRP Class B Units, and (B) 4,599,554 Common Units, accordingly; (iii) the 314,005 KRP Common Units held by TE Drilling Aggregator LLC for (A) 314,005 KRP Class B Units, and (B) 314,005 Common Units, accordingly; (iv) the 1,086,441 KRP Common Units held by Haymaker Management, LLC for (A) 1,086,441 KRP Class B Units, and (B) 1,086,441 Common Units, accordingly; and (v) the 2,953,258 KRP Common Units held by the Kimbell Art Foundation for (A) 2,953,258 KRP Class B Units, and (B) 2,953,258 Common Units. Accordingly, immediately following such exchange, there were 13,886,204 KRP Common Units outstanding, 12,953,258 KRP Class B Units outstanding and 26,839,462 Common Units outstanding. In addition, the Company issued 13,886,204 Common Units and 110,000 Series A Preferred Units to the Managing Member.

          (c)   As of the date hereof, the Membership Interest held by the Managing Member will be represented by 13,886,204 Common Units and 110,000 Series A Preferred Units as set forth on Exhibit B.

        Section 5.2    Interest and Withdrawal.    No interest shall be paid by the Company on Capital Contributions. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions.

        Section 5.3    Capital Accounts.

          (a)   The Company shall maintain for each Member (or a beneficial owner of Membership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Managing Member) owning a Membership Interest a separate Capital Account with respect to such Membership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by the Member with respect to such Membership Interest, (ii) all items of Company income and gain computed in accordance with Section 5.3(b) and allocated with respect to such Membership Interest pursuant to Section 6.1, and (iii) the portion of any amount realized from the disposition of an oil and gas property that constitutes Simulated Gain allocated with respect to such Membership Interest in accordance with Section 6.1(d)(iii) and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions to the Member of cash or property made with respect to such Membership Interest, (y) all items of Company deduction and loss computed in accordance with Section 5.3(b) and allocated with respect to such Membership Interest pursuant to Section 6.1, and (z) Simulated Depletion and Simulated Loss in accordance with Section 6.1(d)(ii).

          (b)   For purposes of computing the amount of any item of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss that is to be allocated pursuant to Article VI and is to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

              (i)  Solely for purposes of this Section 5.3, the Company shall be treated as owning directly its proportionate share (as determined by the Managing Member based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership for U.S. federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

             (ii)  All fees and other expenses incurred by the Company to promote the sale of (or to sell) a Membership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 6.1.

            (iii)  The computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss shall be made (x) except as otherwise provided in this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(m), without regard to any election under Section 754 of the Code that may be made by the Company, and (y) as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.

            (iv)  To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(l)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

             (v)  In the event the Carrying Value of Company property is adjusted pursuant to Section 5.3(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.

            (vi)  Any income, gain, loss, Simulated Gain or Simulated Loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the property's Carrying Value as of such date.

           (vii)  Any deductions for depreciation, amortization or other cost recovery attributable to any Contributed Property or Adjusted Property shall be determined using any reasonable method selected by the Managing Member in accordance with Section 704(c) and the Treasury Regulations; provided, that with respect to any Contributed Property that was contributed in the Haymaker Contribution, such method shall be in accordance with Treasury Regulation Section 1.704-3(d). Simulated Depletion shall be computed in accordance with the provisions of the definition of Simulated Depletion.

          (viii)  The Gross Liability Value of each Liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Company) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Company).

          (c)   A transferee of a Membership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred.

          (d)   (i) Consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Membership Interests for cash or Contributed

  Property, the issuance of a Noncompensatory Option, the issuance of Membership Interests as consideration for the provision of services, the Capital Account of each Member and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property; provided, however, that in the event of the issuance of a Membership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Company capital represented by such Membership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Company property immediately after the issuance of such Membership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property and the Capital Accounts of the Members shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Membership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Membership Interest, or in the event of an issuance of a de minimis amount of Membership Interests as consideration for the provision of services, the Managing Member may determine that such adjustments are unnecessary for the proper administration of the Company. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Company property (including cash or cash equivalents) immediately prior to the issuance of additional Membership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Membership Interest acquired pursuant to the exercise of such Noncompensatory Option) shall be determined by the Managing Member using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the Managing Member may first determine an aggregate value for the assets of the Company that takes into account the current trading price of the KRP Common Units, the fair market value of all other Membership Interests at such time and the amount of Company Liabilities. The Managing Member may allocate such aggregate value among the individual properties of the Company (in such manner as it determines appropriate).

             (ii)  In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Membership Interest), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Company property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a distribution other than one made pursuant to Section 12.3 be determined in the same manner as that provided in Section 5.3(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.3, be determined by the Liquidator using such method of valuation as it may adopt.

        Section 5.4    Issuances of Additional Membership Interests and Derivative Membership Interests.

          (a)   Subject to Section 5.4(d), the Company may issue additional Membership Interests and Derivative Membership Interests for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of any Non-Managing Members.

          (b)   Each additional Membership Interest authorized to be issued by the Company pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior or junior to existing classes and series of Membership Interests), as shall be fixed by the Managing Member, including (i) the right to share in Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem the Membership Interest (including any sinking fund provision); (v) whether such Membership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Membership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Membership Interest; and (viii) the right, if any, of each such Membership Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Membership Interest.

          (c)   The Managing Member shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Membership Interests and Derivative Membership Interests pursuant to this Section 5.4, (ii) the conversion of Membership Interests into Units pursuant to the terms of this Agreement, (iii) reflecting admission of such additional Non-Managing Members in the Register as the Record Holders of such Non-Managing Member Interests and (iv) all additional issuances of Membership Interests and Derivative Membership Interests. The Managing Member shall determine the relative rights, powers and duties of the holders of the Units or other Membership Interests or Derivative Membership Interests being so issued. The Managing Member shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Membership Interests or Derivative Membership Interests or in connection with the conversion of the combined Membership Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

          (d)   No additional Common Units shall be issued to the Managing Member unless (i) the additional Common Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests in the Common Units, (ii) (A) the additional Common Units are Common Units issued in connection with an issuance of KRP Common Units and (B) the Managing Member contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such KRP Common Units, (iii) the additional Common Units are issued upon the conversion, redemption or exchange of other securities issued by the Company or (iv) the additional Common Units are issued pursuant to Section 5.6.

          (e)   No fractional Units shall be issued by the Company.

        Section 5.5    Issuances of Securities by the Managing Member.    The Managing Member shall not issue any additional KRP Common Units or KRP Series A Preferred Units unless the Managing Member contributes the net cash proceeds or other consideration received from the issuance of such additional KRP Common Units or KRP Series A Preferred Units, as applicable, in exchange for an equivalent number of Common Units or Series A Preferred Units, as applicable; provided, however, that notwithstanding the foregoing, the Managing Member may issue KRP Common Units or KRP Series A Preferred Units (a) pursuant to the Exchange Agreement with respect to the Common Units only, (b) pursuant to employee benefits plans authorized by the Managing Member with respect to the KRP Common Units only or (c) pursuant to a distribution (including any split or combination) of KRP Common Units or KRP Series A Preferred Units to all of the holders of KRP Common Units or holders of KRP Series A Preferred Units, respectively. In the event that the Managing Member issues any additional KRP Common Units or KRP Series A Preferred Units and contributes the net cash proceeds or other consideration received from the issuance thereof to the Company, the Company is authorized to issue a number of Common Units or Series A Preferred Units, as applicable, equal to the number of KRP Common Units or KRP Series A Preferred Units so issued without any further act, approval or vote of any Member or any other Persons.

        Section 5.6    Redemption, Repurchase or Forfeiture of KRP Common Units.    If, at any time, any KRP Common Units are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any equity plan, automatically or by means of another arrangement) by the Managing Member, then, substantially simultaneous with and conditioned upon such redemption, repurchase or acquisition of KRP Common Units, the Company shall redeem a number of Common Units held by the Managing Member equal to the number of KRP Common Units so redeemed, repurchased or acquired, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Common Unit as such KRP Common Units that are redeemed, repurchased or acquired.

        Section 5.7    Issuance of KRP Class B Units.    In the event that the Company issues Common Units to, or cancels, redeems, repurchases or otherwise acquires Common Units held by, any Person other than the Managing Member, the Managing Member shall issue KRP Class B Units to such Person or cancel KRP Class B Units held by such Person such that the number of KRP Class B Units held by such Person is equal to the number of Common Units held by such Person.

        Section 5.8    Preemptive Right.    Except as provided in a separate agreement by the Company, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Membership Interest, whether unissued, held in the treasury or hereafter created.

        Section 5.9    Splits and Combinations.

          (a)   Subject to Section 5.9(d) (dealing with adjustments of distribution levels), the Company may make a Pro Rata distribution of Membership Interests to all Record Holders or may effect a subdivision or combination of Membership Interests so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted, provided, however, that the Company may not effect a subdivision or combination of Membership Interests described in this Section 5.9(a) unless the Managing Member also effects an equivalent subdivision or combination, as determined by the Managing Member.

          (b)   Whenever such a distribution, subdivision or combination of Membership Interests is declared, the Managing Member shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice (or such shorter periods as required by applicable law). The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Membership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

          (c)   Promptly following any such distribution, subdivision or combination, the Managing Member may issue Certificates or uncertificated Membership Interests to the Record Holders of Membership Interests as of the applicable Record Date representing the new number of Membership Interests held by such Record Holders, or the Managing Member may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Membership Interests Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of Membership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

          (d)   The Company shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision, combination or reorganization of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(e) and this Section 5.9(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

        Section 5.10    Fully Paid and Non-Assessable Nature of Membership Interests.    All Membership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware Act.

        Section 5.11    Deemed Capital Contributions by Company.    Consistent with the provisions of Treasury Regulation Section 1.83-6(d), if any Member (or its successor) transfers property (including cash) to any employee or other service provider of the Company Group and such Member is not entitled to be reimbursed by (or otherwise elects not to seek reimbursement from) the Company for the value of such property, then (a) such property shall be treated as having been contributed to the Company by such Member and (b) immediately thereafter the Company shall be treated as having transferred such property to the employee or other service provider.

        Section 5.12    Establishment of Series A Preferred Units.

          (a)   General.    There is hereby created a class of Units designated as "Series A Cumulative Convertible Preferred Units" (the "Series A Preferred Units"), with the designations, preferences and relative, participating, optional or other special rights, privileges, powers, duties and obligations as are set forth in this Agreement. A total of 110,000 Series A Preferred Units shall be issued by the Company on the Series A Issuance Date pursuant to the terms and conditions of the Recapitalization Agreement. It is the intention of the Managing Member that at all times on and after the Series A Issuance Date the number of outstanding KRP Series A Preferred Units equal the number of outstanding Series A Preferred Units.

          (b)   Rights of Series A Preferred Units.    The Series A Preferred Units shall have the following rights, preferences and privileges, and the Series A Preferred Unitholders shall be subject to the following duties and obligations:

              (i)  Distributions.

              (A)  Commencing with the Quarter ending on September 30, 2018 and continuing through the applicable Series A Conversion Date, subject to Section 5.12(b)(i)(D) each Record Holder of Series A Preferred Units as of an applicable Record Date for each Quarter shall be entitled to receive, in respect of each Series A Preferred Unit held by such Record Holder, cumulative distributions in cash in respect of such Quarter equal to the sum of (1) the Series A Distribution Amount for such Quarter and (2) the Accumulated Distributions with respect to such Series A Preferred Unit (collectively, the "Series A Quarterly Distribution"). Each Series A Quarterly Distribution shall be payable quarterly but no later than the earlier of (i) 45 days after the end of the applicable Quarter and (ii) the payment date of distributions, if any, on any Series A Parity Securities and Series A Junior Securities (each such payment date, a "Series A Distribution Payment Date"). If the Managing Member establishes an earlier Record Date for any distribution to be made by the Company on other Membership Interests in respect of any Quarter, then the Record Date established pursuant to this Section 5.12(b)(i)(A) for a Series A Quarterly Distribution in respect of such Quarter shall be such earlier Record Date.

              (B)  Notwithstanding anything to the contrary in Section 5.12(b)(i)(A), prior to the end of the Initial Accrual Period, the Company may, at the sole election of the Board of Directors, with respect to any Series A Distribution Amount in respect of any Quarter, elect in any non-consecutive Quarters (an "Accrual Election") to have an amount equal to the quotient of (i) (A) the amount that would have been payable if such Series A

      Distribution Amount had been paid in cash less (B) the amount actually paid in cash divided by (ii) 0.7 and added to the Series A Liquidation Preference in lieu of paying such Series A Distribution Amount in cash. If the Company fails to pay or declare in its entirety a Series A Distribution Amount in respect of any Quarter prior to the end of the Initial Accrual Period and does not make an Accrual Election in respect thereof, the Company shall be deemed to have made an Accrual Election for all purposes of this Agreement if the Company did not make an Accrual Election with respect to the immediately preceding Quarter; provided that if the Company (x) fails to pay in full, in cash and when due, (1) any Series A Quarterly Distribution that is required to be paid after the Initial Accrual Period or (2) any Series A Quarterly Distribution that is required to be paid during the Initial Accrual Period if an Accrual Election was made in the immediately preceding Quarter, or (y) materially breaches any of its covenants in this Agreement and such breach has not been cured by the Company within 30 days after notice thereof by a Record Holder of Series A Preferred Units, then the Distribution Rate during such Quarter and each of the following Quarters shall be increased to 20% per annum until all Accumulated Distributions are paid in full in cash, and any such material breach is no longer ongoing. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases in respect of any Series A Junior Securities at any time that there are any Accumulated Distributions.

              (C)  Each Series A Preferred Unit will have the right to share in any special distributions by the Company of cash, securities or other property Pro Rata with the Common Units on an as-converted basis, provided that special distributions shall not include regular quarterly distributions paid in the normal course of business on the Common Units pursuant to Section 6.3 of this Agreement.

              (D)  Notwithstanding anything in this Section 5.12(b)(i) to the contrary, with respect to any Series A Preferred Unit that is converted into a Common Unit, (1) with respect to a distribution to be made to Record Holders as of the Record Date that precedes such conversion, the Record Holder of such Series A Preferred Unit as of such Record Date shall be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date, but shall not be entitled to receive such distribution in respect of such Record Date established for Record Holders of Common Units in respect of the Common Units into which such Series A Preferred Unit was converted after such Record Date, and (2) with respect to a distribution to be made to Record Holders as of any Record Date that follows such conversion, the Record Holder of the Series A Conversion Units into which such Series A Preferred Unit was converted as of such Record Date shall be entitled to receive such distribution in respect of such Series A Conversion Units on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date. For the avoidance of doubt, if a Series A Preferred Unit is converted into Series A Conversion Unit pursuant to the terms of this Agreement after a Record Date but prior to the corresponding Series A Distribution Payment Date, then the Record Holder of such Series A Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Series A Distribution Payment Date a distribution in respect of such Series A Preferred Unit pursuant to Section 5.12(b)(i)(A) and, until such distribution is received, Section 5.12(b)(i)(B) shall continue to apply.

          (ii)    Voting Rights.    The Outstanding Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units into which such Series A Preferred Units would be converted at the then applicable Series A Conversion Rate pursuant to Section 5.12(b)(iv)(A) (regardless of whether the Series A Preferred Units are then convertible), and shall vote as a single class with the holders of the Common Units on each matter with respect to which each Record Holder of a Common Unit is entitled to vote; provided that the Outstanding Series A Preferred Units shall not vote with the holders of Common Units on any matter requiring the approval of the Common Units pursuant to Section 13.3(c) of this Agreement. Except with respect to Section 13.3(c), each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to constitute a reference to the Record Holders of Common Units and Series A Preferred Units, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.

          (iii)    Legends.    Unless otherwise directed by the Managing Member, each book entry or Certificate evidencing a Series A Preferred Unit shall bear a restrictive notation in substantially the following form:

    THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF KIMBELL ROYALTY OPERATING, LLC THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE U.S. FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF KIMBELL ROYALTY OPERATING, LLC UNDER THE LAWS OF THE STATE OF DELAWARE OR (C) CAUSE KIMBELL ROYALTY OPERATING, LLC TO HAVE MORE THAN 100 PARTNERS, AS DETERMINED FOR PURPOSES OF TREASURY REGULATION SECTION 1.7704-1(h). THIS SECURITY IS SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF KIMBELL ROYALTY OPERATING, LLC, AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE MANAGING MEMBER AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          (iv)    Conversion.

            (A)  If any KRP Series A Preferred Units are converted pursuant to Section 5.12(b)(v)(A) or Section 5.12(b)(v)(B) of the KRP Partnership Agreement, a corresponding number of Series A Preferred Units shall be converted hereunder into that number of Common Units equal to the number of KRP Common Units issued pursuant to such conversion. Immediately upon the issuance of Series A Conversion Units as a result of any conversion of Series A Preferred Units hereunder, subject to Section 5.12(b)(i)(D), all rights of the Series A Preferred Unitholder with respect to such converted Series A Preferred Units shall cease, including any further accrual of distributions, and such Series A Preferred Unitholder thereafter shall be treated for all purposes as the owner of Common Units. The applicable Series A Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units.

            (B)  Conversion of Series A Preferred Units.

              (1)   The Company shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all outstanding Series A Preferred Units into Common Units to the extent provided in, and in accordance with, this Section 5.12(b)(iv).

              (2)   All Common Units delivered upon conversion of the Series A Preferred Units in accordance with this Section 5.12(b)(iv) shall be (i) newly issued and (ii) duly authorized, validly issued fully paid and non-assessable Membership Interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware Act, and shall be free from preemptive rights other than those arising under the Delaware Act or this Agreement.

              (3)   The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Units upon conversion of Series A Preferred Units.

          (v)    KRP Series A Change of Control.    If the Managing Member redeems the KRP Series A Preferred Units pursuant to a KRP Series A Change of Control, the Company shall redeem all (and not less than all) of the Series A Preferred Units for a cash amount per Series A Preferred Unit equal to the KRP Series A Redemption Price. Any redemption pursuant to this Section 5.12(b)(v) shall be paid in cash. The Company shall remit all such cash consideration to such Record Holders immediately prior to the consummation of such KRP Series A Change of Control. The Record Holders shall deliver to the Company Certificates representing the Series A Preferred Units, if any, as soon as practicable following such redemption. Record Holders of the Series A Preferred Units shall retain all of the rights and privileges thereof unless and until the consideration due to such Record Holders as a result of such redemption is paid in full. After any such redemption and the payment in full of the consideration due as a result of such redemption, any such redeemed Series A Preferred Unit shall no longer constitute an issued and Outstanding Membership Interest.

          (vi)    Company Optional Redemption.

            (A)  If any KRP Series A Preferred Units are redeemed pursuant to Section 5.12(b)(viii) of the KRP Partnership Agreement, a corresponding number of Series A Preferred Units shall be redeemed hereunder for a cash amount per Series A Preferred Unit equal to the KRP Series A Redemption Price.

            (B)  On and after any date fixed for redemption (each a "Series A Redemption Date"), distributions will cease to accrue on the Series A Preferred Units called for redemption, such Series A Preferred Units shall no longer be deemed to be outstanding and all rights of the holders of such units as holders of Series A Preferred Units shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Series A Redemption Date. Upon the redemption of Series A Preferred Units pursuant to this Section 5.12(b)(vi) and the payment in full of the consideration due as a result of such redemption, all rights of a Series A Preferred Unitholder with respect to the redeemed Series A Preferred Units shall cease, and such redeemed Series A Preferred Units shall cease to be Outstanding for all purposes of this Agreement.

            (C)  If the Company defaults in the payment of the redemption price by failing to pay such price by the date specified in the notice of redemption, then the Series A Preferred Units that were called for redemption shall remain outstanding and continue to accumulate the Series A Distribution Amount and have all other rights, preferences and privileges of Series A Preferred Units.

            (D)  Upon any redemption of Series A Preferred Units pursuant to this Section 5.12(b)(vi), the Company shall pay an amount equal to the KRP Series A Redemption Price to the applicable Series A Preferred Unitholders by wire transfer of immediately available funds to an account specified by each such Series A Preferred Unitholder in writing to the Managing Member as requested in the notice of redemption.

            (E)  Except as provided in Section 5.12(b)(vii) of this Agreement, no Series A Preferred Unitholder shall have the right to require the Company to redeem any Series A Preferred Units. Except as provided in this Section 5.12(b)(vi), the Company shall not have the right under any provision of this Agreement at its option to redeem Series A Preferred Units.

          (vii)    Series A Preferred Unitholder Optional Redemption.

            (A)  If any KRP Series A Preferred Units are redeemed pursuant to Section 5.12(b)(ix) of the KRP Partnership Agreement, a corresponding number of Series A Preferred Units shall be redeemed hereunder for cash in an aggregate amount equal to the number of Series A Preferred Units so redeemed multiplied by the KRP Series A Redemption Price.

            (B)  From and after the Series A Redemption Date, unless the Company defaults in providing to the Series A Preferred Unitholders cash for each of the Series A Preferred Units to be redeemed sufficient for such redemption, (i) all dividends on such Series A Preferred Units to be redeemed shall cease to accrue, (ii) Series A Preferred Units to be redeemed shall be deemed no longer outstanding and (iii) all other rights with respect to the Series A Preferred Units to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Series A Preferred Unitholders thereof to receive the cash consideration for each of their Series A Preferred Units to be redeemed. If the Company defaults in providing to the Series A Preferred Unitholders cash for each of the Series A Preferred Units to be redeemed, then the Series A Preferred Units that were called for redemption shall remain outstanding and continue to accumulate the Series A Distribution Amount and have all other rights, preferences and privileges of Series A Preferred Units; provided that (x) the Distribution Rate shall be 20% for the Quarter in which such default occurs and in all Quarters after such default with respect to such Series A Preferred Units and (y) the Company shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases in respect of any Series A Junior Securities or Series A Parity Securities (including, for the avoidance of doubt, with respect to the Quarter in respect of which the Company first failed to pay in full the KRP Series A Redemption Price in respect of the Series A Preferred Unitholder Units in cash when due). The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the cash consideration for each of the Series A Preferred Units to be redeemed), and the holders of any Series A Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the Series A Redemption Date, shall be, to the extent permitted by applicable law, repaid to the Company upon its written request, after which repayment the Series A Preferred Unitholders entitled to such redemption shall have recourse only to the Company. There shall be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full consideration with respect to each such share shall have been deposited by the Company with the Paying Agent.

          (viii)    Fully Paid and Non-Assessable.    Any Series A Conversion Unit(s) delivered pursuant to this Agreement shall be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Act), and shall be free and clear of any liens, claims, rights or encumbrances other than those arising under the Delaware Act or this Agreement or created by the holders thereof.

          (ix)    Termination.    Except for the right of a holder of Series A Preferred Units to receive Common Units and certain payments as expressly set forth in Section 5.12(b)(iv), in the case of conversion of Series A Preferred Units, or Section 5.12(b)(v), Section 5.12(b)(vi) or Section 5.12(b)(vii), in the case of redemption of Series A Preferred Units, Section 5.12 and Section 6.4 shall automatically terminate and be of no further force and effect at such time as no Series A Preferred Units remain Outstanding.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

        Section 6.1    Allocations for Capital Account Purposes.    For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company's items of income, gain, loss, deduction, amount realized and Simulated Gain (computed in accordance with Section 5.3(b)) for each taxable period shall be allocated among the Members, and the Capital Accounts of the Members shall be adjusted for Simulated Depletion and Simulated Loss, as provided herein below. Consistent with Section 5.3(d), the taxable periods for which allocations shall be made pursuant to this Section 6.1 shall include any taxable periods ending on a Series A Redemption Date or a Series A Conversion Date, as applicable, and any Series A Preferred Units being redeemed or converted on such date shall be treated as Outstanding as of the last day of the taxable period ending on such date for purposes of this Section 6.1.

          (a)    Net Income.    After giving effect to the special allocations set forth in Section 6.1(c) and Capital Account adjustments pursuant to Section 6.1(d)(ii), Net Income for each taxable period (including all items of income, gain, loss, and deduction and, to the extent provided in Section 6.1(d)(iii), Simulated Gain taken into account in computing Net Income for such taxable period) shall be allocated to the Common Unitholders, Pro Rata.

          (b)    Net Loss.    After giving effect to the special allocations set forth in Section 6.1(c) and Capital Account adjustments pursuant to Section 6.1(d)(ii), Net Loss for each taxable period (including all items of income, gain, loss, deduction and, to the extent provided in Section 6.1(d)(iii), Simulated Gain taken into account in computing Net Loss for such taxable period) shall be allocated as follows:

              (i)  First, 100% to the Common Unitholders, Pro Rata, until the Adjusted Capital Account of each Common Unitholder is equal to zero; and

             (ii)  Second, 100% to all Series A Preferred Unitholders, Pro Rata, until the Adjusted Capital Account of each Series A Preferred Unitholder is equal to zero;

  provided, that Net Loss shall not be allocated pursuant to this Section 6.1(b) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account).

          (c)    Special Allocations.    Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for each taxable period in the following order:

              (i)  Company Minimum Gain Chargeback.    Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or

    any successor provision. For purposes of this Section 6.1(c), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Section 6.1(c)(vi) and Section 6.1(c)(vii)). This Section 6.1(c)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

             (ii)  Chargeback of Member Nonrecourse Debt Minimum Gain.    Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(c), each Member's Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c), other than Section 6.1(c)(i) and other than an allocation pursuant to Section 6.1(c)(vi) and Section 6.1(c)(vii), with respect to such taxable period. This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (iii)  Priority Allocations.

              (A)  Net Agreed Value.    If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.3) with respect to a Unit exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit, each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution with respect to the Unit receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution.

              (B)  Series A Preferred Unitholder Periodic Allocations.    After the application of Section 6.1(c)(iii)(A), the remaining Company items of gross income and gain (including Unrealized Gain and Simulated Gain) for the taxable period shall be allocated to the Series A Preferred Unitholders, Pro Rata, in the following order:

                (1)   first, an amount equal to the excess, if any, of (x) the Minimum IRR from the Series A Reference Date through the last day of such taxable period with respect to each Series A Preferred Unit that is Outstanding as of the last day of such taxable period, over (y) the cumulative gross income and gain allocated pursuant to this Section 6.1(c)(iii)(B)(1) from all prior taxable periods and the cumulative Capital Contributions with respect to each Series A Preferred Unit that is Outstanding as of the last day of such taxable period; and

                (2)   second, an amount equal to the excess, if any, of (x) the cumulative amount of Net Loss allocated pursuant to Section 6.1(b) for all prior taxable periods with respect to each Series A Preferred Unit that is Outstanding as of the last day of such taxable period, over (y) the cumulative gross income and gain allocated pursuant to this Section 6.1(c)(iii)(B)(2) for all prior taxable periods with respect to each Series A Preferred Unit that is Outstanding as of the last day of such taxable period.

              (C)  Redemption Allocations.    If any Series A Preferred Units are redeemed pursuant to Section 5.12(b)(v), Section 5.12(b)(vi) or Section 5.12(b)(vii) and the Capital Account with respect to each such Unit does not equal the KRP Series A Redemption Price, then items of gross income, gain, loss and deduction will be allocated to the Series A Preferred Unitholders whose Units are being redeemed, Pro Rata, in a manner such that, to the extent possible, the Capital Account balance with respect to each such Series A Preferred Unit equals the KRP Series A Redemption Price; provided that such Capital Account balance shall be determined after giving effect to (x) all Capital Contributions made with respect to such Series A Preferred Unit, (y) all distributions made with respect to such Series A Preferred Unit, and (z) all allocations made pursuant to this Section 6.1 with respect to such Series A Preferred Unit for all periods. If, after making such allocations, the Capital Account balance with respect to each such Series A Preferred Unit does not equal the KRP Series A Redemption Price, then (i) to the extent the KRP Series A Redemption Price exceeds such Capital Account balance, the Company will be deemed to make a guaranteed payment to the Series A Preferred Unitholders whose Series A Preferred Units are being redeemed in an aggregate amount equal to the amount of such excess for each Series A Preferred Unit being redeemed, and the deduction with respect to the deemed guaranteed payments will be allocated 100% to the Common Unitholders, Pro Rata, or (ii) to the extent such Capital Account balance exceeds the KRP Series A Redemption Price, the Company will be deemed to make a guaranteed payment to the Common Unitholders, Pro Rata, in an aggregate amount equal to the amount of such excess for each Series A Preferred Unit being redeemed, and the deduction with respect to the deemed guaranteed payments will be allocated 100% to the Series A Preferred Unitholders, Pro Rata.

              (D)  Liquidation Allocations.    If upon the liquidation of the Company, the Capital Account with respect to each Series A Preferred Unit does not equal the KRP Series A Redemption Price, then items of gross income, gain, loss and deduction will be allocated to the Series A Preferred Unitholders, Pro Rata, in a manner such that, to the extent possible, the Capital Account balance with respect to each such Series A Preferred Unit equals the KRP Series A Redemption Price; provided that such Capital Account balance shall be determined after giving effect to (x) all Capital Contributions made with respect to such Series A Preferred Unit, (y) all distributions made with respect to such Series A Preferred Unit, and (z) all allocations made pursuant to this Section 6.1 with respect to such Series A Preferred Unit for all periods. If, after making such allocations, the Capital Account balance with respect to each such Series A Preferred Unit does not equal the KRP Series A Redemption Price, then (i) to the extent the KRP Series A Redemption Price exceeds such Capital Account balance, the Company will make a guaranteed payment to the Series A Preferred Unitholders, Pro Rata, in an aggregate amount equal to the amount of such excess for each Series A Preferred Unit, and the deduction with respect to the guaranteed payments will be allocated 100% to the Common Unitholders, Pro Rata, or (ii) to the extent such Capital Account balance exceeds the KRP Series A Redemption Price, the Company will make a guaranteed payment to the Common Unitholders, Pro Rata, in an aggregate amount equal to the amount of such excess for each Series A Preferred Unit, and the deduction with respect to the guaranteed payments will be allocated 100% to the Series A Preferred Unitholders, Pro Rata.

            (iv)  Qualified Income Offset.    In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company gross income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(c)(iv) were not in this Agreement.

             (v)  Gross Income Allocations.    In the event any Member has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income, gain and Simulated Gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(v) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(c)(iv) and this Section 6.1(c)(v) were not in this Agreement.

            (vi)  Nonrecourse Deductions.    Nonrecourse Deductions for any taxable period shall be allocated to the Common Unitholders, Pro Rata. If the Managing Member determines that the Company's Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

           (vii)  Member Nonrecourse Deductions.    Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss. This Section 6.1(c)(vii) is intended to comply with Treasury Regulations Section 1.704-2(i)(1) and shall be interpreted consistently therewith.

          (viii)  Nonrecourse Liabilities.    For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Common Unitholders, Pro Rata.

            (ix)  Code Section 754 Adjustments.    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or Simulated Gain (if the adjustment increases the basis of the asset) or loss or Simulated Loss (if the adjustment decreases such basis) taken into account pursuant to Section 5.6, and such item of gain, loss, Simulated Gain or Simulated Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

             (x)  [Reserved.]

            (xi)  Curative Allocations.

              (A)  Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1 and Simulated Depletion and Simulated Loss had been included in the definition of Net Income and Net Loss. In exercising its discretion under this Section 6.1(c)(xi)(A), the Managing Member may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(c)(xi)(A) shall only be made with respect to Required Allocations to the extent the Managing Member determines that such allocations shall otherwise be inconsistent with the economic agreement among the Members.

              (B)  The Managing Member shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(c)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(c)(xi)(A) among the Members in a manner that is likely to minimize such economic distortions.

           (xii)  Allocations Regarding Certain Payments Made to Employees and Other Service Providers. Consistent with the provisions of Treasury Regulation Section 1.83-6(d), if any Member (or its successor) transfers property (including cash) to any employee or other service provider of the Company Group and such Member is not entitled to be reimbursed by (or otherwise elects not to seek reimbursement from) the Company for the value of such property, then any items of deduction or loss resulting from or attributable to such transfer shall be allocated to the Member (or its successor) that made such transfer and was deemed to have contributed such property to the Company pursuant to Section 5.11.

          (d)   Simulated Basis; Simulated Depletion and Simulated Loss; Simulated Gain; Amount Realized.

              (i)  Simulated Basis.    For purposes of determining and maintaining the Members' Capital Accounts, (i) the initial Simulated Basis of each oil and gas property (as defined in Section 614 of the Code) of the Company shall be allocated among the Common Unitholders, Pro Rata, and (ii) if the Carrying Value of an oil and gas property (as defined in Section 614 of the Code) is adjusted pursuant to Section 5.3(d), the Simulated Basis of such property (as adjusted to reflect the adjustment to the Carrying Value of such property), shall be allocated to the Common Unitholders, Pro Rata.

             (ii)  Simulated Depletion and Simulated Loss. For purposes of applying clause (z) of the second sentence of Section 5.3(a), Simulated Depletion and Simulated Loss with respect to each oil and gas property (as defined in Section 614 of the Code) of the Company shall reduce each Member's Capital Account in proportion to the manner in which the Simulated Basis of such property is allocated among the Members pursuant to Section 6.1(d)(i).

            (iii)  Simulated Gain.    For purposes of applying clause (iii) of the second sentence of Section 5.3(a), Simulated Gain for any taxable period shall be treated as included in either Net Income or Net Loss and allocated pursuant to Section 6.1(a) or Section 6.1(b), as appropriate.

            (iv)  Amount Realized.    For purposes of Treasury Regulation Sections 1.704-1(b)(2)(iv)(k)(2) and 1.704-1(b)(4)(iii), the amount realized on the disposition of any oil and gas property (as defined in Section 614 of the Code) of the Company shall be allocated (i) first to the Members in an amount equal to the remaining Simulated Basis of such property in the same proportions as the Simulated Basis of such property was allocated among the Members pursuant to Section 6.1(d)(i), and (ii) any remaining amount realized shall be allocated to the Members in the same ratio as Simulated Gain from the disposition of such oil and gas property is allocated pursuant to Section 6.1(a) or Section 6.1(b).

        Section 6.2    Allocations for Tax Purposes.

          (a)   Except as otherwise provided herein, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

          (b)   The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall be computed for U.S. federal income tax purposes separately by the Members rather than by the Company in accordance with Section 613A(c)(7)(D) of the Code. Except as provided in Section 6.2(c), for purposes of such computation (before taking into account any adjustments resulting from an election made by the Company under Section 754 of the Code), the adjusted tax basis of each oil and gas property (as defined in Section 614 of the Code) that is (i) a Contributed Property shall initially be allocated among the non-contributing Common Unitholders, Pro Rata, but not in excess of any such Member's share of Simulated Basis as determined pursuant to Section 6.1(d)(i), and (ii) not a Contributed Property or an Adjusted Property shall initially be allocated to the Members in proportion to each such Member's share of Simulated Basis as determined pursuant to Section 6.1(d)(i). If there is an event described in Section 5.3(d), the Managing Member shall reallocate the adjusted tax basis of each oil and gas property in a manner consistent with the principles of Section 704(c) of the Code.

  Each Member shall separately keep records of his, her or its share of the adjusted tax basis in each oil and gas property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his, her or its gain or loss on the disposition of such property by the Company.

          (c)   In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Members in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, with any permissible method determined appropriate by the Managing Member; provided, that with respect to any Contributed Property contributed in the Haymaker Contribution the Managing Member shall apply the "remedial allocation method" in accordance with the principles of Treasury Regulation Section 1.704-3(d).

          (d)   In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

          (e)   All items of income, gain, loss, deduction and credit recognized by the Company for U.S. federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Managing Member) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

          (f)    Each item of Company income, gain, loss and deduction shall, for U.S. federal income tax purposes, be determined for each taxable period and the Managing Member shall prorate and allocate such items to the Members in a manner permitted by Section 706 of the Code and the regulations or rulings promulgated thereunder, and the Members hereby agree that any such methods selected by the Managing Member are made by the "agreement of the members" within the meaning of Treasury Regulations Section 1.706-4(f).

          (g)   If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Managing Member shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

        Section 6.3    Distributions to Record Holders.

          (a)   Except as provided in Section 5.12(b)(i), within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Company to the Common Unitholders as of the Record Date selected by the Managing Member. For the avoidance of doubt, the Series A Preferred Units shall not be entitled to distributions pursuant to this Section 6.3.

          (b)   The Company shall make distributions of Available Cash pursuant to this Section 6.3, if any, to the holders of Common Units, Pro Rata.

          (c)   All distributions required to be made under this Agreement shall be made subject to Sections 18-607 and 18-804 of the Delaware Act.

          (d)   Notwithstanding Section 6.3(b), in the event of the dissolution and liquidation of the Company, cash shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.3.

          (e)   Each distribution in respect of a Membership Interest shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Membership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

        Section 6.4    Special Provisions Relating to the Series A Preferred Units.

          (a)   Subject to any applicable transfer restrictions in Section 4.6 of this Agreement, the holder of a Series A Preferred Unit or a Series A Conversion Unit shall provide notice to the Company of the transfer of any such Series A Preferred Unit or Series A Conversion Unit, as applicable, by the earlier of (i) thirty (30) days following such transfer and (ii) the last Business Day of the calendar year during which such transfer occurred.

          (b)   Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Series A Preferred Units (i) shall (A) possess the rights and obligations provided in this Agreement with respect to a Member pursuant to Article III and Article VII and (B) have a Capital Account as a Member pursuant to Section 5.3 and Article VI and all other provisions related thereto and (ii) shall not (A) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided in this Agreement or (B) be entitled to any distributions other than as provided in Section 5.12 of this Agreement.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

        Section 7.1    Management.

          (a)   The Managing Member shall conduct, direct and manage all activities of the Company. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the Managing Member to delegate its rights and power to other Persons, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no Non-Managing Member in its capacity as such shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted to a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

              (i)  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Membership Interests, and the incurring of any other obligations;

             (ii)  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

            (iii)  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.4 and Article XIV);

            (iv)  the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including (A) the financing of the conduct of the business or operations of the Company Group, whether through a Subsidiary or a joint venture, (B) the lending of funds to other Persons (including other Group Members), (C) the repayment or guarantee of obligations of any Group Member or the Managing Member, and (D) the making of capital contributions to any Group Member;

             (v)  the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the Managing Member or its assets other than its interest in the Company, even if the same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

            (vi)  the distribution of cash held by the Company;

           (vii)  the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, internal and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii)  the maintenance of insurance for the benefit of the Company Group, the Members and Indemnitees;

            (ix)  the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

             (x)  the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

            (xi)  the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

           (xii)  the purchase, sale or other acquisition or disposition of Membership Interests, or the issuance of Derivative Membership Interests;

          (xiii)  the undertaking of any action in connection with the Company's participation in the management of any Group Member or joint venture; and

          (xiv)  the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as Managing Member of the Company.

        Section 7.2    Replacement of Fiduciary Duties.    Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the Managing Member or any other Indemnitee would have duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in a Membership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Company, each of the Members, each other Person who acquires an interest in a Membership Interest and each other Person bound by this Agreement.

        Section 7.3    Certificate of Formation.    The Managing Member caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act on July 9, 2018. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents that the Managing Member determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company (or a company in which the members have limited liability) in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent the Managing Member determines such action to be necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company (or a company or other entity in which the members have limited liability) under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Non-Managing Members.

        Section 7.4    Restrictions on the Managing Member's Authority to Sell Assets of the Company Group.    Except as provided in Article XII and Article XIV, the Managing Member may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Company Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the Managing Member's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company Group and shall not apply to any disposition of any or all of the assets of the Company Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

        Section 7.5    Reimbursement of the Managing Member.

          (a)   Except as provided in this Section 7.5 and elsewhere in this Agreement, the Managing Member shall not be compensated for its services as a general partner or managing member of any Group Member.

          (b)   The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the Managing Member, to perform services for the Company Group or for the Managing Member in the discharge of its duties to the Company Group), (ii) all other expenses allocable to the Company Group or otherwise incurred by the Managing Member or its Affiliates in connection with managing and operating the Company Group's business and affairs (including expenses allocated to the Managing Member by its Affiliates) and (iii) all cash expenditures of the Managing Member, including reimbursement of expenses of the General Partner and its Affiliates, and including federal income taxes to which the Managing Member or its Affiliates succeed by virtue of the transactions described in Section 5.12(b)(x)(A) of the Second Amended and Restated Agreement of Limited Partnership of the Managing Member, but excluding any other federal income taxes payable by the Managing Member, the General Partner and its Affiliates. The Managing Member shall determine the expenses that are allocable to the Company Group. Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 7.7. Any allocation of expenses to the Company by the Managing Member in a manner consistent with its or its Affiliates' past business practices shall be deemed to have been made in good faith. This provision does not affect the ability of the Managing Member and its Affiliates to enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.

          (c)   The Managing Member, without the approval of any Member, may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Membership Interests or Derivative Membership Interests), or cause the Company to issue Membership Interests or Derivative Membership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the Managing Member or any of its Affiliates, in each case for the benefit of officers, employees and directors of the Managing Member or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Company Group. The Company agrees to issue and sell to the Managing Member or any of its Affiliates any Membership Interests or Derivative Membership Interests that the Managing Member or such Affiliates are obligated to provide to any officers, employees, consultants and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the Managing Member in connection with any such plans, programs and practices (including the net cost to the Managing Member or such Affiliates of Membership Interests or Derivative Membership Interests purchased by the Managing Member or such Affiliates from the Company to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.5(b). Any and all obligations of the Managing Member under any employee benefit plans, employee programs or employee practices adopted by the Managing Member as permitted by this Section 7.5(c) shall constitute obligations of the Managing Member hereunder and shall be assumed by any successor Managing Member approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the Managing Member's Managing Member Interest pursuant to Section 4.5.

        Section 7.6    Outside Activities.

          (a)   Subject to the terms of Section 7.6(b), each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Member. None of any Group Member, any Member or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

          (b)   Subject to the terms of Section 7.6(a), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (other than the General Partner) in accordance with the provisions of this Section 7.6 is hereby approved by the Company and all Members, (ii) it shall be deemed not to be a breach of any duty existing at law, in equity or otherwise, of the Managing Member or any other Unrestricted Person for the Unrestricted Persons (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Company or any other Group Member and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty existing at law, in equity or otherwise, to present business opportunities to the Company or any other Group Member. Notwithstanding anything to the contrary in this Agreement or any duty existing at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for any Group Member shall have any duty to communicate or offer such opportunity to any Group Member, and such Unrestricted Person (including the General Partner) shall not be liable to the Company, to any Member or any other Person bound by this Agreement for breach of any duty existing at law, in equity or otherwise, by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to any Group Member, provided, however, that such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Company to such Unrestricted Person.

          (c)   The Managing Member and each of its Affiliates may acquire Units or other Membership Interests and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units and/or other Membership Interests acquired by them. The term "Affiliates" when used in this Section 7.6(c) with respect to the Managing Member shall not include any Group Member.

          (d)   Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit or otherwise affect any separate contractual obligations outside of this Agreement of any Person (including any Unrestricted Person) to the Company or any of its Affiliates.

        Section 7.7    Indemnification.

          (a)   To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or omitting or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, however, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

          (b)   To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

          (c)   The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement, any other agreement, pursuant to any vote of the holders of Outstanding Non-Managing Member Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          (d)   The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of the Managing Member, its Affiliates, the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company's or any of its Affiliates' activities or such Person's activities on behalf of the Company or any of its Affiliates, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. In addition, the Company may enter into additional indemnification agreements with any Indemnitee.

          (e)   For purposes of this Section 7.7: (i) the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and (iii) action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

          (f)    In no event may an Indemnitee subject the Non-Managing Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g)   An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h)   The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          (i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          (j)    This Section 7.7 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

        Section 7.8    Liability of Indemnitees.

          (a)   Notwithstanding anything to the contrary set forth in this Agreement, any Group Member Agreement, under the Delaware Act or any other law, rule or regulation or at equity, to the fullest extent allowed by law, no Indemnitee or any of its employees or Persons acting on its behalf shall be liable for monetary damages to the Company, the Members, or any other Persons who have acquired interests in Membership Interests or are bound by this Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of any act or omission of an Indemnitee or any of its employees or Persons acting on its behalf unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee or any of its employees or Persons acting on its behalf acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful.

          (b)   The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member if such appointment was not made in bad faith.

          (c)   To the extent that, at law or in equity, an Indemnitee or any of its employees or Persons acting on its behalf has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members or to any other Persons who have acquired a Membership Interest or are otherwise bound by this Agreement, the Managing Member and any other Indemnitee or any of its employees or Persons acting on its behalf acting in connection with the Company's business or affairs shall not be liable to the Company, the Non-Managing Members, or any other Persons who have acquired interests in the Membership Interests or are bound by this Agreement for its good faith reliance on the provisions of this Agreement.

          (d)   Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        Section 7.9    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

          (a)   Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the Managing Member or any of its Affiliates, on the one hand, and the Company, any Group Member or any Member, on the other, any resolution or course of action by the Managing Member or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the Managing Member and its Affiliates, other than those owned by the Managing Member and required to be voted pursuant to Section 7.4(b) of the KRP Partnership Agreement), (iii) determined by the Board of Directors to be on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iv) determined by the Board of Directors to be fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Managing Member shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution, and the Managing Member may also adopt a resolution or course of action that has not received Special Approval or Unitholder approval. Notwithstanding any other provision of this Agreement, any Group Member Agreement or applicable law, whenever the Managing Member makes a determination to refer or not to refer any potential conflict of interest to the Conflicts Committee for Special Approval, to seek or not to seek Unitholder approval or to adopt or not to adopt a resolution or course of action that has not received Special Approval or Unitholder approval, then the Managing Member shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Company or any Member, and the Managing Member shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard or duty imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Managing Member in making such determination or taking or declining to take such other action shall be permitted to do so in its sole and absolute discretion. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith. If the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) of this Section 7.9(a) or that a director satisfies the eligibility requirements to be a member of the Conflicts Committee, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith. In any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the General Partner, any action by the Board of Directors in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) of this Section 7.9(a) or whether a director satisfies the eligibility requirements to be a member of the Conflicts Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors, as applicable, acted in good faith. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of any conflicts of interest arising out of the transactions contemplated by the Exchange Agreement are hereby approved by the Managing Member and all of the other Members and the actions required to be taken by the Company pursuant to the Exchange Agreement shall not constitute a breach of this Agreement or any such duty.

          (b)   Whenever the Managing Member or the Board of Directors, or any committee thereof (including the Conflicts Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the Managing Member causes the Managing Member to do so, in its capacity as the managing member of the Company as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement, then, unless another express lesser standard is provided for in this Agreement, the Managing Member, the Board of Directors or such committee or such Affiliates causing the Managing Member to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction shall conclusively be deemed to be in "good faith" for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is in, or not adverse to, the best interests of the Company Group; provided, however, that if the Board of Directors is making a determination or taking or declining to take an action pursuant to clause (iii) or clause (iv) of the first sentence of Section 7.9(a), then in lieu thereof, such determination or other action or inaction shall conclusively be deemed to be in "good faith" for all purposes of this Agreement if the members of the Board of Directors making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction meets the standard set forth in clause (iii) or clause (iv) of the first sentence of Section 7.9(a), as applicable.

          (c)   Whenever the Managing Member (including the Board of Directors or any committee thereof) makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the managing member of the Company, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the Managing Member, the Board of Directors or any committee thereof, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty (including any fiduciary or other duty) existing in law, at equity or otherwise or obligation whatsoever to the Company or any Member, and the Managing Member, the Board of Directors or any committee thereof or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion. By way of illustration and not of limitation, whenever the phrase, "the Managing Member at its option" or some variation of that phrase, is used in this Agreement, it indicates that the Managing Member is acting in its individual capacity. For the avoidance of doubt, whenever the Managing Member votes or transfers its Membership Interests, or refrains from voting or transferring its Membership Interests, it shall be acting in its individual capacity.

          (d)   Notwithstanding anything to the contrary in this Agreement, the Managing Member and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the Managing Member and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Managing Member or any of its Affiliates to enter into such contracts shall be at its option.

          (e)   Except as expressly set forth in this Agreement or required by the Delaware Act, neither the Managing Member nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Company or any Member and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Managing Member or any other Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Managing Member or such other Indemnitee. Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by law, neither the Managing Member nor any other Indemnitee shall owe any duties or liabilities, including fiduciary duties, to Series A Preferred Unitholders.

          (f)    The Unitholders hereby authorize the Managing Member, on behalf of the Company as a general partner or managing member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Managing Member pursuant to this Section 7.9.

        Section 7.10    Other Matters Concerning the General Partner.

          (a)   The Managing Member, the Board of Directors (or any committee thereof) and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b)   The Managing Member, the Board of Directors (or any committee thereof) and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing Member or such Indemnitee, respectively, reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

          (c)   The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly authorized officers of the General Partner, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Company or any Group Member.

        Section 7.11    Purchase or Sale of Membership Interests.    The Managing Member may cause the Company to purchase or otherwise acquire Membership Interests or Derivative Membership Interests. As long as Membership Interests are held by any Group Member, such Membership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The Managing Member or any Affiliate of the Managing Member may also purchase or otherwise acquire and sell or otherwise dispose of Membership Interests for its own account, subject to the provisions of Article IV and Article X.

        Section 7.12    Reliance by Third Parties.    Notwithstanding anything to the contrary in this Agreement, any Person (other than the Managing Member and its Affiliates) dealing with the Company shall be entitled to assume that the Managing Member and any officer of the General Partner authorized by the Managing Member to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member or any such officer as if it were the Company's sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member or any such officer in connection with any such dealing. In no event shall any Person (other than the Managing Member and its Affiliates) dealing with the Managing Member or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

        Section 8.1    Records and Accounting.    The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company's business, including the Register and all other books and records necessary to provide to the Members any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including the Register, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

        Section 8.2    Fiscal Year.    The fiscal year of the Company shall be a fiscal year ending December 31.

ARTICLE IX
TAX MATTERS

        Section 9.1    Tax Returns and Information.    The Company shall timely file all returns of the Company that are required for U.S. federal, state and local income tax purposes on the basis of the accrual method and the taxable period or years that it is required by law to adopt, from time to time, as determined by the Managing Member. In the event the Company is required to use a taxable period other than a year ending on December 31, the Managing Member shall use reasonable efforts to change the taxable period of the Company to a year ending on December 31. The tax information reasonably required by Record Holders for federal, state and local income tax reporting purposes with respect to a taxable period shall be furnished to them within 75 days of the close of the calendar year in which the Company's taxable period ends; provided, however, that the Company will use commercially reasonable efforts to provide such tax information as early as practicable. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

        Section 9.2    Tax Characterization.    The Company shall be treated as a partnership (and not as a publicly traded partnership within the meaning of Section 7704(b) of the Code) and not as an association taxable as a corporation for U.S. federal income tax purposes and as a continuation of

Kimbell Royalty Partners, LP solely for U.S. federal income tax purposes under Section 708 of the Code. The Members and the Company shall not take any action that would cause the Company to be treated as corporation for U.S. federal income tax purposes (as well as any analogous state or local tax purposes) and shall file all tax returns consistent with the tax characterization set forth in this Section 9.2.

        Section 9.3    Tax Elections.

          (a)   The Company shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder.

          (b)   Except as otherwise provided herein, the Managing Member shall determine whether the Company should make any other elections permitted by the Code.

        Section 9.4    Tax Controversies.    The Managing Member (or its designee) shall be designated as the "partnership representative" in accordance with the rules prescribed pursuant to Section 6223 of the Code and shall have the sole authority to act on behalf of the Company in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Managing Member shall be designated as the "tax matters partner" in each state or local jurisdiction in which such designation is relevant. The Managing Member (or its designee) shall exercise, in its sole discretion, any and all authority of the "partnership representative" under the Code (and relevant state or local law) and the "tax matters partner" under the relevant state or local law, including, without limitation, (i) binding the Company and its Members with respect to tax matters and (ii) determining whether to make any available election under Section 6226 of the Code; provided, that (x) the partnership representative shall keep the Non-Managing Members apprised with respect to any material tax audit, contest or other administrative or judicial proceeding and (y) the partnership representative shall not take any action or bind any Non-Managing Member with respect to any tax matter that would have a material and disproportionate adverse impact on such Non-Managing Member without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided further, however, that the making of any available election under Section 6226 shall not be treated as having a material and disproportionate adverse impact on any Non-Managing Member. In the event there is a dispute among the Parties in respect of the application of the immediately preceding sentence, any dispute shall promptly be submitted to Weaver and Tidwell, LLP for review and final and binding resolution. The Managing Member shall amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations implementing the partnership audit, assessment and collection rules adopted by the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74, including any amendments to those rules.

        Section 9.5    Withholding.    Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other U.S. federal, state or local law, including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member (including by reason of Section 1446 of the Code), the Managing Member may treat the amount withheld as a distribution of cash pursuant to Section 5.12(b)(i), Section 6.3 or Section 12.3(c), as applicable, in the amount of such withholding from such Member.

ARTICLE X
ADMISSION OF MEMBERS

        Section 10.1    Admission of New Members.    Without the consent of any other Person, the Managing Member shall have the right to admit as a Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company. Concurrently with the admission of such Member, the Managing Member shall forthwith (a) amend Exhibit B hereto to reflect the name and address of such new Member and to eliminate or modify, as applicable, the name and address of the transferring Member with regard to the transferred Units and (b) cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a Member in place of the transferring Member, or the admission of a Member, in each case, at the expense, including payment of any professional and filing fees incurred, of such Member.

        Section 10.2    Conditions and Limitations.    The admission of any Person as a Member shall be conditioned upon such Person's written acceptance and adoption of all the terms and provisions of this Agreement by execution and delivery of the Adoption Agreement in the form attached hereto as Exhibit C or such other written instrument(s) in form and substance satisfactory to the Managing Member on behalf of the Company.

ARTICLE XI
WITHDRAWAL OR REMOVAL OF MEMBERS

        Section 11.1    Member Withdrawal.    No Member shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company, except pursuant to a transfer in accordance with Section 4.4 or Section 4.5.

        Section 11.2    Removal of the Managing Member.    The Managing Member may not be removed as the managing member of the Company unless the General Partner is removed as a general partner of the Managing Member in accordance with the KRP Partnership Agreement. The removal of the Managing Member as the managing member of the Company shall also automatically constitute the removal of the Managing Member as general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member. If a Person is elected as a successor General Partner, such Person shall automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

        Section 12.1    Dissolution.    The Company shall not be dissolved by the admission of additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. The Company shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

          (a)   an election to dissolve the Company by the holders of a Unit Majority;

          (b)   the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

          (c)   there being no Members, unless the Company is continued without dissolution in accordance with the Delaware Act.

        Section 12.2    Liquidator.    Upon dissolution of the Company in accordance with the provisions of this Article XII, the Managing Member shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Managing Member) shall be entitled to receive such compensation for its services as may be approved by the Managing Member. The Liquidator (if other than the Managing Member) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by the Managing Member. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be selected by the Managing Member. The right to select a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator selected in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

        Section 12.3    Liquidation.    The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

          (a)   The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.3(c) to have received cash equal to its Net Agreed Value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company's assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

          (b)   Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.2) and amounts to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

          (c)   All property and all cash (including cash equivalents) in excess of that required to satisfy or discharge liabilities as provided in this Section 12.3(c) and that required to satisfy liquidation preferences of the Series A Preferred Units provided for under Section 6.1(c)(iii) shall be distributed to the Members in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.3(c)) for the taxable period of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).

        Section 12.4    Cancellation of Certificate of Formation.    Upon the completion of the distribution of Company cash and property as provided in Section 12.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

        Section 12.5    Return of Contributions.    The Managing Member shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Company.

        Section 12.6    Waiver of Partition.    To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

        Section 12.7    Capital Account Restoration.    No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

ARTICLE XIII
AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT;
MEETINGS; RECORD DATE

        Section 13.1    Amendments to be Adopted Solely by the Managing Member.    Each Member agrees that the Managing Member, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a)   a change in the name of the Company, the location of the principal office of the Company, the registered agent of the Company or the registered office of the Company;

          (b)   admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

          (c)   a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company or an entity in which the Non-Managing Members have limited liability under the laws of any state or to ensure that the Group Members (other than the Company) shall not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

          (d)   a change that the Managing Member determines (i) does not adversely affect the Non-Managing Members considered as a whole or any particular class of Membership Interests as compared to other classes of Membership Interests in any material respect; provided that for purposes of determining whether an amendment satisfies the requirements of this Section 13.1(d), the Managing Member may in its sole discretion disregard any adverse effect on any class or classes of Membership Interests the holders of which have approved such amendment pursuant to Section 13.3(c), (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (iii) to be necessary or appropriate in connection with action taken by the Managing Member pursuant to Section 5.9 or (iv) is reasonably required to effect the intent of the provisions of this Agreement or is otherwise reasonably contemplated by this Agreement;

          (e)   a change in the fiscal year or taxable period of the Company and any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the fiscal period or taxable year of the Company including, if the Managing Member shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Company;

          (f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Company, or the Managing Member or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (g)   an amendment that the Managing Member determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Membership Interests or Derivative Membership Interests pursuant to Section 5.4;

          (h)   any amendment expressly permitted in this Agreement to be made by the Managing Member acting alone;

          (i)    an amendment effected, necessitated or contemplated by a Merger Agreement or Plan of Conversion approved in accordance with Section 14.3;

          (j)    an amendment that the Managing Member determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4 or Section 7.1(a);

          (k)   a merger, conveyance or conversion pursuant to Section 14.3(c) or (d); or

          (l)    any other amendments substantially similar to the foregoing.

        Section 13.2    Amendment Procedures.    Amendments to this Agreement may be proposed only by the Managing Member. To the fullest extent permitted by law, the Managing Member shall have no obligation or duty to the Company or the Members to propose or approve, and may decline to propose or approve, any amendment to this Agreement in its sole discretion. An amendment to this Agreement shall be effective upon its approval by the Managing Member and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a greater or different percentage of Outstanding Units is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units or class of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Managing Member shall seek the written approval of the requisite percentage of Outstanding Units or class of Outstanding Units, as applicable, or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Managing Member shall notify all Record Holders upon final adoption of any amendments. The Managing Member shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has posted or made accessible such amendment through the Company's or the Commission's website.

        Section 13.3    Amendment Requirements.

          (a)   Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units or a percentage of a particular class of Outstanding Units (including Units deemed owned by the Managing Member) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 13.4, reducing such percentage or (ii) in the case of Section 13.4, increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units (or holders of Outstanding Units of such applicable class, as the case may be)

  whose aggregate Outstanding Units (generally or of such applicable class, as the case may be) constitute (x) in the case of a reduction as described in subclause (a)(i) hereof, not less than the voting requirement sought to be reduced or (y) in the case of an increase in the percentage in Section 13.4, not less than a majority of the Outstanding Units.

          (b)   Notwithstanding the provisions of Section 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Non-Managing Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the Managing Member or any of its Affiliates without its consent, which consent may be given or withheld at its option.

          (c)   Except as provided in Section 14.3, and without limitation of the Managing Member's authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Membership Interests in relation to other classes of Membership Interests must be approved by the holders of not less than a majority of the Outstanding Membership Interests of the class affected. If the Managing Member determines an amendment does not satisfy the requirements of Section 13.1(d) because it adversely affects one or more classes of Membership Interests, as compared to other classes of Membership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.

          (d)   Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(a), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Company obtains an Opinion of Counsel to the effect that such amendment shall not affect the limited liability of any Non-Managing Member under applicable limited liability company law of the state under whose laws the Company is organized.

          (e)   Except as provided in Section 13.1 and Section 13.2, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

        Section 13.4    Special Meetings.    All acts of Non-Managing Members to be taken pursuant to this Agreement shall be taken in the manner provided in this Section 13.4. Special meetings of the Non-Managing Members may be called by (i) the Managing Member, (ii) the Board of Directors, or (iii) the President or Secretary of the General Partner upon request of Non-Managing Members owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Within a reasonable amount of time after receipt of such a call from Non-Managing Members, the Managing Member shall send a notice of the meeting to the Non-Managing Members either directly or indirectly. A meeting shall be held at a time and place determined by the Managing Member on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 15.1.

        Section 13.5    Notice of a Meeting.    Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

        Section 13.6    Record Date.    For purposes of determining the Non-Managing Members who are Record Holders of the class or classes of Non-Managing Member Interests entitled to notice of or to vote at a meeting of the Non-Managing Members or to give approvals without a meeting as provided in Section 13.11, the Managing Member shall set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting or (b) in the event that approvals are sought without a meeting, the date by which such Non-Managing Members are requested in writing by the Managing Member to give such approvals.

        Section 13.7    Postponement and Adjournment.    Prior to the date upon which any meeting of Non-Managing Members is to be held, the Managing Member may postpone such meeting one or more times for any reason by giving notice to each Non-Managing Members entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Section 13.7. When a meeting is postponed, a new Record Date need not be fixed unless the aggregate amount of such postponement shall be for more than 45 days after the original meeting date. Any meeting of Non-Managing Members may be adjourned by the Managing Member one or more times for any reason and no vote of the Non-Managing Members shall be required for any adjournment. A meeting of Non-Managing Members may be adjourned by the Managing Member as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Section 13.7.

        Section 13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes.    The transactions of any meeting of Non-Managing Members, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after call and notice in accordance with Section 13.4 and Section 13.5, if a quorum is present either in person or by proxy. Attendance of a Non-Managing Member at a meeting shall constitute a waiver of notice of the meeting, except when the Non-Managing Member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.

        Section 13.9    Quorum and Voting.    The presence, in person or by proxy, of holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the Managing Member and its Affiliates) shall constitute a quorum at a meeting of Non-Managing Members of such class or classes unless any such action by the Non-Managing Members requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Non-Managing Members duly called and held in accordance with this Agreement at which a quorum is present, the act of Non-Managing Members holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote at such meeting shall be deemed to constitute the act of all Non-Managing Members, unless a different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Non-Managing Members holding Outstanding Units that in the aggregate represent at least such different percentage or the act of the Members holding the requisite percentage of the necessary class, as applicable, shall be required. The Non-Managing Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the exit of enough Non-Managing Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units or the act of the Members holdings the requisite percentage of the necessary class, as applicable, specified in this Agreement.

        Section 13.10    Conduct of a Meeting.    The Managing Member shall have full power and authority concerning the manner of conducting any meeting of the Non-Managing Members or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing Member shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Managing Member. The Managing Member may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Non-Managing Members or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the submission and revocation of approvals in writing.

        Section 13.11    Action Without a Meeting.    If authorized by the Managing Member, any action that may be taken at a meeting of the Non-Managing Members may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Non-Managing Members owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the Managing Member and its Affiliates) that would be necessary to authorize or take such action at a meeting at which all the Non-Managing Members were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Non-Managing Members who have not approved in writing. The Managing Member may specify that any written ballot submitted to Non-Managing Members for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Managing Member. If a ballot returned to the Company does not vote all of the Outstanding Units held by such Non-Managing Members, the Company shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted. If approval of the taking of any permitted action by the Non-Managing Members is solicited by any Person other than by or on behalf of the Managing Member, the written approvals shall have no force and effect unless and until (a) approvals sufficient to take the action proposed are deposited with the Company in care of the Managing Member and (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are first deposited with the Company and is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Company and the Members.

        Section 13.12    Right to Vote and Related Matters.

          (a)   Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Non-Managing Members or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

          (b)   With respect to Units that are held for a Person's account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and in accordance with the direction of, the Person who is the beneficial owner of such Units, and the Managing Member shall be entitled to assume such

  Record Holder is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV
MERGER, CONSOLIDATION OR CONVERSION

        Section 14.1    Authority.    The Company may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America or any other country, pursuant to a written plan of merger or consolidation ("Merger Agreement") or a written plan of conversion ("Plan of Conversion"), as the case may be, in accordance with this Article XIV.

        Section 14.2    Procedure for Merger, Consolidation or Conversion.

          (a)   Merger, consolidation or conversion of the Company pursuant to this Article XIV requires the prior consent of the Managing Member; provided, however, that, to the fullest extent permitted by law, the Managing Member shall have no duty or obligation to consent to any merger, consolidation or conversion of the Company and may decline to do so free of any duty or obligation whatsoever to the Company or any Member and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Securities Act or any other law, rule or regulation or at equity, and the Managing Member in determining whether to consent to any merger, consolidation or conversion of the Company shall be permitted to do so in its sole and absolute discretion.

          (b)   If the Managing Member shall determine to consent to the merger or consolidation, the Managing Member shall approve the Merger Agreement, which shall set forth:

              (i)  the name and state or country of domicile of each of the business entities proposing to merge or consolidate;

             (ii)  the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

            (iii)  the terms and conditions of the proposed merger or consolidation;

            (iv)  the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights; and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

             (v)  a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

            (vi)  the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, however, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

           (vii)  such other provisions with respect to the proposed merger or consolidation that the Managing Member determines to be necessary or appropriate.

          (c)   If the Managing Member shall determine to consent to the conversion, the Managing Member shall approve the Plan of Conversion, which shall set forth:

              (i)  the name of the converting entity and the converted entity;

             (ii)  a statement that the Company is continuing its existence in the organizational form of the converted entity;

            (iii)  a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

            (iv)  the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;

             (v)  in an attachment or exhibit, the Certificate of Formation of the Company;

            (vi)  in an attachment or exhibit, the certificate of limited partnership, articles of incorporation or other organizational documents of the converted entity;

           (vii)  the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and

          (viii)  such other provisions with respect to the proposed conversion that the Managing Member determines to be necessary or appropriate.

        Section 14.3    Approval by Non-Managing Members.    Except as provided in Section 14.3(c) and (d), the Managing Member, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Non-Managing Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and no other disclosure regarding the proposed merger, consolidation or conversion shall be required.

          (a)   Except as provided in Section 14.3(c) and (d), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Non-Managing Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.

          (b)   Except as provided in Section 14.3(c) and (d), after such approval by vote or consent of the Non-Managing Members, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

          (c)   Notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to convert the Company or any Group Member into a new limited liability entity or to merge the Company or any Group Member into, or convey all of the Company's assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such merger, conveyance or conversion other than those it receives from the Company or other Group Member if (i) the Managing Member has received an Opinion of Counsel that the merger, conveyance or conversion, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Non-Managing Member as compared to its limited liability under the Delaware Act or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger, conveyance or conversion is to effect a mere change in the legal form of the Company into another limited liability entity, and (iii) the Managing Member determines that the governing instruments of the new entity provide the Non-Managing Members and the Managing Member with substantially the same rights and obligations as are herein contained.

          (d)   Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Managing Member is permitted, without Non-Managing Member approval, to merge or consolidate the Company with or into another limited liability entity if (i) the Managing Member has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Non-Managing Member under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Company is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Company after the effective date of the merger or consolidation, and (v) the number of Membership Interests to be issued by the Company in such merger or consolidation does not exceed 20% of the Membership Interests Outstanding immediately prior to the effective date of such merger or consolidation.

          (e)   Pursuant to Section 18-209(f) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new limited liability company agreement for the

  Company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

        Section 14.4    Certificate of Merger or Certificate of Conversion.    Upon the required approval by the Managing Member and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.

        Section 14.5    Effect of Merger, Consolidation or Conversion.

          (a)   At the effective time of the merger:

              (i)  all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

             (ii)  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii)  all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

            (iv)  all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

          (b)   At the effective time of the conversion:

              (i)  the Company shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

             (ii)  all rights, title, and interests to all real estate and other property owned by the Company shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

            (iii)  all liabilities and obligations of the Company shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

            (iv)  all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Company in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

             (v)  a proceeding pending by or against the Company or by or against any of Members in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior Members without any need for substitution of parties; and

            (vi)  the Membership Interests that are to be converted into membership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Members shall be entitled only to the rights provided in the Plan of Conversion.

ARTICLE XV
GENERAL PROVISIONS

        Section 15.1    Addresses and Notices; Written Communications.

          (a)   Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Membership Interests at his, her or its address as shown in the Register, regardless of any claim of any Person who may have an interest in such Membership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Member shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the Managing Member or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Company of a change in his, her or its address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

          (b)   The terms "in writing," "written communications," "written notice" and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

        Section 15.2    Further Action.    The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 15.3    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        Section 15.4    Integration.    This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        Section 15.5    Creditors.    None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

        Section 15.6    Waiver.    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

        Section 15.7    Third-Party Beneficiaries.    Each Member agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

        Section 15.8    Counterparts.    This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Non-Managing Member Interest, pursuant to Section 10.1 without execution hereof.

        Section 15.9    Applicable Law; Forum, Venue and Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

          (b)   Each of the Members and each Person or Group holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

              (i)  irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer, or other employee of the Company or the Managing Member, or owed by the Managing Member, to the Company or the Non-Managing Members, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

             (ii)  irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding;

            (iii)  agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or of any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

            (iv)  expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

             (v)  consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, however, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law; and

            (vi)  IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

        Section 15.10    Invalidity of Provisions.    If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby, and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or parts shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

        Section 15.11    Consent of Members.    Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

        Section 15.12    Facsimile and Email Signatures.    The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) or similar format affixed in the name and on behalf of the Company on certificates representing Membership Interests is expressly permitted by this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGING MEMBER:
KIMBELL ROYALTY PARTNERS, LP
By:
Name:	R. Davis Ravnaas
Title:	President and Chief Financial Officer

Signature Page to First Amended and Restated
Limited Liability Company Agreement of Kimbell Royalty Operating, LLC

EXHIBIT A
to the First Amended and Restated
Limited Liability Company Agreement of
Kimbell Royalty Operating, LLC

Certificate Evidencing Common Units in
Kimbell Royalty Operating, LLC

No. Common Units

        In accordance with Section 4.1 of the First Amended and Restated Limited Liability Company Agreement of Kimbell Royalty Operating, LLC, as amended, supplemented or restated from time to time (the "LLC Agreement"), Kimbell Royalty Operating, LLC, a Delaware limited liability company (the "Company"), hereby certifies that                    (the "Holder") is the registered owner of                     Common Units (the "Common Units") transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the LLC Agreement. Copies of the LLC Agreement are on file at, and shall be furnished without charge on delivery of written request to the Company at, the principal offices of the Company located at 777 Taylor Street, Suite 810, Fort Worth, Texas 76102. Capitalized terms used herein but not defined shall have the meanings given them in the LLC Agreement.

        THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF KIMBELL ROYALTY OPERATING, LLC THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE LLC AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF KIMBELL ROYALTY OPERATING, LLC UNDER THE LAWS OF THE STATE OF DELAWARE OR (C) CAUSE KIMBELL ROYALTY OPERATING, LLC TO HAVE MORE THAN 100 PARTNERS, AS DETERMINED FOR PURPOSES OF TREASURY REGULATION SECTION 1.7704-1(h). THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE LLC AGREEMENT. COPIES OF THE LLC AGREEMENT MAY BE OBTAINED AT NO COST.

        BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF KIMBELL ROYALTY GP, LLC, THE GENERAL PARTNER OF THE MANAGING MEMBER AT THE PRINCIPAL OFFICES OF THE MANAGING MEMBER.

        The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the LLC Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the LLC Agreement and (iii) made the waivers and given the consents and approvals contained in the LLC Agreement.

B-A-1

        This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Registrar. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:	KIMBELL ROYALTY OPERATING, LLC
Countersigned and Registered by:	By:	KIMBELL ROYALTY PARTNERS, LP
By:
As Registrar
Title:
By:
Name:
Title:

B-A-2

[Reverse of Certificate]

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT—as tenants by the entireties	Custodian
JT TEN—as joint tenants with right of survivorship and not as tenants in common Act (State)	(Cust) (Minor) Under Uniform Gifts/Transfers to CD Minors

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS OF
KIMBELL ROYALTY OPERATING, LLC

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

                 Common Units evidenced by this Certificate, subject to the LLC Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Kimbell Royalty Operating,  LLC.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular. without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15	(Signature) (Signature)

        No transfer of the Common Units evidenced hereby shall be registered on the books of the Company, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

B-A-3

EXHIBIT B

Members

Name	Address	Number of Common Units	Number of Series A Preferred Units
Kimbell Royalty Partners, LP	777 Taylor Street, Suite 810 Fort Worth, TX 76102 Email: davis@kimbellrp.com Attention: R. Davis Ravnaas	13,886,204	110,000
Haymaker Minerals & Royalties, LLC	c/o Kayne Anderson Capital Advisors 811 Main Street, 14th Floor Houston, TX 77002 Email: kbrophy@kaynecapital.com Attention: Kevin Brophy—General Counsel	4,000,000	0
EIGF Aggregator III LLC	c/o Kohlberg Kravis Roberts & Co. L.P. 600 Travis Street, Suite 7200 Houston, TX 77002 Email: dash.lane@kkr.com Attention: Dahiell Lane	4,599,554	0
TE Drilling Aggregator LLC	c/o Kohlberg Kravis Roberts & Co. L.P. 600 Travis Street, Suite 7200 Houston, TX 77002 Email: dash.lane@kkr.com Attention: Dahiell Lane	314,005	0
Haymaker Management, LLC	5300 Memorial Drive, Suite 500 Houston, TX 77380 Email: vm@haymakerllc.com Attention: Vasilis Mouratoff	1,086,441	0
The Kimbell Art Foundation	301 Commerce Street Fort Worth, TX 76102 Email: kafinvest@kimbellmuseum.org, bcline@kimbellmuseum.org and mrich@kimbellmuseum.org Attention: Ben J. Fortson	2,953,258	0

B-B-1

EXHIBIT C

Adoption Agreement

        This Adoption Agreement is executed by the undersigned pursuant to the First Amended and Restated Limited Liability Company Agreement of Kimbell Royalty Operating, LLC (the "Company"), dated as of [    •    ], 2018, as amended, restated or supplemented from time to time, a copy of which is attached hereto and is incorporated herein by reference (the "Agreement"). By the execution of this Adoption Agreement, the undersigned agrees as follows:

  1.
  Acknowledgment. The undersigned acknowledges that he/she is acquiring [                                ] Units of the Company as a Member, subject to the terms and conditions of the Agreement (including the Exhibits thereto), as amended from time to time. Capitalized terms used herein without definition are defined in the Agreement and are used herein with the same meanings set forth therein.

  2.
  Agreement. The undersigned hereby joins in, and agrees to be bound by, subject to, and enjoy the benefit of the applicable rights set forth in, the Agreement (including the Exhibits thereto), as amended from time to time, with the same force and effect as if he/she were originally a party thereto.

  3.
  Notice. Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below.

EXECUTED AND DATED on this        day of                                , 20          .

[NAME]

By:
Name:
Title:
Notice Address:
Facsimile:

B-C-1

Exhibit C

Form of Exchange Agreement

Exhibit C

FORM OF

EXCHANGE AGREEMENT

BY AND AMONG

KIMBELL ROYALTY PARTNERS, LP

KIMBELL ROYALTY GP, LLC

KIMBELL ROYALTY OPERATING, LLC

KIMBELL ART FOUNDATION

HAYMAKER MINERALS & ROYALTIES, LLC

EIGF AGGREGATOR III LLC

TE DRILLING AGGREGATOR LLC

AND

HAYMAKER MANAGEMENT, LLC

Dated as of [•], 2018

C-i

        This EXCHANGE AGREEMENT (this "Agreement"), dated as of [•], 2018, is by and among (i) Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"); (ii) Kimbell Royalty GP, LLC, a Delaware limited liability company (the "General Partner"); (iii) Kimbell Royalty Operating, LLC, a Delaware limited liability company (the "Operating Company"); (iv) the Kimbell Art Foundation, a Texas non-profit corporation; (v) Haymaker Minerals & Royalties, LLC, a Delaware limited liability company; (vi) EIGF Aggregator III LLC, a Delaware limited liability company; (vii) TE Drilling Aggregator LLC, a Delaware limited liability company; and (viii) Haymaker Management, LLC, a Texas limited liability company (each of (iv)-(viii), a "Participating Holder," and together, the "Participating Holders"). The above-named entities are sometimes referred to in this Agreement as a "Party" and collectively as the "Parties."

        WHEREAS, the Parties desire to provide for the possible future exchange by the Participating Holders of OpCo Common Units and Class B Units for Common Units or cash, on the terms and subject to the conditions set forth herein; and

        WHEREAS, the Parties intend that an Exchange (as defined below) consummated hereunder be treated for federal income tax purposes, to the extent permitted by law, as a taxable exchange of OpCo Common Units and Class B Units by Participating Holders.

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1    Definitions.    Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Partnership Agreement (as defined below). As used in this Agreement, the following terms shall have the following meanings:

        "Agreement" has the meaning set forth in the preamble to this Agreement.

        "Applicable Percentage" has the meaning set forth in Section 2.1(b).

        "Business Day" means any day that is not a Saturday, Sunday or legal holiday in the State of Texas and that is not otherwise a federal holiday in the United States.

        "Cash Amount" means an amount of cash equal to the Redemption Amount plus an amount equal to the product of (i) the number of Tendered Units and (ii) the Current Market Price as of the date of the Notice of Redemption.

        "Cash Purchase Price" has the meaning set forth in Section 2.1(b).

        "Common Unit Amount" means a number of Common Units equal to the number of Tendered Units and an amount of cash equal to the applicable Redemption Amount.

        "Cut-Off Date" means the second Business Day after the date on which a Notice of Redemption is delivered to each of the Operating Company and the Partnership.

        "Delaware LLC Act" means the Delaware Limited Liability Company Act, 6 Del C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

        "Exchange" means (i) a Redemption by the Operating Company of Tendered Units for, at the election of the Operating Company, the Common Unit Amount or the Cash Amount as described in Section 2.1(a) of this Agreement and (ii) the purchase of Tendered Units by the Partnership from a

Participating Holder for, at the election of the Partnership, the Unit Purchase Price or the Cash Purchase Price.

        "Exchange Right" means the rights of each Participating Holder and the Partnership pursuant to Section 2.1(a) and (b), respectively, of this Agreement.

        "Exercise Notice" has the meaning set forth in Section 2.1(b)(i).

        "Financing Party" means any and all Persons, or the agents or trustees representing them, providing senior or subordinated debt financing or refinancing (including letters of credit, bank guaranties or other credit support).

        "General Partner" has the meaning set forth in the preamble to this Agreement.

        "Governmental Entity" means any (a) multinational, federal, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, administrative agency, board, bureau, agency or other statutory body, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing (including the New York Stock Exchange and NASDAQ Stock Market), in each case, that has jurisdiction or authority with respect to the applicable Party.

        "Laws" means any and all applicable (a) laws, constitutions, treaties, statutes, codes, ordinances, principles of common law and equity, rules, regulations and municipal bylaws whether domestic, foreign or international, (b) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Entity, and (c) policies, practices and guidelines of any Governmental Entity which, although not actually having the force of law, are considered by such Governmental Entity as requiring compliance as if having the force of law, and the term "applicable," with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

        "Notice of Redemption" has the meaning set forth in Section 2.1(a)(i).

        "OpCo Limited Liability Company Agreement" means the First Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of [•], 2018, as may be amended from time to time.

        "Operating Company" has the meaning set forth in the preamble to this Agreement.

        "Participating Holder" or "Participating Holders" has the meaning set forth in the preamble to this Agreement.

        "Partnership" has the meaning set forth in the preamble to this Agreement.

        "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of [•], 2018, as may be amended from time to time.

        "Party" or "Parties" has the meaning set forth in the preamble to this Agreement.

        "Redemption" has the meaning set forth in Section 2.1(a).

        "Redemption Amount" means a cash amount equal to the product of the number of Tendered Units multiplied by the Class B Capital Contribution Per Unit Amount (as defined in the Partnership Agreement).

        "Registration Rights Agreements" means (i) the Registration Rights Agreement attached as Exhibit K to the Contribution, Conveyance, Assignment and Assumption Agreement, dated as of December 20, 2016, by and among the Partnership, the General Partner, Kimbell Intermediate GP, LLC, Kimbell Intermediate Holdings, LLC, Kimbell Royalty Holdings, LLC, and the other parties thereto, and (ii) the Registration Rights Agreement, dated as of July 12, 2018, by and among the Partnership, Haymaker Minerals & Royalties, LLC, EIGF Aggregator III LLC, TE Drilling Aggregator LLC, Haymaker Management, LLC and the other parties thereto.

        "Retraction Notice" has the meaning set forth in Section 2.1(a)(ii).

        "Settlement Method Notice" has the meaning set forth in Section 2.1(a)(iii).

        "Specified Redemption Date" means the date specified in either the Settlement Method Notice or the Exercise Notice, as applicable, which shall be on or prior to the third Business Day after the delivery to the Operating Company and the Partnership of a Notice of Redemption, subject to extension as agreed to in writing by the Operating Company, the Partnership and the tendering Participating Holder; provided that if such Settlement Method Notice or Exercise Notice, as applicable, provides for the settlement of the Exchange by payment of the Cash Amount or the Cash Purchase Price, as applicable, such date shall be on or prior to the 10th Business Day after the delivery to the Operating Company and the Partnership of such Notice of Redemption.

        "Tendered Units" has the meaning set forth in Section 2.1(a).

        "Unit Purchase Price" has the meaning set forth in Section 2.1(b).

        Section 1.2    Gender.    For the purposes of this Agreement, the words "it," "he," "his" or "himself" shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II
EXCHANGE

        Section 2.1    Redemption and Purchase Rights.

          (a)   Each Participating Holder shall have the right (subject to the terms and conditions set forth herein) to require the Operating Company to redeem (each, a "Redemption") all or a portion of the OpCo Common Units held by such Participating Holder and an equal number of Class B Units held by such Participating Holder (one OpCo Common Unit and one Class B Unit, together, a "Unit," and collectively "Units," such Units that have in fact been tendered for redemption being hereafter referred to as "Tendered Units") in exchange for, at the election of the Operating Company in accordance with Section 2.1(a)(iii), on the Specified Redemption Date, (i) the Common Unit Amount or, (ii) subject to Section 2.1(a)(iv) and Section 2.1(c), the Cash Amount.

              (i)  If a Participating Holder desires to exercise its right to require a Redemption, it shall deliver a written notice to the Operating Company and the Partnership specifying the number of Tendered Units such Participating Holder desires to tender for redemption, substantially in the form attached hereto as Exhibit A (the "Notice of Redemption"). The Operating Company shall not be obligated to effect a Redemption until the Specified Redemption Date (it being understood that the Operating Company will not be required to consummate such Redemption with respect to any Tendered Units that are purchased by the Partnership pursuant to Section 2.1(b)).

             (ii)  If (A) the Operating Company has elected, pursuant to the Settlement Method Notice (as defined below), to settle the Exchange by payment of the Common Unit Amount and/or (B) the Partnership has elected, pursuant to the Exercise Notice (as defined below), to purchase some or all of the Tendered Units by payment of the Unit Purchase Price in accordance with Section 2.1(b), then, in each case, the Participating Holder may retract its Notice of Redemption by delivering written notice, substantially in the form attached hereto as Exhibit B (the "Retraction Notice"), to the Operating Company and the Partnership at any time prior to 8:00 am central standard time on the Specified Redemption Date. The timely delivery of a Retraction Notice shall terminate all of the Parties' rights and obligations under this Agreement with respect to the subject of the Notice of Redemption. For avoidance of doubt, the Participating Holder shall be entitled to deliver a subsequent Notice of Redemption pursuant to this Section 2.1(a)(ii) at any time following delivery of a Retraction Notice.

            (iii)  On or before the Cut-Off Date, the Operating Company shall deliver written notice, substantially in the form attached hereto as Exhibit C (the "Settlement Method Notice"), to the applicable Participating Holder of (A) its election to settle the Exchange by payment of the Common Unit Amount or the Cash Amount and (B) the Specified Redemption Date on which it will settle the Exchange; provided, that if the Operating Company does not timely deliver a Settlement Method Notice, the Operating Company shall be deemed to have elected to settle the Exchange by payment of the Common Unit Amount on the third Business Day after the delivery to the Operating Company and the Partnership of a Notice of Redemption.

            (iv)  If the Operating Company elects to exchange for the Cash Amount pursuant to a Notice of Redemption, the Cash Amount shall be delivered as a certified or bank check payable or, in the Operating Company's sole and absolute discretion, by wire transfer of immediately available funds, in each case to such Participating Holder on the Specified Redemption Date.

             (v)  If the Operating Company elects to exchange for the Common Unit Amount pursuant to a Notice of Redemption, the Common Unit Amount shall be delivered by the Partnership (on behalf of the Operating Company) to such Participating Holder on the Specified Redemption Date as duly authorized, validly issued, fully paid and nonassessable Common Units (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act), free of any pledge, lien, encumbrance or restriction, other than the restrictions provided in the Partnership Agreement, the Securities Act and relevant state securities or "blue sky" laws. Neither a Participating Holder, any Partner, nor any other interested Person shall have any right to require or cause the Partnership to register, qualify or list any Common Units owned or held by such Person, whether or not such Common Units are issued pursuant to this Section 2.1(a)(v), with the Commission, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Partnership and any such Person (including, without limitation, the Registration Rights Agreements). Notwithstanding any delay in such delivery, a Participating Holder shall be deemed the owner of such Common Units for all purposes, including, without limitation, rights to vote and consent, receive distributions, and exercise rights, as of the Specified Redemption Date. Common Units issued upon a Redemption pursuant to this Section 2.1(a) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Partnership in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

          (b)   In lieu of the Redemption described in Section 2.1(a), following delivery of a Notice of Redemption, the Partnership may, in its sole and absolute discretion (but subject to the delivery of a Retraction Notice, if applicable), elect to purchase some or all of the Tendered Units (such amount, expressed as a percentage of the total number of Tendered Units rounded up to the nearest Unit, being referred to as the "Applicable Percentage") from the Participating Holders by delivering an Exercise Notice on or before the close of business on the Cut-Off Date. If the Partnership so elects, on the Specified Redemption Date, the Participating Holders shall sell such number of the Tendered Units to the Partnership (subject to the delivery of a Retraction Notice, if applicable) in exchange for, as elected by the Partnership in the Exercise Notice, (i) a number of Common Units (and, solely with respect to the applicable Redemption Amount, cash) equal to the product of the Common Unit Amount (excluding for this calculation the Redemption Amount) and the Applicable Percentage (the "Unit Purchase Price"), or (ii) subject to Section 2.1(c), a cash sum (the "Cash Purchase Price") equal to the product of the Cash Amount and the Applicable Percentage.

              (i)  In the event the Partnership elects to exercise its rights pursuant to Section 2.1(b), the Partnership shall deliver written notice of its intent to exercise its rights under Section 2.1(b), substantially in the form attached hereto as Exhibit D (an "Exercise Notice"), to the Operating Company and each Participating Holder exercising a Redemption on or before the close of business on the Cut-Off Date. Such Exercise Notice shall set forth (A) the Applicable Percentage of Tendered Units subject to purchase by the Partnership, (B) the Partnership's election to pay either the Unit Purchase Price or the Cash Purchase Price and (C) the Specified Redemption Date. The failure of the Partnership to deliver an Exercise Notice with respect to any number of the Tendered Units by the close of business on the Cut-Off Date shall be deemed to be an election by the Partnership not to purchase that respective number of Tendered Units. Any Tendered Units that the Partnership has elected not to purchase shall remain subject to Redemption by the Operating Company in accordance with Section 2.1(a) and subject to the Specified Redemption Date, as set forth in the applicable Settlement Method Notice or as determined pursuant to Section 2.1(a)(iii).

             (ii)  If the Partnership elects to purchase for the Cash Purchase Price pursuant to an Exercise Notice, the Cash Purchase Price shall be delivered as a certified or bank check payable or, in the Partnership's sole and absolute discretion, by wire transfer of immediately available funds, in each case to such Participating Holder on the Specified Redemption Date.

            (iii)  If the Partnership elects to purchase for the Unit Purchase Price pursuant to an Exercise Notice, the Unit Purchase Price shall be delivered by the Partnership to such Participating Holder on the Specified Redemption Date as duly authorized, validly issued, fully paid and nonassessable Common Units (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Act), free of any pledge, lien, encumbrance or restriction, other than the restrictions provided in the Partnership Agreement, the Securities Act and relevant state securities or "blue sky" laws. Neither a Participating Holder, any Partner, nor any other interested Person shall have any right to require or cause the Partnership to register, qualify or list any Common Units owned or held by such Person, whether or not such Common Units are issued pursuant to this Section 2.1(b), with the Commission, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Partnership and any such Person (including, without limitation, the Registration Rights Agreements). Notwithstanding any delay in such delivery, a Participating Holder shall be deemed the owner of such Common Units for all purposes, including, without limitation, rights to vote and consent, receive distributions, and exercise rights, as of the Specified Redemption Date. Common Units issued upon a purchase of the Tendered Units by the Partnership pursuant to this Section 2.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Partnership in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

          (c)   Notwithstanding anything to the contrary, (i) the Operating Company may not elect to exchange for the Cash Amount under Section 2.1(a) and (ii) the Partnership may not elect to purchase the Tendered Units under Section 2.1(b) for the Cash Purchase Price, unless the Operating Company and/or the Partnership (as applicable) shall have available to it sufficient immediately available funds to pay the Cash Amount or the Cash Purchase Price, as applicable.

          (d)   Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to Section 2.1(a) or purchase of Tendered Units by the Partnership pursuant to Section 2.1(b) hereof:

              (i)  Without the consent of the Partnership, a Participating Holder may not effect a Redemption for less than two thousand (2,000) Units or, if such Participating Holder holds less than two thousand (2,000) Units, all of the Units held by such Participating Holder.

             (ii)  If (A) a Participating Holder surrenders Tendered Units during the period after the Record Date with respect to a distribution payable to Record Holders (as such term is defined in the OpCo Limited Liability Company Agreement) of OpCo Common Units, and before the record date established by the Partnership for a distribution to its unitholders of some or all of its portion of such Operating Company distribution, and (B) the Partnership elects to purchase any of such Tendered Units pursuant to Section 2.1(b), then such Participating Holder shall pay to the Partnership on the Specified Redemption Date an amount in cash equal to such Operating Company distribution paid or payable in respect of such Tendered Units.

            (iii)  Notwithstanding anything to the contrary herein, the consummation of such Redemption pursuant to Section 2.1(a) hereof or a purchase of Tendered Units by the Partnership pursuant to Section 2.1(b) hereof, as the case may be, shall not be permitted to the extent the Partnership reasonably determines that such Redemption or purchase would be prohibited by applicable law or regulation (including, without limitation, the Securities Act, the Delaware Act or the Delaware LLC Act).

          (e)   The Partnership, the Operating Company and each Participating Holder shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Operating Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any Common Units are to be delivered in a name other than that of a Participating Holder, then such Participating Holder and/or the person in whose name such units are to be delivered shall pay to the Operating Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Partnership that such tax has been paid or is not payable.

        Section 2.2    Expiration.    In the event that the Operating Company is dissolved pursuant to the OpCo Limited Liability Company Agreement, any Exchange Right pursuant to Section 2.1 of this Agreement shall terminate upon final distribution of the assets of the Operating Company pursuant to the terms and conditions of the OpCo Limited Liability Company Agreement.

        Section 2.3    Adjustment.    If there is any reclassification, reorganization, recapitalization or other similar transaction in which the OpCo Common Units, Common Units or Class B Units, as applicable, are converted or changed into another security, securities or other property, then upon any subsequent Exchange, each Participating Holder shall be entitled to receive the amount of such security, securities or other property that such Participating Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the OpCo Common Units, Common Units or Class B Units, as applicable, are converted or changed into another security, securities or other property, this Section 2.3 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to "OpCo Common Units," "Common Units" or "Class B Units" shall be deemed to include, any security, securities or other property of the Operating Company or the Partnership, as applicable, which may be issued in respect of, in exchange for or in substitution of the OpCo Common Units, Common Units or Class B Units, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

ARTICLE III
MISCELLANEOUS PROVISIONS

        Section 3.1    Notices.    All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing addressed as indicated below, and any communication or delivery hereunder shall be deemed to have been duly delivered upon the earliest of: (a) actual receipt by the Party to be notified if delivered by hand; (b) if sent by U.S. certified mail, postage prepaid, return receipt requested, then the date shown as received on the return notice; (c) if by email, then upon the earlier of (i) a reply by the intended recipient whether by email or otherwise; provided that such intended recipient shall have an affirmative duty to reply promptly upon receipt if received during business hours; and provided further, that an automated response from the email account or server of the intended recipient shall not constitute an affirmative reply or (ii) on the first Business Day after transmission (and sender shall bear the burden of proof of delivery); or (d) if by Federal Express overnight delivery (or other reputable overnight delivery service), the date shown on the notice of delivery. In any case hereunder in which a Party is required or permitted to respond to a notice from another Party within a specified period, such period shall run from the date on which the notice was deemed duly given as above provided, and the response shall be considered to be timely given if given as above provided by the last day of the period provided for such response. Addresses for all such notices and communication shall be as follows:

    If to the Partnership:

      Kimbell Royalty Partners, LP
      777 Taylor Street, Suite 810
      Fort Worth, TX 76102
      Email: davis@kimbellrp.com
      Attention: R. Davis Ravnaas

    With a copy to (which shall not constitute notice):

      Baker Botts L.L.P.
      910 Louisiana Street
      Houston, TX 77002

      Email: jason.rocha@bakerbotts.com and
      joshua.davidson@bakerbotts.com
      Attention: Jason A. Rocha and Josh Davidson

    If to the General Partner:

      Kimbell Royalty Partners, LP
      777 Taylor Street, Suite 810
      Fort Worth, TX 76102
      Email: davis@kimbellrp.com
      Attention: R. Davis Ravnaas

    With a copy to (which shall not constitute notice):

      Baker Botts L.L.P.
      910 Louisiana Street
      Houston, TX 77002

      Email: jason.rocha@bakerbotts.com and
      joshua.davidson@bakerbotts.com
      Attention: Jason A. Rocha and Josh Davidson

    If to the Operating Company:

      Kimbell Royalty Partners, LP
      777 Taylor Street, Suite 810
      Fort Worth, TX 76102
      Email: davis@kimbellrp.com
      Attention: R. Davis Ravnaas

    With a copy to (which shall not constitute notice):

      Baker Botts L.L.P.
      910 Louisiana Street
      Houston, TX 77002
      Email: jason.rocha@bakerbotts.com and
      joshua.davidson@bakerbotts.com
      Attention: Jason A. Rocha and Josh Davidson

    If to the Kimbell Art Foundation:

      Kimbell Art Foundation
      301 Commerce Street, Suite 2300
      Fort Worth, TX 76102

      Email: kafinvest@kimbellmuseum.org,
      bcline@kimbellmuseum.org and mrich@kimbellmuseum.org
      Attention: Ben J. Fortson

    If to Haymaker Minerals & Royalties, LLC:

      c/o Kayne Anderson Capital Advisors
      811 Main Street, 14th Floor
      Houston, TX 77002
      Email: kbrophy@kaynecapital.com
      Attention: Kevin Brophy—General Counsel

    With a copy to (which shall not constitute notice):

      DLA Piper LLP (US)
      1000 Louisiana Street, Suite 2800
      Houston, TX 77002
      Email: jack.langlois@dlapiper.com
      Attention: Jack Langlois

    If to EIGF Aggregator III LLC:

      c/o Kohlberg Kravis Roberts & Co. L.P.
      600 Travis Street, Suite 7200
      Houston, TX 77002
      Email: dash.lane@kkr.com
      Attention: Dahiell Lane

    With a copy to (which shall not constitute notice):

      Kirkland & Ellis LLP
      609 Main Street, Suite 4500
      Houston, TX 77002
      Email: john.pitts@kirkland.com and
      david.castro@kirkland.com
      Attention: John D. Pitts, P.C. and David M. Castro, Jr., P.C.

    If to TE Drilling Aggregator LLC:

      c/o Kohlberg Kravis Roberts & Co. L.P.
      600 Travis Street, Suite 7200
      Houston, TX 77002
      Email: dash.lane@kkr.com
      Attention: Dahiell Lane

    With a copy to (which shall not constitute notice):

      Kirkland & Ellis LLP
      609 Main Street, Suite 4500
      Houston, TX 77002
      Email: john.pitts@kirkland.com and
      david.castro@kirkland.com
      Attention: John D. Pitts, P.C. and David M. Castro, Jr., P.C.

    If to Haymaker Management, LLC:

      5300 Memorial Drive, Suite 500
      Houston, TX 77380
      Email: vm@haymakerllc.com
      Attention: Vasilis Mouratoff

    With a copy to (which shall not constitute notice):

      Kirkland & Ellis LLP
      609 Main Street, Suite 4500
      Houston, TX 77002
      Email: john.pitts@kirkland.com and
      david.castro@kirkland.com
      Attention: John D. Pitts, P.C. and David M. Castro, Jr., P.C.

or to such other address or addresses as the Parties may from time to time designate in writing.

        Section 3.2    Time Is of the Essence.    Time is of the essence of this Agreement; provided, however, and notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.

        Section 3.3    Assignment; Additional Participating Holders.    No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any such assignment by a Party without prior written approval of the other Parties shall be deemed invalid and not binding on such other Parties. Notwithstanding the foregoing, nothing contained in this Agreement shall preclude or require the prior written approval of the other Parties for (i) any transfer or other assignment of a Participating Holder's rights, title, interests and obligations under this Agreement to one or more assignees of such Participating Holder in a transfer or other assignment permitted pursuant to Article IV of the Partnership Agreement and Article IV of the OpCo Limited Liability Company Agreement, subject to such assignees' execution and delivery to the Operating Company and the Partnership of a joinder in substantially the form attached hereto as Annex A; provided, that not withstanding the foregoing, Haymaker Management, LLC's consent rights with respect to amendments of this Agreement pursuant to Section 3.9(v) shall not be assignable; (ii) any pledge, hypothecation or other transfer or assignment of a Party's rights, title and interest under this Agreement, including any amounts payable to such Party under this Agreement, to a bona fide Financing Party as security for debt financing to such Party or one of its Affiliates; or (iii) the assignment of such rights, title and interest under this Agreement upon exercise of remedies by a Financing Party following a default by such Party or one of its Affiliates under the financing agreements entered into with the Financing Parties. To the extent the Operating Company issues OpCo Common Units and the Partnership issues Class B Units in the future, then the holder of such OpCo Common Units and Class B Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form attached hereto as Annex A, whereupon such holder shall become a Participating Holder hereunder.

        Section 3.4    Rights of Third Parties.    Nothing expressed or implied in this Agreement is intended to or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement.

        Section 3.5    Headings.    The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 3.6    Governing Law; Jurisdiction.

          (a)   This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to the Laws that might be applicable under conflicts of laws principles that would require the application of the Laws of another jurisdiction.

          (b)   The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties hereto arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in Harris County, Texas, and each of the Parties hereto irrevocably submits to the jurisdiction of such courts in respect of any legal proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above-specified courts. The Parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          (c)   To the extent that any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement, and (ii) submits to the personal jurisdiction of any court described in Section 3.6(b).

          (d)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

        Section 3.7    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

        Section 3.8    Entire Agreement.    This Agreement, together with each such other document contemplated hereby or in connection herewith and any amendments or supplements to any of the foregoing to which the Operating Company or Partnership are a party and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

        Section 3.9    Amendment.    This Agreement may be amended or modified in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement and is executed by (i) the Partnership, (ii) the Operating Company, (iii) Participating Holders holding a majority of the then outstanding OpCo Common Units (excluding OpCo Common Units held by the Partnership), (iv) the Participating Holders affiliated with (A) Kohlberg Kravis Roberts & Co. L.P. and (B) Kayne Anderson Capital Advisors for so long as such Participating Holders hold OpCo Common Units and (v) Haymaker Management, LLC for so long as it or its members (who were members at the time of their receipt of OpCo Common Units) hold OpCo Common Units.

        Section 3.10    Waiver.    No delay on the part of any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        Section 3.11    Specific Performance; Remedies.    The Parties acknowledge and agree (a) that each Party would be irreparably harmed by a breach by any other Party of any of such other Party's obligations under this Agreement and that the Parties would not have any adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and (b) that each non-breaching Party shall be entitled to injunctive relief, specific performance, and other equitable remedies against the breaching Party to enforce the performance by the breaching Party of its obligations under this Agreement (this being in addition to any other remedy to which the non-breaching Party may be entitled at law or in equity), and the Parties hereby consent and agree to such injunctive relief, specific performance, and other equitable remedies. Accordingly, each Party waives (i) any defenses in any action for specific performance pursuant to this Agreement that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

        Section 3.12    Counterparts; Effectiveness.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any electronic transmittal (PDF) copies hereof or signature hereon shall, for all purposes, be deemed originals.

        Section 3.13    Construction.    This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

        Section 3.14    Tax Matters.

          (a)   If the Partnership or the Operating Company shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, the Partnership or the Operating Company, as the case may be, shall be entitled to take any action that may be required in order to ensure compliance with such withholding requirements, including, without limitation, at its option withholding from, and paying over to the appropriate taxing authority, any consideration otherwise payable to a Participating Holder under this Agreement, and any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. Notwithstanding anything to the contrary herein, each of the Partnership and the Operating Company may withhold taxes pursuant to Sections 1445 and 1446(f) as a result of an Exchange unless such exchanging holder of Tendered Units delivers to the Partnership or the Operating Company, as the case may be, a certification or affidavit of non-foreign status in accordance with Treasury Regulation Section 1.1445-2(b) and Section 1446(f) of the Code.

          (b)   This Agreement shall be treated as part of the OpCo Limited Liability Company Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

KIMBELL ROYALTY PARTNERS, LP
By: Kimbell Royalty GP, LLC
Its: General Partner
By:
Name: R. Davis Ravnaas
Title: President and Chief Financial Officer
KIMBELL ROYALTY GP, LLC
By:
Name: R. Davis Ravnaas
Title: President and Chief Financial Officer
KIMBELL ROYALTY OPERATING, LLC
By:
Name: R. Davis Ravnaas
Title: President and Chief Financial Officer
KIMBELL ART FOUNDATION
By:
Name: Ben J. Fortson
Title: Vice President and Chief Investment Officer
HAYMAKER MINERALS & ROYALTIES, LLC
By:
Name: Vasilis Mouratoff
Title: Chief Financial Officer and General Counsel

[Signature Page to Exchange Agreement]

EIGF AGGREGATOR III LLC
By: EIGF Aggregator LLC
Its: Managing Member
By:
Name: David Rockecharlie
Title: Vice President
TE DRILLING AGGREGATOR LLC
By: KKR Energy Income and Growth Fund I- TE L.P.
Its: Sole Member
By: KKR Associates EIGF TE L.P.
Its: General Partner
By: KKR EIGF LLC
Its: General Partner
By:
Name: David Rockecharlie
Title: Vice President
HAYMAKER MANAGEMENT, LLC
By:
Name: Vasilis Mouratoff
Title: Chief Financial Officer and General Counsel

[Signature Page to Exchange Agreement]

Annex A
FORM OF JOINDER TO EXCHANGE AGREEMENT

        The undersigned is executing and delivering this joinder (this "Joinder") to that certain Exchange Agreement, dated as of [•], 2018 (as the same may be amended or supplemented from time to time hereafter, the "Exchange Agreement"), by and among Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"), Kimbell Royalty GP, LLC, a Delaware limited liability company, Kimbell Royalty Operating, LLC, a Delaware limited liability company (the "Operating Company"), and the Kimbell Art Foundation, a Texas non-profit corporation, Haymaker Minerals & Royalties, LLC, a Delaware limited liability company, EIGF Aggregator III LLC, a Delaware limited liability company, TE Drilling Aggregator LLC, a Delaware limited liability company, and Haymaker Management, LLC, a Texas limited liability company.

        By executing and delivering this Joinder to the Operating Company and the Partnership, the undersigned hereby agrees to become a party to the Exchange Agreement, and accepts, has the rights of and agrees to be bound by and subject to, and to comply with, the terms, conditions and provisions of the Exchange Agreement as a "Participating Holder" thereunder, as such term is defined therein, in the same manner as if the undersigned were an original signatory to the Exchange Agreement.

        Accordingly, the undersigned has executed and delivered this Joinder to the Exchange Agreement effective as of                        , 201      .

Accepted and Agreed:

By:
Name:

[Annex A]

EXHIBIT A
Form of Notice of Redemption

[Exhibit A]

C-A-1

NOTICE OF REDEMPTION

Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, TX 76102
Email: davis@kimbellrp.com
Attention: R. Davis Ravnaas

and

Kimbell Royalty Operating, LLC
c/o Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, TX 76102
Email: davis@kimbellrp.com
Attention: R. Davis Ravnaas

[•], 20

  Re: Notice of Redemption Pursuant to Exchange Agreement

Ladies and Gentlemen:

        Reference is made to that certain Exchange Agreement, dated as of [•], 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the "Exchange Agreement"), by and among (i) Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"); (ii) Kimbell Royalty GP, LLC, a Delaware limited liability company; (iii) Kimbell Royalty Operating, LLC, a Delaware limited liability company (the "Operating Company"); (iv) the Kimbell Art Foundation, a Texas non-profit corporation; (v) Haymaker Minerals & Royalties, LLC, a Delaware limited liability company; (vi) EIGF Aggregator III LLC, a Delaware limited liability company; (vii) TE Drilling Aggregator LLC, a Delaware limited liability company; and (viii) Haymaker Management, LLC, a Texas limited liability company (each of (iv)-(viii), a "Participating Holder"). Capitalized terms used in this Notice of Redemption but not otherwise defined in this Notice of Redemption shall have the respective meanings assigned to such terms in the Exchange Agreement.

        Pursuant to Section 2.1(a)(i) of the Exchange Agreement, the undersigned Participating Holder hereby exercises its right to require a Redemption of the Tendered Units set forth on Schedule A to this Notice of Redemption and notifies the Partnership and the Operating Company of the same.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

C-A-2

Sincerely,
PARTICIPATING HOLDER
[•]
By:
Name:
Title:

[Signature Page to Notice of Redemption]

C-A-3

Schedule A

Tendered Units

Participating Holder	OpCo Common Units	Class B Units
[•]	[•]	[•]

[Signature Page to Notice of Redemption]

C-A-4

EXHIBIT B
Form of Retraction Notice

[Exhibit B]

C-B-1

RETRACTION NOTICE

Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, TX 76102
Email: davis@kimbellrp.com
Attention: R. Davis Ravnaas

and

Kimbell Royalty Operating, LLC
c/o Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, TX 76102
Email: davis@kimbellrp.com
Attention: R. Davis Ravnaas

[•], 20

        Re: Retraction Notice Pursuant to Exchange Agreement

Ladies and Gentlemen:

        Reference is made to that certain Exchange Agreement, dated as of [•], 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the "Exchange Agreement"), by and among (i) Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"); (ii) Kimbell Royalty GP, LLC, a Delaware limited liability company; (iii) Kimbell Royalty Operating, LLC, a Delaware limited liability company (the "Operating Company"); (iv) the Kimbell Art Foundation, a Texas non-profit corporation; (v) Haymaker Minerals & Royalties, LLC, a Delaware limited liability company; (vi) EIGF Aggregator III LLC, a Delaware limited liability company; (vii) TE Drilling Aggregator LLC, a Delaware limited liability company; and (viii) Haymaker Management, LLC, a Texas limited liability company (each of (iv)-(viii), a "Participating Holder"). Capitalized terms used in this Retraction Notice but not otherwise defined in this Retraction Notice shall have the respective meanings assigned to such terms in the Exchange Agreement.

        Pursuant to Section 2.1(a)(ii) of the Exchange Agreement, the undersigned Participating Holder hereby exercises its right to retract the previously delivered Notice of Redemption, dated as of [•], 20      and notifies the Partnership and the Operating Company of the same.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to Notice of Redemption]

C-B-2

Sincerely,
PARTICIPATING HOLDER
[•]
By:
Name:
Title:

[Signature Page to Notice of Redemption]

C-B-3

EXHIBIT C

Form of Settlement Method Notice

[Exhibit C]

C-C-1

SETTLEMENT METHOD NOTICE

[Participating Holder]
[•]
[•]
Email: [•]
Attention: [•]

[•], 20

  Re: Notice of Settlement Method Pursuant to Exchange Agreement

Ladies and Gentlemen:

        Reference is made to that certain Exchange Agreement, dated as of [•], 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the "Exchange Agreement"), by and among (i) Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"); (ii) Kimbell Royalty GP, LLC, a Delaware limited liability company; (iii) Kimbell Royalty Operating, LLC, a Delaware limited liability company (the "Operating Company"); (iv) the Kimbell Art Foundation, a Texas non-profit corporation; (v) Haymaker Minerals & Royalties, LLC, a Delaware limited liability company; (vi) EIGF Aggregator III LLC, a Delaware limited liability company; (vii) TE Drilling Aggregator LLC, a Delaware limited liability company; and (viii) Haymaker Management, LLC, a Texas limited liability company (each of (iv)-(viii), a "Participating Holder"). Capitalized terms used in this Settlement Method Notice but not otherwise defined in this Settlement Method Notice shall have the respective meanings assigned to such terms in the Exchange Agreement.

        Pursuant to Section 2.1(a)(iii) of the Exchange Agreement, in response to the Notice of Redemption, dated as of [•], 20    delivered by the applicable Participating Holder to which this Settlement Method Notice is addressed, the Operating Company hereby elects to settle the Exchange by payment of either the Common Unit Amount or the Cash Amount on the Specified Redemption Date as set forth on Schedule A to this Settlement Method Notice and notifies such Participating Holder of the same.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to Notice of Redemption]

C-C-2

Sincerely,
OPERATING COMPANY:
KIMBELL ROYALTY OPERATING, LLC
By
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer

[Signature Page to Settlement Method Notice]

C-C-3

Schedule A

Settlement Method and Specified Redemption Date

Participating Holder	Tendered Units	Common Unit Amount or Cash Amount	Amount of Consideration	Specified Redemption Date
[•]	[•]	[Common Unit Amount] / / [Cash Amount]	[Units] / / $[•]	[•]

[Signature Page to Settlement Method Notice]

C-C-4

EXHIBIT D
Form of Exercise Notice

[Exhibit D]

C-D-1

EXERCISE NOTICE

Kimbell Royalty Operating, LLC
c/o Kimbell Royalty Partners, LP
777 Taylor Street, Suite 810
Fort Worth, TX 76102
Email: davis@kimbellrp.com
Attention: R. Davis Ravnaas

and

[Participating Holder]
[•]
[•]
Email: [•]
Attention: [•]

[•], 20

        Re: Exercise Notice Pursuant to Exchange Agreement

Ladies and Gentlemen:

        Reference is made to that certain Exchange Agreement, dated as of [•], 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the "Exchange Agreement"), by and among (i) Kimbell Royalty Partners, LP, a Delaware limited partnership (the "Partnership"); (ii) Kimbell Royalty GP, LLC, a Delaware limited liability company; (iii) Kimbell Royalty Operating, LLC, a Delaware limited liability company (the "Operating Company"); (iv) the Kimbell Art Foundation, a Texas non-profit corporation; (v) Haymaker Minerals & Royalties, LLC, a Delaware limited liability company; (vi) EIGF Aggregator III LLC, a Delaware limited liability company; (vii) TE Drilling Aggregator LLC, a Delaware limited liability company; and (viii) Haymaker Management, LLC, a Texas limited liability company (each of (iv)-(viii), a "Participating Holder"). Capitalized terms used in this Exercise Notice but not otherwise defined in this Exercise Notice shall have the respective meanings assigned to such terms in the Exchange Agreement.

        Pursuant to Section 2.1(b) of the Exchange Agreement, the Partnership hereby exercises its right to purchase an Applicable Percentage of Tendered Units by payment of either the Unit Purchase Price or Cash Purchase Price on the Specified Redemption Date as set forth on Schedule A to this Exercise Notice and notifies the Operating Company and the applicable Participating Holder of the same.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[Signature Page to Settlement Method Notice]

C-D-2

Sincerely,
PARTNERSHIP:
KIMBELL ROYALTY PARTNERS, LP
By:	Kimbell Royalty GP, LLC
Its:	General Partner
By:
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer

[Signature Page to Exercise Notice]

C-D-3

Schedule A

Election to Purchase Tendered Units

Participating Holder	Applicable Percentage of Tendered Units	Unit Purchase Price or Cash Purchase Price	Amount of Consideration	Specified Redemption Date
[•]	[•]	[Unit Purchase Price] / / [Cash Purchase Price]	[Units] / / $[•]	[•]

[Schedule A]

C-D-4

Exhibit D

Form of Haymaker Minerals Joint Instruction Letter

Exhibit D

JOINT LETTER OF INSTRUCTION

[    •    ], 2018
Citibank, N.A.
Citi Private Bank
153 East 53rd Street, 18th Floor
New York, NY 10022
Email: john.p.howard@citi.com
Telephone: (212) 783-7109
Facsimile: (212) 783-7131
Attention: John P. Howard

  Re:    Joint Instruction Pursuant to Escrow Agreement

Ladies and Gentlemen:

        Reference is made to that certain Escrow Agreement, dated as of May 28, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the "Escrow Agreement"), between Haymaker Minerals & Royalties, LLC ("Seller"), Kimbell Royalty Partners, LP ("Buyer"), and Citibank, National Association, as escrow agent ("Escrow Agent"). Capitalized terms used in this joint instruction letter (this "Letter") but not otherwise defined in this Letter shall have the respective meanings assigned to such terms in the Escrow Agreement.

        Pursuant to Section 4(a) of the Escrow Agreement, Buyer and Seller hereby instruct the Escrow Agent to release to Buyer the 400,000 Common Units of Buyer held in the General Escrow Account and to receive into the General Escrow Account 400,000 Class B Units of Buyer and 400,000 Common Units of Kimbell Royalty Operating, LLC (such units, the "Replacement Escrow Units"). Buyer and Seller further instruct the Escrow Agent that following the deposit into the General Escrow Account of the Replacement Escrow Units, such Replacement Escrow Units shall be deemed the "Indemnity Escrow Units" for all purposes under the Escrow Agreement and shall be allocated to each Seller Holder in the amount set forth next to such Seller Holder's name on Schedule A attached hereto.

        The Buyer and Seller hereby instruct the Escrow Agent to deliver the 400,000 Common Units of Buyer to the address specified below via overnight courier:

  American Stock Transfer Trust & Company, LLC
  Attn: Barbara Robbins
  1524 Sunnyslope Drive
  Carrollton, Texas 75007

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Sincerely,
SELLER:
HAYMAKER MINERALS & ROYALTIES, LLC
By
	Name:	Vasilis Mouratoff
	Title:	Chief Financial Officer and General Counsel
BUYER:
KIMBELL ROYALTY PARTNERS, LP
By:	Kimbell Royalty GP, LLC
Its:	General Partner
By:
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer

[Signature Page to Joint Instruction Letter to Escrow Agent]

Schedule A
Replacement Escrow Unit Allocation

Entity	Class B Units of Buyer	Common Units of Kimbell Royalty Operating, LLC
Haymaker Minerals & Royalties, LLC	400,000	400,000

[Schedule A]

Exhibit E

Form of Haymaker Resources Joint Instruction Letter

Exhibit E

JOINT LETTER OF INSTRUCTION

[    •    ], 2018
Citibank, N.A.
Citi Private Bank
153 East 53rd Street, 18th Floor
New York, NY 10022
Email: john.p.howard@citi.com
Telephone: (212) 783-7109
Facsimile: (212) 783-7131
Attention: John P. Howard

  Re:    Joint Instruction Pursuant to Escrow Agreement

Ladies and Gentlemen:

        Reference is made to that certain Escrow Agreement, dated as of May 28, 2018 (as amended, restated, supplemented, waived or otherwise modified from time to time, the "Escrow Agreement"), between Haymaker Resources, LP ("Seller"), Kimbell Royalty Partners, LP ("Buyer"), and Citibank, National Association, as escrow agent ("Escrow Agent"). Capitalized terms used in this joint instruction letter (this "Letter") but not otherwise defined in this Letter shall have the respective meanings assigned to such terms in the Escrow Agreement.

        Pursuant to Section 4(a) of the Escrow Agreement, Buyer and Seller hereby instruct the Escrow Agent to release to Buyer the 600,000 Common Units of Buyer held in the General Escrow Account and to receive into the General Escrow Account 600,000 Class B Units of Buyer and 600,000 Common Units of Kimbell Royalty Operating, LLC (such units, the "Replacement Escrow Units"). Buyer and Seller further instruct the Escrow Agent that following the deposit into the General Escrow Account of the Replacement Escrow Units, such Replacement Escrow Units shall be deemed the "Indemnity Escrow Units" for all purposes under the Escrow Agreement and shall be allocated to each Seller Holder in the amount set forth next to such Seller Holder's name on Schedule A attached hereto.

        The Buyer and Seller hereby instruct the Escrow Agent to deliver the 600,000 Common Units of Buyer to the address specified below via overnight courier:

  American Stock Transfer Trust & Company, LLC
  Attn: Barbara Robbins
  1524 Sunnyslope Drive
  Carrollton, Texas 75007

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Sincerely,
SELLER:
HAYMAKER RESOURCES, LP
By:	Haymaker Resources GP, LLC
Its:	General Partner
By
	Name:	Dashiell Lane
	Title:	Vice President
BUYER:
KIMBELL ROYALTY PARTNERS, LP
By:	Kimbell Royalty GP, LLC
Its:	General Partner
By:
	Name:	R. Davis Ravnaas
	Title:	President and Chief Financial Officer

[Signature Page to Joint Instruction Letter to Escrow Agent]

Schedule A
Replacement Escrow Unit Allocation

Entity	Class B Units of Buyer	Common Units of Kimbell Royalty Operating, LLC
EIGF Aggregator III LLC	443,989	443,989
TE Drilling Aggregator LLC	30,311	30,311
Haymaker Management, LLC	125,700	125,700

[Schedule A]